UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LA JOLLA PHARMACEUTICAL COMPANY
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LA JOLLA PHARMACEUTICAL COMPANY

4370 La Jolla Village Drive, Suite 400

San Diego, CA 92122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 11, 2012

You are cordially invited to attend an Annual Meeting (the “Annual Meeting”) of Stockholders of La Jolla Pharmaceutical Company (the “Company”). The meeting will be held at our offices, located at 4370 La Jolla Village Drive, Suite 400 San Diego, California, on May 11, 2012 at 10:00 a.m., local time. The Annual Meeting will be held for the following purposes:

1.	To elect one Class I director to serve until the Company’s 2015 Annual Meeting of Stockholders, and one Class III director to serve until the Company’s 2014 Annual Meeting of Stockholders;

2.	To ratify BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.	To vote on a proposal to amend the La Jolla Pharmaceutical Company 2010 Equity Incentive Plan to increase the number of shares that are available for issuance thereunder;

4.	To approve our change in corporate domicile from Delaware to California; and

5.	To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 11, 2012 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

The Company’s Board of Directors has carefully reviewed and considered the foregoing proposals and has concluded that each proposal is in the best interests of the Company and its stockholders. Therefore, the Company’s Board of Directors has approved each proposal and recommends that you vote FOR all of the foregoing proposals.

It is very important that your shares be represented at the Annual Meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the Annual Meeting, the Company urges you to vote promptly by completing, dating, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope, or by voting via the telephone or the Internet as instructed in these materials. This will not limit your right to attend or vote at the Annual Meeting. You may revoke your proxy at any time before it has been voted at the meeting.

By Order of the Board of Directors,

/s/ George F. Tidmarsh

George F. Tidmarsh, M.D., Ph.D.
President, Chief Executive Officer and Secretary

San Diego, California

April 16, 2012

I M P O R T A N T

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE VIA THE INTERNET OR OVER THE TELEPHONE AS INSTRUCTED THE ENCLOSED PROXY STATEMENT OR, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY CARD ISSUED IN YOUR NAME FROM THAT INTERMEDIARY. A MAJORITY IN VOTING POWER OF THE OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM.

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

May 11, 2012 at 10:00 a.m., local time

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of La Jolla Pharmaceutical Company (the “Company”) for use at the Annual Meeting, to be held on May 11, 2012, at 10:00 a.m., local time. The Annual Meeting will be held at our offices, located at 4370 La Jolla Village Drive, Suite 400, San Diego, California. This proxy statement is being mailed to our stockholders on or about April 20, 2012.

Only stockholders of record at the close of business on April 11, 2012 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, [            ] shares of common stock were issued and outstanding, held by [            ] holders of record. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Shares cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. The presence, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting and any adjournment or postponement thereof.

Our Board has selected George Tidmarsh to serve as proxy at the Annual Meeting. The shares of common stock represented by each executed and returned proxy will be voted in accordance with the directions indicated on the proxy. If you sign your proxy card without giving specific instructions, the Company will vote your shares “FOR” the proposals being made at the Annual Meeting. The proxy also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that properly may be presented for action at the Annual Meeting; we currently know of no other business to be presented.

Any proxy given may be revoked by the person giving it at any time before it is voted at the Annual Meeting. If you have not voted through your broker, there are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the Company’s secretary stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card, but it must bear a later date than the original proxy, or you may submit new proxy instructions via the telephone or the Internet. Third, you may vote in person at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change your vote. Your last vote will be the vote that is counted.

We will provide copies of this proxy statement and accompanying materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may solicit proxies by telephone, facsimile, or personal solicitation. We will not pay additional compensation for any of these services.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE ANNUAL MEETING

Q.	Why am I receiving these proxy materials?

A.	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date. As a stockholder of record, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q.	Who is entitled to vote at the Annual Meeting?

A.	Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote at the meeting, and at any postponements or adjournments thereof. At the close of business on the Record Date, there were [ ] shares of common stock outstanding held by [ ] holders of record.

Q.	How many shares must be present to conduct business?

A.	The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of our common stock at the close of business on the Record Date will constitute a quorum. A quorum is required to conduct business at the meeting.

Q.	What will be voted on at the Annual Meeting?

A.	The items of business scheduled to be voted on at the meeting are as follows:

1.	Election of one Class I director to serve until the Company’s 2015 Annual Meeting of Stockholders, and one Class III director to serve until the Company’s 2014 Annual Meeting of Stockholders;

2.	Ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.	Approval of an amendment to the La Jolla Pharmaceutical Company 2010 Equity Incentive Plan to increase the number of shares that are available for issuance thereunder; and

4.	Approval of our change in corporate domicile from Delaware to California.

Q.	How does the Board recommend that I vote?

A.	Our Board recommends that you vote your shares “FOR” approval of all proposals set forth herein.

Q.	What shares can I vote at the Annual Meeting?

A.	You may vote all shares of common stock owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.	Most of our stockholders hold their shares of common stock through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered to be, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy via the telephone, or vote by proxy on the Internet. We have enclosed a proxy card for you to use, which also contains instructions on how to vote via the telephone or on the Internet.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you from that organization together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q.	How can I vote my shares without attending the Annual Meeting?

A.	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. Stockholders of record of our common stock may vote by proxy using the enclosed proxy card, or vote over the telephone or Internet. Stockholders who hold shares beneficially in street name may cause their shares to be voted by proxy using the proxy card provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope, or vote via the telephone, or on the Internet.

Q.	How can I vote my shares in person at the Annual Meeting?

A.	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Q.	Is my vote confidential?

A.	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to the Company’s management.

Q.	How are votes counted?

A.	If you provide specific instructions with regard to an item, your shares will be voted as you instruct on such item. If you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” each proposal, “FOR” the nominees identified herein and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting).

Q.	What is a “broker non-vote”?

A.

A broker non-vote occurs when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers, dissolutions or stockholder proposals. Your broker will NOT be able to vote your shares with respect to the election of directors, the proposed amendment to the 2010 Equity Incentive Plan or the proposed change in corporate domicile from Delaware to California if you have not provided directions to your broker. We strongly encourage you to submit your voting instruction card and exercise your right to vote as a stockholder.

Broker non-votes will have the same effect as votes “AGAINST” the proposal to change our corporate domicile from Delaware to California, but will have no effect on the election of directors or the proposals to ratify selection of the independent registered public accounting firm or amend the 2010 Equity Incentive Plan to increase the number of shares that are available for issuance thereunder.

Q.	How are abstentions counted?

A.	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes entitled to vote with respect to a proposal, but they will not be voted on any matter at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions will be entirely excluded from the vote and will have no effect on its outcome.

With regard to ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 and amendment of the 2010 Equity Incentive Plan, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required for approval. Accordingly, abstentions will not be voted in favor of such proposals and will have the same effect as a vote “AGAINST” the proposals.

With regard to the proposal to change our corporate domicile from Delaware to California, the affirmative vote of the stockholders holding a majority of the outstanding shares of common stock is required. Accordingly, abstentions will not be voted in favor of changing our corporate domicile and will have the same effect as a vote “AGAINST” the proposal.

Q.	What should I do if I receive more than one proxy?

A.	You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Q.	Who is soliciting my vote and who is paying the costs?

A.	Your vote is being solicited on behalf of the Board, and the Company will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement.

Q.	How can I find out the results of the voting?

A.	We intend to announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K within four business days following the meeting.

Q.	Whom should I contact if I have questions?

A.	If you have any additional questions about the Annual Meeting or the proposals presented in this proxy statement, you should contact:

George Tidmarsh, President, Chief Executive Officer and Secretary

La Jolla Pharmaceutical Company

4370 La Jolla Village Drive, Suite 400

San Diego, CA 92122

(858) 452-6600

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors

Our Certificate of Incorporation (“Charter”) provides for a Board that is divided into three classes. The term for each class is three years, staggered over time. The total authorized number of directors is currently fixed at three directors. Currently, the Class I director (whose term expires at the Annual Meeting) is Saiid Zarrabian. Class II is currently vacant. The Class III director, whose term will expire at the 2014 annual meeting of stockholders, is George Tidmarsh. The Class I director elected at the Annual Meeting will hold office until the 2015 annual meeting of stockholders and the Class III director elected at the Annual Meeting will hold office until the 2014 annual meeting of stockholders, and in each case until their successors are elected and qualified, unless they resign or their seats become vacant due to death, removal, or other cause in accordance with our Bylaws.

If Proposal 4 is approved and our corporate domicile is changed from Delaware to California, we will adopt new Articles of Incorporation (the “Articles”) to govern our company as a California corporation, which Articles will not provide for a classified board of directors. In this case, each of Mr. Zarrabian and Dr. Tidmarsh will serve as directors for a one-year term until the 2013 annual meeting of stockholders.

Both nominees for election as directors at the Annual Meeting are incumbent directors and have indicated their willingness to serve if elected. Unless authority to vote for either of the nominees is withheld in a proxy, shares represented by proxies will be voted FOR both nominees. In the event that either of the nominees for director becomes unavailable for re-election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee, if any, as the Board may propose. Proxies cannot be voted for more than two directors, the number of nominees identified herein.

The biographies of our directors and their ages as of March 1, 2012 are set forth below.

Nominees for Director

Class I:

The person listed below is nominated for election to Class I of the Board to serve a three-year term ending at the 2015 annual meeting of stockholders and until his successor is elected and qualified. Our Board recommends that you vote FOR the following nominee.

Saiid Zarrabian, 59, joined us in January 2012 as a director. Mr. Zarrabian currently serves as the President and Chief Executive Officer of Cyntellect Inc., and has served in these positions since March 2010. Since January of 2002, Mr. Zarrabian has performed executive consulting services for a variety of small- to mid-sized companies including BioBlocks, eMolecules, Invitrogen, and SciTegic, where he served as executive consultant and acting Chief Operating Officer until the company was acquired by Accelrys. Prior to 2002, Mr. Zarrabian served as President and Chief Operating Officer of Senomyx, Inc., as Chief Operating Officer of Pharmacopeia, Inc., and President and Chief Operating Officer of Molecular Simulations Inc. Mr. Zarrabian has previously served on the Board of Directors of Penwest pharmaceuticals, a public drug discovery and delivery company, and eMolecules, Inc., a chemistry ecommerce portal company, and currently serves on the board of biopharmaceutical companies Cyntellect Inc. and Ambit Biosciences. The Board has determined that Mr. Zarrabian should serve on our Board in light of his substantial experience in the pharmaceutical industry.

Class III:

The person listed below is nominated for election to Class III of the Board to serve a two-year term ending at the 2014 annual meeting of stockholders and until his successor is elected and qualified. Our Board recommends that you vote FOR the following nominee.

George F. Tidmarsh, M.D., Ph.D., 52, President, Chief Executive Officer and Secretary, joined us in January 2012 as a director and as President, Chief Executive Officer and Secretary. Prior to joining the Company,

Dr. Tidmarsh was the Chief Executive Officer of Solana Therapeutics, Inc. since August 2011. Dr. Tidmarsh also served as Senior Vice President and Chief Scientific Officer of Spectrum Pharmaceuticals, Inc. from July 2010 to July 2011. He has been an Associate Professor of Neonatology at Stanford University School of Medicine since October 2010, founded and was the Chief Executive Officer of Metronome Therapeutics, Inc. from March 2006 to July 2010 and founded and was the Chief Executive Officer of Horizon Pharma, Inc. from September 2005 to July 2008. Mr. Tidmarsh currently serves on the board of Anavex Life Sciences Corp., a biopharmaceutical company. The Board has concluded that Dr. Tidmarsh should serve on our Board based on his positions as President and Chief Executive Officer of our Company, as well as his substantial experience in the pharmaceutical industry.

Vote Required

The nominees for each of the Class I and Class III directors who receive the greatest number of affirmative votes of the shares present in person or by proxy will be elected as directors for that class. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the election of directors, except to the extent that the failure to vote for an individual will result in another individual receiving a larger proportion of the votes cast. Proxies solicited by the Board will be voted for this proposal unless you specify otherwise in your proxy.

Your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your voting instruction card and exercise your right to vote as a stockholder.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the nominees identified above.

PROPOSAL 2: RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has selected BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012. BDO has served as our independent registered public accounting firm since January 2011. Representatives of BDO are expected to be at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The dismissal of Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm and the appointment of BDO was approved on January 14, 2011, and BDO commenced auditing our financial statements for the year ended December 31, 2010.

The selection of our independent registered public accounting firm is not required to be submitted for stockholder approval. Nonetheless, the Board is seeking ratification of its selection of BDO as a matter of further involving our stockholders in our corporate affairs. If the stockholders do not ratify this selection, the Board will reconsider its selection of BDO and will either continue to retain the firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Board may, in its sole discretion, determine to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Change in Independent Registered Public Accounting Firm

On January 14, 2011, the audit committee of the Board approved the engagement of BDO as our independent registered public accounting firm for the fiscal year ended December 31, 2010 and dismissed E&Y as our independent registered public accounting firm.

The audit reports of E&Y on the Company’s financial statements, as of and for the fiscal years ended December 31, 2009 and December 31, 2008, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that each of these reports contained an explanatory paragraph expressing substantial doubt as to the Company’s ability to continue as a going concern as a result of recurring losses and a large accumulated deficit.

The audit report of E&Y on the effectiveness of internal control over financial reporting as of December 31, 2008, did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. No audit report on the effectiveness of internal control over financial reporting was required as of December 31, 2009.

During the fiscal years ended December 31, 2010, 2009 and 2008, and from January 1, 2011 through January 14, 2011: (1) the Company had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports; and (2) there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2010, 2009 and 2008, and from January 1, 2011 through January 14, 2011, the Company did not consult with BDO regarding: (1) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter or reportable event set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present, is required to approve this proposal. Proxies solicited by the Board will be voted for this proposal unless you specify otherwise in your proxy.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm.

AUDIT FEES

Independent Registered Public Accounting Firm and Fees

The following table presents the aggregate fees agreed to by the Company for the annual and statutory audits for fiscal years ended December 31, 2010 and 2011, and all other fees paid by us during 2010 and 2011 to BDO and E&Y:

	2010		2011
	BDO	E&Y	BDO	E&Y
Audit Fees	$51,500	$135,024	$88,435	$—
Audit Related Fees	—	—	3,000	10,000
Tax Fees	—	10,000	8,413	—
All Other Fees	—	—	—	—

Total	$51,500	$145,024	$99,848	$10,000

Audit Fees. The fees identified under this caption were for professional services rendered by BDO for the audit of our annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-Q for fiscal 2011, as well as the audit of our annual financial statements for fiscal 2010. The fees identified under this caption also include fees for professional services rendered by E&Y for the review of the financial statements included in our quarterly reports on Form 10-Q for fiscal 2010. In addition, the amounts also include fees for services that are normally provided by the auditor in connection with regulatory filings and engagements for the years identified. Audit fees in 2010 include an aggregate of $5,000 in fees paid in connection with our filing of a registration statement on Form S-8.

Audit Related Fees. Audit related fees in 2011 consist of an aggregate of $10,000 in fees paid to E&Y in connection with their consent and the transition of the audit engagement to BDO. Additionally, $3,000 in audit related fees were paid to BDO in connection with their review of certain derivative valuation reports.

Tax Fees. Tax fees consist principally of assistance related to tax compliance and reporting.

Pre-approval Policy. All services provided by our independent registered public accounting firm are approved in advance. All engagements of BDO and E&Y in 2010 and 2011 were pre-approved.

PROPOSAL 3: AMENDMENT TO THE 2010 EQUITY INCENTIVE PLAN

The maximum number of shares of our common stock that may be issued pursuant to awards under the La Jolla Pharmaceutical Company 2010 Plan (the “2010 Plan”) is currently 17,000 shares. As of March 1, 2012, options covering a total of approximately 16 shares are outstanding under the 2010 Plan. Accordingly, 16,984 shares remain available for new grants. We use the 2010 Plan to provide meaningful equity incentives to recruit, retain and reward qualified employees, consultants and directors of appropriate experience and stature. By increasing stock ownership, we hope to align the interests of qualified employees, consultants and directors with the interests of our stockholders. Our Board has unanimously approved, subject to stockholder approval, an amendment to the 2010 Plan to increase the number of shares authorized for issuance under the 2010 Plan and to provide for periodic automatic adjustments in the number of shares available for issuance under the 2010 Plan through June 30, 2015, each as described below under the caption “Securities Subject to the 2010 Plan.”

The following is a summary of the principal features of the 2010 Plan. The summary below is qualified in its entirety by the terms of the 2010 Plan, as proposed to be amended, a copy of which is attached hereto as Appendix A and is incorporated by reference herein.

General Provisions of the 2010 Plan

Purpose. The purpose of the 2010 Plan is to advance our and our stockholders’ interests by providing eligible persons with financial incentives to promote the success of our business objectives, by increasing eligible persons’ proprietary interest in us and by giving us a means to attract and retain employees and directors of appropriate experience and stature.

Administration, Amendment and Termination. The 2010 Plan is administered by the Board. The Board has the authority to: interpret the 2010 Plan and any agreements defining the rights and obligations of recipients of awards granted under the 2010 Plan; determine the terms and conditions of awards; prescribe, amend and rescind the rules and regulations under the 2010 Plan; and make all other determinations necessary or advisable for the administration of the 2010 Plan.

The Board, in its discretion, selects from the class of eligible persons those individuals to whom awards will be granted and determines the nature, dates, amounts, exercise prices, vesting periods and other relevant terms of such awards. The Board may modify the terms and conditions of an award, which shall require the consent of the recipient of such award if the modification will adversely affect the recipient’s rights under the award. However, outstanding options may not be repriced without stockholder approval. In addition, the Board has the authority to determine (i) the terms of initial awards granted to non-employee directors upon their first becoming a non-employee director and (ii) annual grants of awards to such non-employee directors on the date of each subsequent annual meeting, so long as such non-employee director has served as a director since appointment and will continue to be a director following such annual meeting.

Eligibility. Our directors, employees and consultants, and the directors, employees and consultants of any affiliated company, if any, are eligible to receive grants of stock options, restricted stock, stock appreciation rights, stock payments, performance awards of cash and/or stock and dividend equivalents under the 2010 Plan (“Incentive Awards”). In addition to being eligible to receive Incentive Awards, each of our non-employee directors is entitled to receive an automatic, one-time grant of an option upon becoming a director and an annual grant of an additional option upon each re-election as a director or upon continuing as a director after the annual meeting without being re-elected as a result of the classification of the Board (all of such options are referred to as “Nonemployee Director’s Options”).

Securities Subject to the 2010 Plan. The number of shares of our common stock that may be issued and outstanding or subject to outstanding awards granted under the 2010 Plan was initially 9,600,000 (prior to effectiveness of the 1-for-100 reverse stock splits that occurred on each of April 14, 2011 and February 17, 2012), which number was to be automatically increased to equal 10% of the number of shares of common stock issued and outstanding as of each of January 1, 2011, May 1, 2011, September 1, 2011, January 1, 2012, May 1, 2012, September 1, 2012 and January 1, 2013, provided that in no event would the maximum number of shares available for grant under the 2010 Plan exceed 170,000,000 shares (prior to effectiveness of the 1-for-100 reverse stock split that occurred on each of April 14, 2011 and February 17, 2012). Shares of common stock subject to unexercised portions of any award that expire, terminate or are cancelled, and shares of common stock issued pursuant to an award that we reacquire pursuant to the terms of the award under which the shares were issued, again become eligible for the grant of further awards under the 2010 Plan. The shares to be issued under the 2010 Plan will be made available either from authorized but unissued shares of our common stock or from previously issued shares of our common stock that we reacquire, including shares purchased on the open market.

If the stockholders approve this Proposal No. 3, the 2010 Plan will be amended so that a total of [            ] shares, representing 10% of the number of shares of common stock issued and outstanding on the Record Date, will be initially reserved for issuance under the plan, with such number of shares being subject to periodic upward adjustment so that the total number of shares reserved under the 2010 Plan will, on the first day of each calendar quarter, be equal to 10% of the common stock issued and outstanding as of the last day of the prior calendar quarter, with such adjustments to continue through the quarter ending June 30, 2015 (resulting in a final adjustment on July 1, 2015). Notwithstanding the foregoing, in no event will the number of shares potentially issuable under the 2010 Plan exceed [            ], which represents 10% of the number of shares of common stock potentially outstanding on a fully-diluted and as-converted basis on the Record Date, after giving effect to the potential conversion of the convertible preferred stock that was issued and outstanding on the Record Date.

Other Adjustments. The number and kind of shares of common stock or other securities available under the 2010 Plan in general, as well as the number and kind of shares of common stock or other securities subject to outstanding awards and the price per share of such awards, will be proportionately adjusted to reflect stock splits, stock dividends and other capital stock transactions. If we are the surviving corporation in any merger or consolidation, each outstanding and vested option will entitle the optionee to receive the same consideration received by holders of the same number of shares of our common stock in such merger or consolidation.

Section 162(m) of the Internal Revenue Code Limitations. In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes a $1 million limit on the amount of compensation that we may deduct in any tax year with respect to our Chief Executive Officer and each of our other three most highly compensated officers (excluding our Chief Financial Officer), including any compensation relating to an award granted under the 2010 Plan. The 2010 Plan is designed to allow us to grant awards that are not subject to the $1 million limit imposed by Section 162(m). Based on the fair market value of our common stock on March 1, 2012, no single employee may be granted any awards with respect to more than 25 million shares of common stock in any one calendar year; provided, however, that this limitation will not apply if it is not required in order for the compensation attributable to such awards to qualify as performance-based compensation as described in Section 162(m) and the regulations issued thereunder. Furthermore, if Section 162(m) would otherwise apply and if the amount of compensation a person would receive under an award is not based solely upon an increase in the value of the underlying shares of our common stock after the date of grant or award, the Board is authorized to condition the grant, vesting, or exercisability of such an award on the attainment of a pre-established objective performance goal. The 2010 Plan defines a pre-established objective performance goal to include one or more of the following performance criteria: cash flow; earnings per share (including earnings before interest, taxes and amortization); return on equity; total stockholder return; return on capital; return on assets or net assets; income or net income; operating margin; return on operating revenue; attainment of stated goals related to our research and development or clinical trial programs; attainment of stated goals related to our capitalization, costs, financial condition or results of operations; and any other similar performance criteria.

Change in Control. Unless the Board provides otherwise in a written agreement, in the event of a change in control (as defined in the 2010 Plan), the Board will provide that all options (other than Nonemployee Director’s Options) either: vest in full immediately preceding the change in control and terminate upon the change in control; are assumed or continued in effect in connection with the change in control transaction; are cashed out for an amount equal to the consideration per share offered in connection with the change in control transaction less the exercise price; or are substituted for similar awards of the surviving corporation. The Board will determine the effect that a change in control has on an award (other than an option) outstanding at the time such a change in control occurs. Immediately prior to a change in control, all outstanding Nonemployee Director’s Options will vest in full.

Non-Assignability of Awards. Awards are generally not transferable by a recipient during the life of the recipient. Awards are generally exercisable during the life of a recipient only by the recipient.

Stockholder Rights. No recipient or permitted transferee of an award under the 2010 Plan has any rights as a stockholder with respect to any shares issuable or issued in connection with the award until we receive all amounts payable in connection with exercise of the award and performance by the recipient of all obligations under such award.

Award Types

Stock Options. Stock options granted under the 2010 Plan may be incentive stock options (“Incentive Stock Options”), which are intended to qualify under the provisions of Section 422 of the Code, or nonqualified stock options (“Nonqualified Stock Options”), which do not so qualify.

The exercise price for each option may not be set below the fair market value of the underlying common stock on the date of grant. Notwithstanding the foregoing, in no event may the exercise price be less than the par value of the shares of common stock subject to the option, and the exercise price of an Incentive Stock Option may not be less than 100% of the fair market value on the date of grant (or 110% in the case of 10% stockholders). Fair market value is equal to the closing price of our common stock on the date of grant. On March 1, 2012, the fair market value of our common stock was $0.04.

The exercise price of any option may be paid in cash or by other consideration deemed by the Board to be acceptable, including delivery of our capital stock (surrendered by or on behalf of the optionee) or surrender of other awards previously granted to the recipient exercising the option. The Board may allow exercise in a broker-assisted transaction in which the exercise price will not be received until after exercise if the exercise of the option is followed by an immediate sale of all or a portion of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the exercise price.

Options granted under the 2010 Plan vest, become exercisable and terminate as determined by the Board. All options granted under the 2010 Plan may be exercised at any time after they vest and before their expiration date or earlier termination; provided that no option may be exercised more than 10 years after the date of its grant; and provided further that the exercise period may be less than 10 years if required by the Code. In the absence of a specific written agreement to the contrary, and in each case subject to earlier termination on the option’s original expiration date, options will generally terminate: immediately upon termination of the recipient’s employment with us for just cause; 12 months after death or permanent disability; 24 months after normal retirement; and, with respect to termination of employment for any reason other than just cause, death, disability or retirement, three months in the case of Incentive Stock Options and six months in the case of Nonqualified Stock Options. Notwithstanding the foregoing, however, the Board may designate shorter or longer periods after termination of employment to exercise any option if provided for in the instrument evidencing the grant of the options or if agreed upon in writing by the recipient. Options cease to vest upon termination of employment, but the Board may accelerate the vesting of any or all options that had not become exercisable on or prior to the date of such termination. In the event that a non-employee director ceases to be a director, an option granted to such director is exercisable, to the extent exercisable at that date, for a period of five years after that date or longer if permitted by the Board, or the original expiration date, if earlier.

Other Awards. In addition to options, the Board may also grant performance awards, restricted stock, stock appreciation rights (“SARs”), stock payments and dividend equivalents. Performance awards entitle the recipient to a payment in cash or shares of our common stock upon the satisfaction of certain performance criteria. Shares of restricted stock may be granted by the Board to recipients who may not transfer the restricted shares until the restrictions are removed or expire. These restrictions will be for a period of at least one year for performance-based grants and three years for non-performance-based grants. SARs, either related or unrelated to options, entitle the recipient to payment (in the form of cash, stock or a combination thereof) of the difference between the fair market value of a share of common stock as of a specified date and the exercise price of the related option or initial base amount, multiplied by the number of shares as to which such SAR is exercised. The Board may also approve stock payments of our common stock to any eligible person and may also grant dividend equivalents payable in cash, common stock or other awards to recipients of options, SARs or other awards denominated in shares of common stock. For all such awards, the Board will generally determine the relevant criteria, terms and restrictions.

Nonemployee Director’s Options. Under the 2010 Plan, each of our non-employee directors automatically receives, upon becoming a non-employee director, a one-time grant of an award (“Initial Awards”) on such terms as may be determined by the Board from time to time. Initial Awards have a term of 10 years and vest and become exercisable with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three anniversaries of such grant, but only if the director has remained a non-employee director for the entire period from the date of grant to such date. Each non-employee director shall also receive an additional award (“Additional Awards”) upon re-election to our Board or upon continuing as a director after an annual meeting without being re-elected due to the classification of the Board. These Additional Awards have a term of 10 years and vest and become exercisable upon the earlier to occur of the first anniversary of the grant date or immediately prior to the annual meeting of stockholders next following the grant date; provided that the director has remained a director for the entire period from the grant date to such earlier date. The exercise price for Initial Awards and Additional Awards is the fair market value of our common stock on the date of their grant. All outstanding Nonemployee Director’s Options vest in full immediately prior to any change in control.

Certain Material U.S. Federal Income Tax Considerations

The following summary of certain federal income tax considerations with respect to the receipt and exercise of awards granted by us is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax considerations regarding the receipt and exercise of awards under foreign, state and local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2010 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all considerations arising with respect to the grant or exercise of awards and the disposition of any acquired shares.

Incentive Stock Options. Except as discussed below, a recipient of an Incentive Stock Option generally will not owe tax on the grant or the exercise of the option if the recipient exercises the option while the recipient is our employee (or an employee of any parent or subsidiary corporation) or within three months following termination of the recipient’s employment (or within one year, if termination was due to a permanent and total disability).

If the recipient of the Incentive Stock Option sells the shares acquired upon the exercise of the option at any time within one year after the date we issue such shares to the recipient or within two years after the date we grant the Incentive Stock Option to the recipient, then:

•

if the recipient’s sales price exceeds the purchase price paid for the shares upon exercise of the Incentive Stock Option, the recipient will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the purchase price paid for the shares upon exercise of the Incentive Stock Option; or

•

if the recipient’s sales price is less than the purchase price paid for the shares upon exercise of the Incentive Stock Option, the recipient will recognize a capital loss equal to the excess of the purchase price paid for the shares upon exercise of the Incentive Stock Option over the sales price of the shares.

If the recipient sells shares acquired upon exercise of an Incentive Stock Option at any time after the recipient has held the shares for at least one year after the date we issue such shares to the recipient pursuant to the recipient’s exercise of the Incentive Stock Option and at least two years after the date we grant the recipient the Incentive Stock Option, then the recipient will recognize capital gain or loss equal to the difference between the sales price and the purchase price paid for the shares upon exercise of the Incentive Stock Option.

The amount by which the fair market value of shares the recipient acquires upon exercise of an Incentive Stock Option (determined as of the date of exercise) exceeds the purchase price paid for the shares upon exercise of the Incentive Stock Option will be included as a positive adjustment in the calculation of the recipient’s “alternative minimum taxable income” in the year of exercise.

In the case of an early disposition of shares by a recipient that results in the recognition of ordinary income, we will be entitled to a deduction equal to the amount of such ordinary income. If the recipient holds the shares for the requisite period described above, and therefore solely recognizes capital gain upon the sale of such shares, we will not be entitled to any deduction.

Nonqualified Stock Options. The grant of a Nonqualified Stock Option to a recipient is generally not a taxable event for the recipient. Upon the exercise of a Nonqualified Stock Option, the recipient will generally recognize ordinary income equal to the excess of the fair market value of the shares the recipient acquires upon exercise (determined as of the date of exercise) over the purchase price paid for the shares upon exercise of the Nonqualified Stock Option. We generally will be entitled to deduct as a compensation expense the amount of such ordinary income. Provided the shares are held as a capital asset, the recipient’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the purchase price paid for the shares plus the ordinary income recognized with respect to the shares, and such capital gain or loss will be taxable as long term or short term capital gain or loss depending upon the recipient’s holding period after exercise.

Stock Appreciation Rights (SARs). Generally, the holder of a SAR will recognize ordinary income equal to the value we pay (whether in cash, stock or a combination thereof) pursuant to the SAR on the date the holder receives payment. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the holder.

Stock Purchase Rights — Restricted Stock. Under the 2010 Plan, we are authorized to grant rights to purchase shares of restricted common stock subject to a right to repurchase such stock at the price paid by the participant if the participant’s employment relationship with us terminates prior to the lapse of such repurchase right. In general, there will be no tax consequences to a participant upon the grant of a right to purchase such restricted stock or upon purchase of such restricted stock. Instead, the participant will be taxed at ordinary income rates at the time our repurchase rights expire or are removed on an amount equal to the excess of the fair market value of the stock at that time over the amount the participant paid to acquire such stock. A participant who acquires restricted stock, however, may make an election under Section 83(b) of the Code with respect to such stock. If such an election is made within 30 calendar days after the participant’s acquisition of the stock, the participant is taxed at ordinary income rates in the year in which the participant acquires the restricted stock. The ordinary income the participant must recognize is equal to the excess of the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions) over the amount that the participant paid to acquire such stock. If a participant makes a timely election under Section 83(b) of the Code with respect to restricted stock, the participant generally will not be required to report any additional income with respect to such restricted stock until he or she disposes of such stock, at which time he or she will generally recognize capital gain or loss (provided the shares are held as a capital asset) equal to the difference between the sales price and the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions). In the event that a participant forfeits (as a result of a repurchase) restricted stock with respect to which an election under Section 83(b) of the Code has been made, the participant ordinarily will not be entitled to recognize any loss for federal income tax purposes (except to the extent the amount realized by the participant at the time of such forfeiture is less than the participant’s purchase price for such stock). We generally will be entitled to a deduction equal to the amount of ordinary income, if any, recognized by a participant.

Other Awards. In addition to the awards described above, the 2010 Plan authorizes certain other types of awards that may include payments in cash, our common stock or a combination of cash and our common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income, and we will be entitled to a deduction, with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment. In general, the sale or grant of stock to a participant under the 2010 Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Code in the hands of the participant. For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture. In such case, the participant will recognize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, that the participant paid for such stock. Stock that, at the time of receipt by a participant, is subject to restrictions that constitute a substantial risk of forfeiture and that is not transferable within the meaning of Section 83 of the Code generally will be taxed under the rules applicable to restricted stock as described above.

Withholding. In the event that an optionee or other recipient of an award under the 2010 Plan is our employee, we generally will be required to withhold applicable federal income taxes with respect to any ordinary income recognized by such optionee or other award recipient in connection with stock options or other awards under the 2010 Plan.

Certain Additional Rules Applicable to Awards. The terms of awards granted under the 2010 Plan may provide for accelerated vesting in connection with a change in control. In that event, and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Under these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and we will be denied any deduction with respect to such payment.

We generally are entitled to a deduction equal to the ordinary income recognized by a recipient in connection with an award. However, our deduction (including the deduction related to ordinary income recognized by a recipient) for compensation paid to our Chief Executive Officer and each of our other three most highly compensated officers (other than our Chief Financial Officer) may be limited to $1 million per person annually. Depending on the nature of the award, all or a portion of the ordinary income attributable to certain awards granted under the 2010 Plan may be included in the compensation subject to such deduction limitation.

Interest of Certain Persons in Matters to Be Acted Upon

Each of our current directors, executive officers and employees is eligible to receive Incentive Awards under the 2010 Plan. The Board has the discretion to determine which eligible persons will receive Incentive Awards under the 2010 Plan. As a result, future participation in the 2010 Plan by executive officers, directors and other employees is not determinable.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present, is required to approve this proposal. Proxies solicited by the Board will be voted for this proposal, unless you specify otherwise in your proxy.

Your broker will NOT be able to vote your shares with respect to the amendment of the 2010 Plan if you have not provided directions to your broker. We strongly encourage you to submit your voting instruction card and exercise your right to vote as a stockholder.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the amendment of the 2010 Plan.

PROPOSAL 4: REINCORPORATION OF THE

COMPANY INTO THE STATE OF CALIFORNIA

In April 2012, the Board of Directors adopted a proposal to reincorporate the Company from Delaware to California (the “Reincorporation”), subject to stockholder approval. The following summary describes the principal reasons for this proposal, provides a brief comparison of rights as a stockholder in a California and Delaware corporation and describes the mechanics for how the change of domicile would be accomplished if approved.

Background

The Company was incorporated in Delaware in 1989. Although Delaware has historically been the preferred state of incorporation for publicly traded companies because Delaware’s corporate laws are flexible, highly developed and well understood, California provides similar protections under the California General Corporation Law. The Board has recommended that the Company’s corporate domicile be changed from Delaware to California primarily because the Reincorporation will result in annual cost savings to the Company of approximately $120,000 with respect to the payment of annual franchise tax fees that are currently paid to the State of Delaware.

Summary Comparison of Rights

In forming the proposed new California corporation (“LJPC California”), the Board has generally sought to keep the existing material rights of stockholders in the Delaware corporation (“LJPC Delaware”) intact to the extent possible. Where the Board has approved a change in the rights for LJPC California, the California rights have been created in a way that is considered to be consistent with rights for a newly public California corporation.

The following summary compares certain of these rights in LJPC Delaware with LJPC California. Appendix B provides a more detailed comparison of rights and the following summary is subject to and qualified by this appendix.

	LJPC Delaware	LJPC California

Capital Stock

• Authorized shares	6 billion shares of common stock authorized, 8 million shares of preferred stock authorized	Same

• Par value	$0.0001 per share	Same

• Designated preferred stock	11,000 shares designated as Series C-1[2] Preferred Stock; [ ] shares issued or outstanding as of the Record Date	Same

	22,000 shares designated as Series C-2[2] Preferred Stock; no shares currently issued or outstanding	Same

	5,134 shares designated as Series D-1[2] Preferred Stock; no shares currently issued or outstanding	Same

	10,868 shares designated as Series D-2[2] Preferred Stock; no shares currently issued or outstanding	Same

	LJPC Delaware	LJPC California

• Voting rights for common stock	One vote per share	Same

• Cumulative voting	Not allowed	Per California law, cumulative voting will be permitted until the common stock of LJPC California is listed on the New York Stock Exchange, NYSE Amex, the NASDAQ Global Market or the NASDAQ Capital Market

• Dividend rights	Holders of common stock have the right to receive dividends when and if declared by the Board of Directors	Same

Board of Directors

• Election of Directors	Plurality vote	Same

• Classification of board	Board is divided into three classes, with directors in each class serving staggered three-year terms	Board will not be classified

• Number of directors	Bylaws provide for 3-9 directors, with current size fixed at three	Bylaws will provide for 3-5 directors, with initial size fixed at three and with the board having authority to change this size or range

• Removal of directors	Directors can only be removed for “cause”	Directors may be removed with or without “cause” by a stockholder vote, unless a number of shares sufficient to elect such director (if voted cumulatively) vote against removal

• Filling board vacancies	Vacancies may be filled only by the Board (unless there are no directors, in which case vacancies shall be filled by the stockholders)	Vacancies may be filled by the Board or by the stockholders, provided that only stockholders may fill vacancies created with the removal of a director

• Indemnification	The corporation is obligated to indemnify directors to the full extent permitted, provided that indemnification is not available for certain acts, such as self-dealing transactions, other breaches of the director’s duty of loyalty to the corporation and the payment of unlawful dividends	Similar

Stockholder Rights

• Stockholder calling special meetings	Stockholders do not have the ability to call special meetings	Holders of 10% of more of outstanding shares may call a special meeting

	LJPC Delaware	LJPC California

• Ability to act by written consent	Stockholders do not have the ability to act by written consent	Any stockholder action may be taken by written consent signed by the holders of outstanding shares having no less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted

• Advance notice required for proposing business at a meeting	Notice must generally be provided to the Secretary of the Company between 90 and 120 days before the meeting date	Similar

• Appraisal rights	Stockholders may have rights of appraisal in a merger or sale of the Company; these rights will be limited if the Company’s shares are listed on a national securities exchange	Similar

• Bylaw amendments	Bylaws may generally be amended by the Board; where stockholder approval is required, majority vote is needed	Same

Appendix C to this proxy statement contains the Articles of Incorporation for LJPC California. Appendix D to this proxy statement contains the form of bylaws for LJPC California.

Mechanics of the Reincorporation

To complete the Reincorporation, LJPC Delaware will merge with and into LJPC California, with LJPC Delaware disappearing and LJPC California continuing as the surviving entity. If the Reincorporation is approved and implemented, upon effectiveness of the Reincorporation each outstanding share of LJPC Delaware common stock will automatically be converted into one share of LJPC California common stock and each outstanding share of LJPC Delaware preferred stock will automatically be converted into one share of LJPC California preferred stock. Each outstanding option to purchase shares of LJPC Delaware common stock will also be converted into an option to purchase the same number of shares of LJPC California common stock, with no changes in the option exercise price or other terms and conditions of such options. LJPC Delaware’s other employee benefit arrangements will be continued by LJPC California upon the terms and subject to the conditions then in effect.

The Reincorporation will not result in any change in the business, location, management, assets, liabilities or net worth of LJPC Delaware, nor will it result in any change in location of LJPC Delaware employees, including LJPC Delaware’s management. After the change of domicile, the daily business operations of the Company will continue as they are presently conducted at the Company’s principal executive offices located in San Diego, California. The consolidated financial condition and results of operations of LJPC California immediately after the Reincorporation is completed will be the same as those of LJPC Delaware immediately prior to the consummation of the Reincorporation. The capitalization of the Company immediately after completion of the Reincorporation will be the same as immediately prior to the Reincorporation. In addition, upon the effectiveness of the Reincorporation, the Board of Directors of LJPC California will consist of those persons currently serving on the Board of LJPC Delaware and the individual serving as the executive officer of LJPC Delaware immediately prior to the Reincorporation will continue as executive officer of LJPC California.

Stockholders should note that approval of the Reincorporation proposal will also constitute approval of the assumption by LJPC California of LJPC Delaware’s outstanding equity awards and equity plans, as well as warrants and other outstanding rights to purchase LJPC Delaware’s capital stock. LJPC Delaware’s other employee benefit arrangements will also be continued by LJPC California upon the terms and subject to the conditions in effect prior to the Reincorporation. Prior to the Reincorporation, LJPC Delaware will seek to obtain any requisite consents from parties with whom it may have material contractual arrangements. Assuming such consents are obtained, LJPC Delaware’s rights and obligations under such material contractual arrangements will continue and be assumed by LJPC California.

If approved, the Company expects that the Reincorporation would be effected shortly after the annual meeting. However, this proposal allows the Board to abandon the Reincorporation at any time prior to completion if the Board determines that the Reincorporation has become inadvisable for any reason. The form of Agreement and Plan of Merger, which will give effect to the Reincorporation and which is attached to this proxy statement as Appendix E, may also be amended at any time prior to its effectiveness, provided that the Company must re-solicit the stockholder approval of the Reincorporation if the terms of the Agreement and Plan of Merger are changed in any material respect.

No Exchange of Share Certificates Required

All shares of the Company’s common stock are currently uncertificated and are only in book entry form with the Company’s transfer agent. The Reincorporation and resulting change in domicile will not require holders of common stock to do anything to exchange their shares of common stock of LJPC Delaware into shares of common stock of LJPC California; shares of LJPC Delaware common stock will automatically represent the same number of shares of common stock in LJPC California.

The Reincorporation and resulting change in domicile will not require holders of preferred stock to exchange their share certificates; certificates representing LJPC Delaware preferred stock will represent the same number of shares of preferred stock in LJPC California. As soon as practicable upon or after the change of domicile, however, holders of preferred stock who desire may elect to exchange their share certificates. Detailed instructions concerning the procedures to follow for exchanging stock certificates will be sent to stockholders who request such information following the Reincorporation.

Potential Interests of Directors and Officers

The Company’s directors and officers have no separate interests in this proposal that would be expected to differ materially from the general interests of the Company’s stockholders.

Certain U.S. Federal Income Tax Considerations of the Reincorporation

The following discussion addresses certain U.S. federal income tax considerations that are generally applicable to U.S. holders (as defined below) of common stock of the Company who receive common stock of LJPC California in exchange for their common stock of the Company in the Reincorporation. This discussion addresses only those stockholders who hold their common stock as a capital asset within the meaning of Section 1221 of the Code and does not address all the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, including, without limitation:

•	financial institutions, insurance companies, regulated investment companies or real estate investment trusts;

•	pass-through entities or investors in such entities;

•	tax-exempt organizations;

•	dealers in securities or currencies, or traders in securities that elect to use a mark-to-market method of accounting;

•	persons that hold common stock as part of a straddle or as part of a hedging, integrated, constructive sale or conversion transaction;

•	persons who are not U.S. holders;

•	persons that have a functional currency other than the U.S. dollar;

•	persons who acquired their shares of common stock through the exercise of an employee stock option or otherwise as compensation;

•	persons whose common stock is “qualified small business stock” for purposes of Section 1202 of the Code; and

•	persons who are subject to the alternative minimum tax.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any of its political subdivisions;

•

a trust that (1) is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the U.S. federal income tax consequences to each partner generally will depend on the status of the partner and the activities of the partnership and the partner. Partners holding common stock and partners in such partnerships should consult their own tax advisors with respect to the U.S. federal income tax consequences of the Reincorporation.

The tax consequences to holders of options to acquire common stock of the Company are also not discussed herein. In addition, the following discussion does not address the tax consequences of transactions effected prior to or after the Reincorporation (whether or not such transactions are in connection with the Reincorporation).

The following discussion is based on the interpretation of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service (the “IRS”) is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Reincorporation to the Company, LJPC California and/or the Company’s stockholders. A ruling from the IRS will not be requested in connection with the Reincorporation.

EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISORS TO DETERMINE PARTICULAR FEDERAL TAX CONSEQUENCES TO SUCH STOCKHOLDERS OF THE REINCORPORATION, AS WELL AS THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER LAWS.

Subject to the limitations, qualifications and exceptions described herein, and assuming the Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the Reincorporation will be as follows:

•	No gain or loss will be recognized by holders of the common stock of the Company upon receipt of common stock of LJPC California pursuant to the Reincorporation;

•

The aggregate tax basis of the common stock of LJPC California received by each stockholder of the Company in the Reincorporation will be equal to the aggregate tax basis of the common stock of the Company surrendered in exchange therefor;

•

The holding period of the common stock of LJPC California received by each stockholder of the Company will include the period for which such stockholder held the common stock of the Company surrendered in exchange therefor, provided that such common stock of the Company was held by such stockholder as a capital asset at the time of the Reincorporation; and

•	No gain or loss will be recognized by the Company or LJPC California as a result of the Reincorporation.

A U.S. holder of the Company’s shares may be required to attach a statement to its tax returns for the year of the Reincorporation that contains the information listed in Treasury Regulation Section 1.368-3T(b) and may be required to maintain a permanent record of facts relating to the merger. Such information includes, among other things, the stockholder’s tax basis in the stockholder’s common stock of the Company and the fair market value of the stockholder’s common stock of the Company immediately prior to the Reincorporation.

Rule 144

Under Rule 144 of the Securities Act, the holding period for restricted shares of LJPC California common stock received in exchange for LJPC Delaware common stock will include the period during which LJPC Delaware common stock was held.

Dissenter’s Rights

Under Delaware law, stockholders are entitled to appraisal rights in connection with the Reincorporation under Section 262 of the Delaware General Corporation Law (“Section 262”), provided that they comply with the conditions established by Section 262.

The discussion below is a summary regarding appraisal rights under Delaware law but is not a complete statement of the law regarding dissenters’ rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached hereto as Appendix F. Stockholders intending to exercise appraisal rights should carefully review Appendix F. Failure to precisely follow any of the statutory procedures set forth in Appendix F may result in a termination or waiver of these rights.

A stockholder who makes the demand described below with respect to such shares, owns such shares at the time of such demand, continuously is the record holder of such shares through the effective time of the Reincorporation, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the Reincorporation nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery, or the Delaware Court, of the fair value of his, her or its shares of common stock. All references in this summary of appraisal rights to a “stockholder” or “holders of shares of common stock” are to the record holder or holders of shares of our common stock. Except as described herein, stockholders will not be entitled to appraisal rights in connection with the Reincorporation.

Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the Annual Meeting, not fewer than 20 days before the meeting, a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement shall constitute such notice to the record holders of common stock.

Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. Those conditions include the following:

•

Stockholders electing to exercise appraisal rights must not vote “for” the Reincorporation. Voting “for” the Reincorporation will result in the waiver of appraisal rights. Also, because a submitted proxy not marked “against” or “abstain” will be voted “for” the Reincorporation, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights.

•

A written demand for appraisal of shares must be filed with us before the taking of the vote on the Reincorporation. The written demand for appraisal should specify the stockholder’s name and mailing address, and that the stockholder is thereby demanding appraisal of his, her or its common stock. The written demand for appraisal of shares is in addition to and separate from a vote against the Reincorporation or an abstention from such vote. That is, failure to return your proxy, voting against, or abstaining from voting on, the Reincorporation will not satisfy your obligation to make a written demand for appraisal.

•

A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the stock certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in common stock held of record in the name of another person, such as shares of stock held in a voting trust or by a nominee, must act promptly, in such person’s own name, to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

•

A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to us at 4370 La Jolla Village Drive, Suite 400, San Diego, CA 92122, Attention: Chief Executive Officer.

Within 10 days after the effective time of the Reincorporation, LJPC California, as the surviving company, will provide notice of the effective time of the Reincorporation to all stockholders who have complied with Section 262 and have not voted in favor of the Reincorporation.

Within 120 days after the effective time of the Reincorporation, either LJPC California or any stockholder who has complied with the required conditions of Section 262 may commence an appraisal by filing a petition in the Delaware Court, with a copy served on LJPC California in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all stockholders seeking to exercise appraisal rights. There is no present intent on the part of LJPC California to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that LJPC California will file such a petition or that LJPC California will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of our common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

Within 120 days after the effective time of the Reincorporation, any stockholder who has satisfied the requirements of Section 262 will be entitled, upon written request, to receive from LJPC California a statement setting forth the aggregate number of shares of LJPC Delaware common stock not voting in favor of the Reincorporation and with respect to which demands for appraisal were received and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the stockholder’s request has been received by LJPC California or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

If a petition for an appraisal is timely filed and a copy thereof is served upon LJPC California, LJPC California will then be obligated, within 20 days after service, to file in the office of the Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. Notice of a hearing on the petition for an appraisal will be given by one or more publications in a newspaper of general circulation published in Wilmington, Delaware (or such other publication as the Delaware Court deems advisable) at least one week before the day of the hearing and, if ordered by the Delaware Court, the Register in Chancery will give notice to the petitioning stockholders at the address provided in the petition. At the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. If the Delaware Court decides stockholders are entitled to appraisal rights, the Delaware Court will appraise the shares of LJPC Delaware common stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Reincorporation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the consideration they would receive in the Reincorporation. In determining “fair value,”

the Delaware Court is required to take into account all relevant factors. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the dissenting stockholder and/or LJPC California as the Delaware Court deems equitable under the circumstances. Each dissenting stockholder is responsible for the expenses of its, his or her attorneys and expert witnesses, although, upon application of a dissenting stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the Reincorporation, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date before the effective time of the Reincorporation.

At any time within 60 days after the effective time of the Reincorporation, any stockholder will have the right to withdraw his, her or its demand for appraisal. After this period, a stockholder may withdraw his, her or its demand for appraisal only with the consent of LJPC California. If no petition for appraisal is filed with the court within 120 days after the effective time of the Reincorporation, stockholders’ rights to appraisal, if available, will cease. Inasmuch as LJPC California has no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder’s demand for appraisal by delivering to LJPC California a written withdrawal of his, her or its demand for appraisal, except (i) that any such attempt to withdraw made more than 60 days after the effective time of the Reincorporation will require written approval of LJPC California and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Reincorporation within 60 days after the effective date of the Reincorporation.

Failure by any stockholder to comply fully with the procedures described above and set forth in Appendix F may result in termination of such stockholder’s appraisal rights. In view of the complexity of exercising appraisal rights under Delaware law, any stockholder considering exercising these rights should consult with legal counsel. For more information about appraisal rights, see the provisions of Section 262 of the DGCL, attached hereto as Appendix F.

Vote Required

The affirmative vote of a majority of the outstanding shares of common stock of the Company is required to approve this proposal. Proxies solicited by the Board will be voted for this proposal, unless you specify otherwise in your proxy.

Your broker will NOT be able to vote your shares with respect to the proposed change of corporate domicile from Delaware to California if you have not provided directions to your broker. We strongly encourage you to submit your voting instruction card and exercise your right to vote as a stockholder.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the change in corporate domicile from Delaware to California.

EXECUTIVE OFFICERS OF THE REGISTRANT

We have one executive officer, George F. Tidmarsh, M.D., Ph.D., who serves as our President, Chief Executive Officer and Secretary. His age as of March 1, 2012 and his biographical information is set forth above in Proposal 1.

BOARD COMMITTEES, MEETINGS AND RELATED MATTERS

During our fiscal year ended December 31, 2011, our Board met eleven times, ten of which meetings were telephonic. Each director attended 75% or more of the aggregate number of Board meetings and the meetings of the various committees on which the directors serve.

Director Independence

Our Board has determined that Mr. Zarrabian is “independent” within the meaning of Nasdaq Marketplace Rules 5605(b) and 5605(a)(2) as adopted by the Nasdaq Stock Market, Inc. (“Nasdaq”). Dr. Tidmarsh was not deemed to be “independent” because he is our President and Chief Executive Officer.

Board Leadership

Because our Board is currently comprised of only two directors, we do not currently have a Chairman of the Board. Mr. Zarrabian, however, is an independent director, and his involvement as a director assists in allowing Dr. Tidmarsh to focus on our day-to-day business as Mr. Zarrabian is able to provide advice to and independent oversight of management. Our Board believes its administration of its risk oversight function has not affected its leadership structure. Our Board believes that having two directors, including an independent outside director who serves alongside Dr. Tidmarsh, is the appropriate leadership structure for us at this time, given the Company’s stage of development and focus on development of its product candidate. As the Company furthers the development of its clinical assets, it expects that it will increase the size of the Board as needed.

Board of Directors’ Role in Risk Management

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Risk management includes not only understanding company specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board periodically reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company.

Committees of the Board of Directors

Due to the number of directors currently authorized to serve on our Board and the inapplicability of the Nasdaq listing standards due to our quotation on the Over-the-Counter Bulletin Board, the Board has determined that, as of January 2012, there is not a need for a standing audit committee, compensation committee or corporate governance and nominating committee. Our Board currently assumes the responsibilities of the respective committee roles.

In assuming the responsibilities of the audit committee, the Board oversees our accounting and financial reporting processes and the audits of our financial statements. In addition, the Board: oversees our compliance with legal and regulatory requirements; monitors the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selects our independent auditor; and monitors the independence and performance of our independent auditor.

In assuming the responsibilities of the compensation committee, the Board: reviews and administers all compensation arrangements for executive officers; establishes and reviews general policies relating to the compensation and benefits of our officers and employees; administers our incentive compensation plans, including our equity-based incentive plans; and reviews our compensation disclosures.

In assuming the responsibilities of the corporate governance and nominating committee, the Board: identifies qualified individuals to become Board members; determines the composition of the Board; monitors and assesses the effectiveness of the Board (including monitoring the independence of current directors and nominees); and reviews director candidates recommended by our stockholders.

Corporate Governance Guidelines

We have adopted a set of Corporate Governance Guidelines that describe a number of our corporate governance practices. The Corporate Governance Guidelines are available for viewing on our website at www.ljpc.com, then “Investor Relations.”

Code of Conduct

We have adopted a code of conduct that describes the ethical and legal responsibilities of all of our employees and, to the extent applicable, members of our Board. This code includes (but is not limited to) the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. Our Board has reviewed and approved this code. Our employees agree in writing to comply with the code at commencement of employment and periodically thereafter. Our employees are encouraged to report suspected violations of the code. Our code of conduct is available for viewing on our website at www.ljpc.com, then “Investor Relations.” If we make substantive amendments to the code or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer, or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website and/or in a report on Form 8-K in accordance with applicable rules and regulations.

Communications With the Board of Directors

Our stockholders may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to: c/o Corporate Secretary, La Jolla Pharmaceutical Company, 4370 La Jolla Village Drive, Suite 400, San Diego, California 92122. All communications will be compiled by our Corporate Secretary and forwarded to the Board or the director accordingly.

Director Nominations

Our Board, in performing the functions of the corporate governance and nominating committee, regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Board utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Board through current directors, professional search firms, stockholders or other persons. Once the Board has identified a prospective nominee, the Board will evaluate the prospective nominee in the context of the then current constitution of the Board and will consider a variety of other factors, including the prospective nominee’s business, technology, finance and financial reporting experience, and attributes that would be expected to contribute to an effective Board. The Board seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. Our Board thus considers a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin, but also includes diversity of experience and skills. We have no formal policy regarding board diversity. Our Board’s priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values. The Board does not evaluate stockholder nominees differently than any other nominee.

Pursuant to procedures set forth in our Bylaws, our Board will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely, the notice must be received within the time frame discussed below under the heading “Stockholder Proposals.” To be in proper form, the notice must, among other matters, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee. These requirements are further described below under the heading “Stockholder Proposals” and are detailed in our Bylaws. A copy of our Bylaws will be provided upon written request to our Corporate Secretary.

Director Attendance at Annual Meetings

Our Board has adopted a policy that encourages our directors to attend our annual stockholder meeting. We did not hold an annual stockholder meeting during the calendar year ended December 31, 2011.

Report of the Audit Committee

The Board currently acts as our standing audit committee and oversees our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including our system of internal control over financial reporting. In fulfilling its oversight responsibilities, the Board reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011 with management, including a discussion of the quality, not merely the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Board reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not merely the acceptability, of our accounting principles and such other matters as are required to be discussed under auditing standards generally accepted in the United States. In addition, the Board has discussed with the independent auditor the auditor’s independence, including Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), from us and our management, including the matters in the written disclosures received by us required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Board has also considered the compatibility of the independent auditor’s provision of non-audit services to us with the auditor’s independence.

The Board discussed with our independent auditor the overall scope and plan for its audit. The Board met with the independent auditor, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting.

Based upon the reviews and discussions referred to above, the Board recommended that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission. This report is provided by the following directors, who comprise all of our directors and who perform the functions of the audit committee:

Saiid Zarrabian

George F. Tidmarsh

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Equity Compensation. Under each of the 2004 Equity Incentive Plan (the “2004 Plan”) and the 2010 Plan, the Board may grant stock options, restricted stock, stock appreciation rights and performance awards. In granting these awards, the Board may establish any conditions or restrictions it deems appropriate. The grant of options is unrelated to any anticipated major announcements made by the Company and is thus not influenced by any material, non-public information that may exist at the time of grant. Additionally, the Board may periodically authorize the issuance of equity awards outside of existing stockholder-approved equity plans, as described below under the caption “Employment Agreements.”

The exercise price of stock options is set at the fair market value on the grant date using the closing market price on the date of grant. No stock options were awarded during fiscal 2011.

Benefits. The 1995 Employee Stock Purchase Plan (“ESPP”) provides employees with an opportunity to acquire increased equity ownership in the Company over time through periodic purchases of shares. The ESPP allows employees, including the Named Executive Officers (as listed below in our Summary Compensation Table), to purchase common stock every three months (in an amount not exceeding 10% of each employee’s base salary, or hourly compensation, and any cash bonus paid, subject to certain limitations) over the offering period at 85% of the fair market value of the common stock at specified dates. The offering period may not exceed 24 months. No purchases under the ESPP occurred during 2011.

We have not historically provided special benefits or perquisites to our executives and did not do so in 2011.

Employment Agreements.

George F. Tidmarsh, M.D., Ph.D. On January 19, 2012, we entered into an employment agreement (the “Employment Agreement”) with Dr. Tidmarsh. Dr. Tidmarsh’s annual base salary will be $240,000 for the first year of his employment and will increase to $420,000 on the one-year anniversary of his employment start date. Under the terms of the Employment Agreement, on April 9, 2012, Dr. Tidmarsh received an option to purchase up to 383,581,150 shares of common stock, which was equal to 7.5% of the number of shares of common stock then issued and outstanding, determined on a fully diluted and as-converted basis (the “First Option”). This option was granted outside of the Company’s existing stockholder-approved equity compensation plans, but was subject in all material respects to the terms and conditions of the 2010 Plan, as if granted under that plan. Subject to applicable terms and conditions, the First Option vests with respect to 25% of the underlying shares on the first anniversary of Dr. Tidmarsh’s employment start date, with the remainder vesting monthly, in equal monthly installments, over the three years thereafter. The First Option is exercisable at a price of $[            ] per share, which is equal to the fair market value of a share of common stock on the date of the grant of the First Option. Dr. Tidmarsh will also be eligible to receive an additional option to purchase a number of shares of common stock, if any, equal to the difference between 7.5% of our fully diluted, as-converted shares on the second anniversary of Dr. Tidmarsh’s employment start date, less the number of shares subject to the First Option (the “Second Option”). The Second Option will be subject to the same terms and conditions as the First Option, provided that 50% of the underlying shares of the Second Option will be fully vested on the date of the grant, with the remainder vesting monthly, in equal monthly installments, over the two years thereafter. The Second Option will be exercisable at a price equal to the fair market value of a share of common stock on the date of the grant of the Second Option.

Separation Agreements.

On January 19, 2012, Deirdre Y. Gillespie, M.D. resigned as our President and Chief Executive Officer, and Gail A. Sloan, C.P.A., resigned as our Chief Financial Officer. We entered into a separation agreement (collectively, the “Separation Agreements”) with each of Dr. Gillespie and Ms. Sloan, pursuant to which we agreed to make separation payments to Dr. Gillespie of $77,778 and to Ms. Sloan of $62,222. Under the Separation Agreements, each of Dr. Gillespie and Ms. Sloan agreed to waive her respective right to all stock options awarded under her respective employment agreement that was in place at the time of resignation and agreed to relinquish all vested and unvested stock options. The Separation Agreements superseded the severance provisions in paragraphs 3.6(a), (b) and (c) in the employments agreement of each of Dr. Gillespie and Ms. Sloan, respectively.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Total ($)
Current Officer*
George F. Tidmarsh, M.D., Ph.D. President, Chief Executive Officer and Secretary	2011	$—	$—	$—	$—
	2010	$—	$—	$—	$—

Former Officers**
Deirdre Y. Gillespie, M.D. President, Chief Executive Officer and Assistant Secretary	2011	$356,300	$—	$—	$356,300
	2010	$405,600	$608,400	$179,200	$1,193,200

Gail A. Sloan Vice President of Finance and Secretary	2011	$192,300	$—	$—	$192,300
	2010	$198,551	$201,860	$80,640	$481,051

*	Dr. Tidmarsh was appointed President and Chief Executive Officer of the Company on January 19, 2012 and thus did not receive compensation for the fiscal years ended December 31, 2011 and 2010.
**	These former officers resigned, effective January 19, 2012, in connection with the closing of the Company’s acquisition of assets from Solana Therapeutics, Inc.
(1)	These amounts consist of payments made on June 1, 2010, in accordance with the Retention Agreements, dated December 4, 2009. See Note 6 to our audited financial statements for additional information.
(2)	This column reflects the aggregate grant date fair value of equity awards granted in 2011 or 2010 and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in the notes to our financial statements included in our Annual Reports on Form 10-K for each of the periods presented above.

Outstanding Equity Awards at 2011 Fiscal Year End

We effected a 1-for-100 reverse stock split on each of April 14, 2011 and February 17, 2012. The information set forth in the table below is listed on a post-split basis.

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration	Number of Unearned Shares, Units or Other Rights that have not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested
Name	Exercisable	Unexercisable		($)	Date(1)	(#)	($)
Current Officer
George F. Tidmarsh, M.D., Ph.D.(2)	—	—		—	—	—	—

Former Officer*
Deirdre Y. Gillespie	80	—		52,600	03/15/2016
	15	—		30,800	02/05/2017
	14	1	(3)	24,200	02/21/2018
	11	4	(3)	14,200	01/22/2019
	21	19	(4)	600	05/28/2020

Former Officer*
Gail A. Sloan	1	—		148,000	05/21/2014
	1	—		24,000	04/25/2015
	2	—		42,000	10/10/2015
	18	—		44,600	04/17/2016
	2	—		30,800	02/05/2017
	2	1	(3)	24,200	02/21/2018
	2	1	(3)	14,200	01/22/2019
	95	85	(4)	600	05/28/2020

*	This former officer resigned effective January 19, 2012 and relinquished all vested and unvested options upon such resignation.
(1)	All stock options expire ten years from the date of grant.
(2)	Dr. Tidmarsh was appointed President and Chief Executive Officer of the Company on January 19, 2012 and thus did not have equity awards outstanding at the 2011 fiscal year end.
(3)	The stock options vest and become exercisable ratably on a monthly basis over four years from the date of grant.
(4)	The stock options vest and become exercisable ratably on a monthly basis over three years from the date of grant.

Option Exercises and Stock Vested in Fiscal Year 2011

No named executive officers exercised any options or had any restricted stock vest in fiscal year 2011.

Director Compensation Table — 2011

Name	Fees Earned or Paid in Cash ($)	Total ($)
Robert A. Fildes	35,212	35,212
Bertrand C. Liang, M.D., Ph.D.	26,810	26,810
Stephen M. Martin(1)	15,005	15,005

(1)	Mr. Martin resigned as director effective June 2, 2011.

Director Compensation

Retainers and Fees. Directors who are also our employees receive no extra compensation for their service on the Board. In 2011, non-employee directors received $1,500 per Board meeting attended in person and $750 per Board meeting attended telephonically. Non-employee directors also received $750 per committee meeting attended in person and $500 per committee meeting attended telephonically. Directors are reimbursed for reasonable costs associated with attendance at meetings of the Board and its committees. Non-employee directors received an annual retainer of $15,000, which is paid quarterly. In 2011, the chairman of the audit committee received an annual fee of $7,500. In 2011, the chairman of the compensation committee received an annual fee of $5,000. All chairman fees were paid quarterly.

Option Grants Under the 2010 Plan. Each of our non-employee directors is eligible to automatically receive, upon becoming a non-employee director, a one-time grant of a non-qualified stock option under the 2010 Plan in an amount to be determined by the Board at an exercise price equal to the fair market value of a share of the common stock on the date of grant. These non-employee director options have a term of 10 years and vest with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three anniversaries of such grant, but only if the director remains a non-employee director for the entire period from the date of grant to such date. Because we did not have any new non-employee directors who began serving on our Board during fiscal 2011, no such awards were made in fiscal 2011. Upon re-election to our Board or upon continuing as a director after an annual meeting without being re-elected due to the classification of the Board, each non-employee director automatically receives a grant of an additional non-qualified stock option in an amount to be determined by the Board. These additional non-employee director options have a term of 10 years and vest and become exercisable upon the earlier to occur of the first anniversary of the grant date or immediately prior to the annual meeting of stockholders next following the grant date; provided that the director remains a director for the entire period from the grant date to such earlier date. The exercise price for these additional non-employee director options is the fair market value of our common stock on the date of their grant. All outstanding non-employee director options vest in full immediately prior to any change in control. Due to uncertainty surrounding our operations in fiscal 2011, however, no annual grants were made in 2011. Each non-employee director is also eligible to receive additional options under the 2010 Plan in the discretion of the Board. These options vest and become exercisable pursuant to the 2010 Plan and the terms of the option grant.

In connection with his appointment to the Board in January 2012, the Company issued Mr. Zarrabian: (i) a non-qualified option to purchase up to 11,541,334 shares of common stock, which represented approximately 0.225% of the Company’s outstanding common stock on the date of grant, determined on a fully diluted and as-converted basis, which option was exercisable at $[        ] per share and vests with respect to one-quarter of the underlying shares on each of April 20, 2012, July 20, 2012, October 20, 2012 and January 20, 2013, and (ii) full-value stock awards, comprised of 1,129,975 shares of restricted stock and 10,411,359 restricted stock units, representing the right to receive a total of up to 11,541,334 shares of common stock. The shares of restricted stock vest upon the Company’s achievement of a predetermined performance milestone, while the restricted stock units vest with respect to one-quarter of the underlying shares on each of April 20, 2012, July 20, 2012, October 20, 2012 and January 20, 2013.

Related Party Transactions

No director, executive officer, nominee for election as a director nor any beneficial holder of more than five percent of our outstanding capital stock, nor any immediate family member of the foregoing, had any material interest, direct or indirect, in any reportable transaction with us during the 2011 fiscal year, or any reportable business relationship with us during such time.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011 with respect to shares of our common stock that may be issued under our equity compensation plans. We effected a 1-for-100 reverse stock split on each of April 14, 2011 and February 17, 2012. The information set forth in the table below is listed on a post-split basis.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity Compensation plans approved by security holders	894	(1)	$17,462	17,734	(2)
Equity Compensation plans not approved by security holders

(1)	Outstanding options to purchase shares of our common stock under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan, the 2004 Plan and the 2010 Plan.
(2)	Includes 351 shares subject to the 2004 Plan, 16,970 shares subject to the 2010 Plan and 413 shares subject to the ESPP (each stated as of December 31, 2011).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 15, 2012 based on information available to us and filings with the SEC by:

•	each of our directors;

•	each of our “named executive officers” as defined by SEC rules;

•	all of our current directors and executive officers as a group; and

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock issuable under stock options that are exercisable within 60 days of March 15, 2012 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over his, her or its shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership of common stock is based on 5,009,811 shares of common stock outstanding as of March 15, 2012. Unless otherwise noted below, the address of each person listed on the table is c/o La Jolla Pharmaceutical Company, 4370 La Jolla Village Drive, Suite 400, San Diego, California 92122. We effected a 1-for-100 reverse stock split on each of April 14, 2011 and February 17, 2012. The information set forth in the table below is listed on a post-split basis.

Name and Address	Shares of Common Stock Owned	Shares with Right to Acquire within 60 days	Total Beneficial Ownership	Percentage of Common Stock
RTW Investments, LLC (1)	—	87,917	87,917	9.9%
Tang Capital Partners, LP (2)	41,892	41,379	83,271	9.9%
Boxer Capital, LLC (3)	211	77,446	77,657	9.8%
George F. Tidmarsh, M.D., Ph.D.	—	—	—	—
Saiid Zarrabian	—	—	—	—
Deirdre Y. Gillespie, M.D. (4)	—	—	—	—
Gail A. Sloan (5)	9	—	9	* %
All current executive officers and directors as a group (2 persons) (5)	—	—	—	—

*	Less than one percent.
(1)	Based solely upon a Schedule 13G/A filed with the SEC on February 16, 2012. The Schedule 13G/A was jointly filed by RTW Investments, LLC, RTW Master Fund, Ltd. and Roderick Wong. The address of RTW Investments, LLC is 1350 Avenue of the Americas, 28th Floor, New York, New York 10019. Roderick Wong is the Managing Member of RTW Investments, LLC.
(2)

Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2012, using 79,141,309 shares of common stock (pre-reverse stock split) outstanding as of November 9, 2011 to calculate beneficial ownership. Tang Capital Partners is the beneficial owner of 83,271 shares of common stock. Tang Capital Partners shares voting and dispositive power over such shares with Tang Capital Management and Kevin C. Tang. Tang Capital Management, as the general partner of Tang Capital Partners, may be deemed to beneficially own the 83,271 shares held by Tang Capital Partners. Tang Capital Management shares voting and dispositive power over such shares with Tang Capital

Partners and Kevin C. Tang. Kevin C. Tang may be deemed to beneficially own 83,271 shares of our common stock. Mr. Tang shares voting and dispositive power over the shares beneficially owned by Tang Capital Partners with Tang Capital Management and Tang Capital Partners. Mr. Tang disclaims beneficial ownership of all shares reported herein except to the extent of his pecuniary interest therein. The address of Tang Capital Partners is 4401 Eastgate Mall, San Diego, California 92121.
(3)	Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2012. The Schedule 13G/A was jointly filed by Boxer Capital, LLC (“Boxer Capital”), Boxer Asset Management Inc. (“Boxer Management”), Joseph Lewis, and MVA Investors, LLC (“MVA”) (together with Boxer Capital and Boxer Management, and Joseph Lewis, the “Reporting Persons”), using 79,141,309 shares of common stock (pre-reverse stock split) outstanding as of November 9, 2011 to calculate beneficial ownership. Boxer Management is the managing member and majority owner of Boxer Capital. Joseph Lewis is the sole indirect owner and controls Boxer Management. MVA is the independent, personal investment vehicle of certain employees of Boxer Capital and Tavistock Life Sciences Company, which is a Delaware corporation and an affiliate of Boxer Capital. As such, MVA is not controlled by Boxer Capital, Boxer Management and Joseph Lewis. The principal business address of both Boxer Capital and MVA is: 445 Marine View Avenue, Suite 100, Del Mar, CA 92014. The principal business address of both Boxer Management and Joseph Lewis is: c/o Cay House P.O. Box N-7776 E.P. Taylor Drive Lyford Cay, New Providence, Bahamas.
(4)	Former executive officer who resigned effective January 19, 2012. Based solely on a Form 4 filed on May 18, 2011.
(5)	Former executive officer who resigned effective January 19, 2012. Based solely on a Form 4 filed on April 21, 2011.
(6)	The current executive officers and directors are comprised of Dr. Tidmarsh and Mr. Zarrabian (each of whom is included within the table above).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors and officers and persons who own more than 10% of our equity securities are required to report their initial ownership of our equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and we are required to disclose any late filings during the fiscal year ended December 31, 2011. To our knowledge, based solely upon our review of the copies of such reports required to be furnished to us during the fiscal year ended December 31, 2011, all of these reports were timely filed, except for one report filed in May 2011 by former director and named executive officer Deirdre Y. Gillespie reporting the conversion of preferred stock into common stock and the subsequent sale of such common stock that occurred during May 2011.

OTHER INFORMATION

Other Business

We know of no other business to be presented at the Annual Meeting. If any other business were to properly come before the Annual Meeting, it is intended that the shares represented by proxies would be voted with respect thereto in accordance with the best judgment of the persons named in the accompanying form of proxy.

Stockholder Proposals

2012 Annual Meeting Proposals

Our Bylaws require that a stockholder give our Secretary timely written notice of any proposal or nomination of a director. To be timely, such written notice must be received by our Secretary not less than 90 days nor more than 120 days prior to a scheduled annual meeting of stockholders, or if less than 95 days’ notice or prior public disclosure of the date of the scheduled annual meeting of stockholders is given or made, such written notice must be received by our Secretary not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting or the date on which such notice of the scheduled meeting was mailed. These advance notice requirements will continue to apply after the Company changes its corporate domicile from Delaware to California, as described above.

Any notice to our Secretary regarding a stockholder proposal must include, as to each matter the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; the name and address, as they appear on our books, of the stockholder proposing such business and any stockholders known by such stockholder to be supporting such proposal; the class and number of shares of our stock that are beneficially owned by the stockholder and by any other stockholder known by such stockholder to be supporting such matter on the date of such stockholder notice; and any material interest of the stockholder in such business.

Any notice to our Secretary regarding a nomination for the election of a director must include: the name and address of the stockholder who intends to make the nomination; the name and address of the person or persons to be nominated; the class and number of shares of our stock that are beneficially owned by the stockholder; a representation that such stockholder intends to appear in person or by proxy at the annual meeting and nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and the consent of each nominee to serve as a director if so elected.

2013 Annual Meeting Proposals

Stockholders who wish to have proposals considered for inclusion in the proxy statement and form of proxy for our 2013 annual meeting of stockholders, including nominees for directors, must cause their proposals to be received in writing by our Secretary at the address set forth on the first page of this proxy statement no later than December 21, 2012. Any proposal should be addressed to our Secretary and may be included in next year’s proxy materials only if such proposal complies with our Bylaws, as discussed above, and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC.

Incorporation by Reference

The report of the audit committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Our Annual Report on Form 10-K for the year ended December 31, 2011, delivered to you together with this proxy statement, is hereby incorporated by reference.

Householding

The Company may satisfy SEC rules regarding delivery of proxy materials, including the proxy statement, annual report and Notice, by delivering a single Notice and, if applicable, a single set of proxy materials to an address shared by two or more Company stockholders. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the Company and its stockholders as it reduces the volume of duplicate information received at a stockholder’s house and helps reduce the Company’s expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instruction forms.

Stockholders who have previously received a single set of disclosure documents may request their own copy this year or in future years by contacting their bank, broker or other nominee record holder. The Company will also deliver a separate copy of this proxy statement to any stockholder upon written request to La Jolla Pharmaceutical Company, 4370 La Jolla Village Drive, Suite 400, San Diego, California 92122, Attn: George F. Tidmarsh, or upon oral request by calling (858) 452-6600.

Similarly, stockholders who have previously received multiple copies of disclosure documents may write to the address or call the phone number listed above to request delivery of a single copy of these materials in the future.

Availability of Additional Information

Along with this proxy statement, we have provided each stockholder entitled to vote a copy of our Annual Report on Form 10-K for our year ended December 31, 2011. We will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2011 upon the written or oral request of any stockholder or beneficial owner of our common stock. Written requests should be directed to the following address: Investor Relations, La Jolla Pharmaceutical Company, 4370 La Jolla Village Drive, Suite 400, San Diego, California 92122. Telephonic requests should be directed to (858) 452-6600.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549-2521. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also find the materials we file with the SEC on the “Investor Relations” section of our website at http://www.ljpc.com. Information on our website is not incorporated by reference into, or made a part of, this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ George F. Tidmarsh

George F. Tidmarsh, M.D., Ph.D. President, Chief Executive Officer and Secretary

April 16, 2012

San Diego, California

APPENDIX A

2010 Equity Incentive Plan (as proposed to be amended)

LA JOLLA PHARMACEUTICAL COMPANY

2010 EQUITY INCENTIVE PLAN

ARTICLE I

GENERAL PROVISIONS

1.01 Definitions.

Terms used herein and not otherwise defined shall have the meanings set forth below:

(a) “Administrator” means the Board or a Committee that has been delegated the authority to administer the Plan.

(b) “Award” means an Incentive Award or a Nonemployee Director’s Option.

(c) “Award Document” means an award agreement duly executed on behalf of the Company and by the Recipient or, in the Administrator’s discretion, a confirming memorandum issued by the Company to the Recipient.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the following and shall be deemed to occur if any of the following events occur:

(i) Except as provided by subsection (iii) hereof, the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

(iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation with any other person, entity or corporation, other than:

(A) a merger or consolidation which would result in the persons holding the voting securities of the Company outstanding immediately prior thereto continuing to hold more than fifty percent (50%) of the combined voting power of the voting securities of the Company or its successor which are outstanding immediately after such merger or consolidation, or

(B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires forty percent (40%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(iv) Approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred (1) if the “person” is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of the Company’s then outstanding voting securities solely in connection with a public offering of the Company’s securities, or (2) if the “person” is an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Where the context so requires, a reference to a particular Code section shall also refer to any successor provision of the Code to such section.

(g) “Committee” means the committee appointed by the Board to administer the Plan.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means La Jolla Pharmaceutical Company.

(j) “Dividend Equivalent” means a right granted by the Company under Section 2.07 to a holder of an Option, Stock Appreciation Right, or other Incentive Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period (as defined in Section 2.07) payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Option, Stock Appreciation Right, or other Incentive Award.

(k) “Eligible Person” means any director, Employee or consultant of the Company or any Related Corporation.

(l) “Employee” means an individual who is in the employ of the Company (or any Parent or Subsidiary) subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Where the context so requires, a reference to a particular section of the Exchange Act or rule thereunder shall also refer to any successor provision to such section or rule.

(n) “Exercise Price” means the price at which the Holder may purchase shares of Common Stock underlying an Option.

(o) “Fair Market Value” of capital stock of the Company shall be determined with reference to the closing price of such stock on the day in question (or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), as reported with respect to the principal market or trading system on which such stock is then traded; or, if no such closing prices are reported, the mean between the high bid and low ask prices that day on the principal market or national quotation system on which such shares are then quoted; provided, however, that when appropriate, the Administrator in determining Fair Market Value of capital stock of the Company may take into account such other factors as may be deemed appropriate under the circumstances. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the Code. The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Administrator on the basis of such factors as it may deem appropriate.

(p) “Holder” means the Recipient of an Award or any permitted assignee holding the Award.

(q) “Incentive Award” means any Option (other than a Nonemployee Director’s Option), Restricted Stock, Stock Appreciation Right, Stock Payment, Performance Award or Dividend Equivalent granted or sold to an Eligible Person under this Plan.

(r) “Incentive Stock Option” means an Option that qualifies as an incentive stock option under Section 422 (or any successor section) of the Code and the regulations thereunder.

(s) “Just Cause Dismissal” shall mean a termination of a Recipient’s Service for any of the following reasons: (i) the Recipient violates any reasonable rule or regulation of the Company or the Recipient’s superiors or the Chief Executive Officer or President of the Company that (A) results in damage to the Company or (B) after written notice to do so, the Recipient fails to correct within a reasonable time; (ii) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to him or her; (iii) any willful failure to perform his or her job; (iv) any wrongful conduct of a Recipient which has an adverse impact on the Company or which constitutes fraud, embezzlement or dishonesty; (v) the Recipient’s performing services for any other person or entity which competes with the Company while he or she is providing Service, without the written approval of the Chief Executive Officer or President of the Company; or (vi) any other conduct that the Administrator determines constitutes Just Cause for Dismissal; provided, however, that if the term of concept has been defined in an employment agreement between the Company and the Recipient, then Just Cause Dismissal shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Company or any Related Corporation to discharge or dismiss any Recipient or other person in the Service of the Company or any Related Corporation for any other acts or omissions but such other acts or omission shall not be deemed, for purposes of the Plan, to constitute grounds for Just Cause Dismissal.

(t) “Nonemployee Director” means a director of the Company who is not an Employee of the Company or any of its Related Corporations.

(u) “Nonemployee Director’s Option” means a Nonqualified Stock Option granted to a Nonemployee Director pursuant to Article III of the Plan.

(v) “Nonqualified Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(w) “Option” means a right to purchase stock of the Company granted under this Plan, and can be an Incentive Stock Option or a Nonqualified Stock Option.

(x) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(y) “Performance Award” means an award, payable in cash, Common Stock or a combination thereof, which vests and becomes payable over a period of time upon attainment of performance criteria established in connection with the grant of the award.

(z) “Performance-Based Compensation” means performance-based compensation as described in Section 162(m) of the Code and the regulations thereunder. If the amount of compensation an Eligible Person will receive under any Incentive Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Administrator, in order to qualify an Incentive Award as performance-based compensation under Section 162(m) of the Code and the regulations thereunder, can condition the grant, award, vesting, or exercisability of such an award on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (i) cash flow, (ii) earnings per share (including earnings before interest, taxes, and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) income or net income, (viii) operating margin, (ix) return on operating revenue, (x) attainment of stated goals related to the Company’s research and development or clinical trials programs, (xi) attainment of stated goals related to the Company’s capitalization, costs, financial condition, or results of operations, and (xii) any other similar performance criteria.

(aa) “Permanent Disability” shall mean the inability of the Recipient to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of twelve months or more.

(bb) “Plan” means the La Jolla Pharmaceutical Company 2010 Equity Incentive Plan as set forth in this document.

(cc) “Purchase Price” means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Administrator (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock).

(dd) “Recipient” means an Eligible Person who has received an Award hereunder.

(ee) “Related Corporation” means either a Parent or Subsidiary.

(ff) “Restricted Stock” means Common Stock that is the subject of an award made under Section 2.04 and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in this Plan and in any Award Document.

(gg) “Securities Act” means the Securities Act of 1933, as amended.

(hh) “Service” means the performance of services for the Company or its Related Corporations by a person in the capacity of an Employee, a director or a consultant, except to the extent otherwise specifically provided in the Award Document.

(ii) “Stock Appreciation Right” means a right granted under Section 2.05 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the Stock Appreciation Right, to the date of exercise.

(jj) “Stock Payment” means a payment in shares of Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to a Recipient.

(kk) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ll) “Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

1.02 Purpose of the Plan.

The Board has adopted this Plan to advance the interests of the Company and its stockholders by (a) providing Eligible Persons with financial incentives to promote the success of the Company’s business objectives, and to increase their proprietary interest in the success of the Company, and (b) giving the Company a means to attract and retain Eligible Persons.

1.03 Common Stock Subject to the Plan.

(a) Number of Shares. Subject to Section 1.05(b), the total number of shares of Common Stock initially authorized for issuance pursuant to Awards granted hereunder shall be [            ], provided that the total number of shares authorized for issuance hereunder shall be automatically increased to equal 10% of the number of shares of Common Stock issued and outstanding as of the following measurement dates: March 31, June 30, September 30 and December 31 of each year, commencing upon the date of approval of this Plan by the Company’s stockholders and through, and including, June 30, 2015, provided, further that in no event shall the total number of shares issued hereunder exceed [            ].

(b) Source of Shares. The Common Stock to be issued under this Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

(c) Availability of Unused Shares. Shares of Common Stock subject to unexercised portions of any Award granted under this Plan that expire, terminate or are cancelled, and shares of Common Stock issued pursuant to an Award under this Plan that are reacquired by the Company pursuant to the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan.

(d) Grant Limits. Notwithstanding any other provision of this Plan, no Eligible Person shall be granted Awards with respect to more than 25 million shares of Common Stock in the aggregate in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation.

1.04 Administration of the Plan.

(a) The Administrator. The Plan will be administered by a Committee, which will consist of two or more members of the Board each of whom must be an “independent director” as defined by applicable listing standards. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Board may, in lieu of the Committee, exercise any authority granted to the Committee pursuant to the provisions of the Plan. To obtain the benefits of Rule 16b-3, Incentive Awards must be granted by the entire Board or a Committee comprised entirely of “non-employee directors” as such term is defined in Rule 16b-3. In addition, if Incentive Awards are to be made to persons subject to Section 162(m) of the Code and such Awards are intended to constitute Performance-Based Compensation, then such Incentive Awards must be granted by a Committee comprised entirely of “outside directors” as such term is defined in the regulations under Section 162(m) of the Code.

(b) Authority of the Administrator. The Administrator has authority in its discretion to select the Eligible Persons to whom, and the time or times at which, Incentive Awards shall be granted or sold, the nature of each Incentive Award, the number of shares of Common Stock or the number of rights that make up or underlie each Incentive Award, the period for the exercise of each Incentive Award, the performance criteria (which need not be identical) utilized to measure the value of Performance Awards, and such other terms and conditions applicable to each individual Incentive Award as the Administrator shall determine. In addition, the Administrator shall have all other powers granted to it in the Plan.

(c) Interpretation. Subject to the express provisions of the Plan, the Administrator has the authority to interpret the Plan and any Award Documents, to determine the terms and conditions of Incentive Awards and to make all other determinations necessary or advisable for the administration of the Plan. All interpretations, determinations and actions by the Administrator shall be final, conclusive and binding upon all parties. The Administrator has authority to prescribe, amend and rescind rules and regulations relating to the Plan.

(d) No Liability. The Administrator and its delegates shall be indemnified by the Company to the fullest extent provided for in the Company’s certificate of incorporation and bylaws.

1.05 Other Provisions.

(a) Documentation. Each Award granted under the Plan shall be evidenced by an Award Document which shall set forth the terms and conditions applicable to the Award as the Administrator may in its discretion determine consistent with the Plan, provided that the Administrator shall exercise no discretion with respect to Nonemployee Directors’ Options, which shall reflect only the terms of the Award as set forth in Article III and certain administrative matters dictated by the Plan. Award Documents shall comply with and be subject to the terms and conditions of the Plan. In case of any conflict between the Plan and any Award Document, the Plan shall control. Various Award Documents covering the same types of Awards may but need not be identical.

(b) Adjustment Provisions. Should any change be made to the outstanding shares of Common Stock by reason of a merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock dividend, stock split, reverse stock split, exchange of shares or other change affecting the outstanding Common Stock without the Company’s receipt of consideration, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares subject to the Plan as provided in Section 1.03, (ii) the number and kind of shares or other securities subject to then outstanding Awards, (iii) the price for each share or other unit of any other securities subject to then outstanding Awards and (iv) the number and kind of shares or other securities subject to the Nonemployee Director Options described in Section 3.01 and 3.02. In addition, the per person limitation set forth in Section 1.03(d) shall also be subject to adjustment as provided in this Section 1.05(b), but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation. Such adjustments are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under the Awards. In no event shall any adjustments be made in connection with the conversion of preferred stock or warrants into shares of Common Stock. No fractional interests will be issued under the Plan resulting from any such adjustments.

(c) Continuation of Service. Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards granted hereunder) shall confer upon any Eligible Person or Recipient any right to continue in the Service of the Company or its Related Corporations or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or its Related Corporations to reduce such person’s compensation or other benefits or to terminate the Service of such Eligible Person or Recipient, with or without cause. Except as expressly provided in the Plan or in any Award Document, the Company shall have the right to deal with each Recipient in the same manner as if the Plan and any Award Document did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient.

(d) Restrictions. All Awards granted under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to Awards granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

(e) Additional Conditions. Any Incentive Award may also be subject to such other provisions (whether or not applicable to any other Award or Recipient) as the Administrator determines appropriate.

(f) Tax Withholding. The Company’s obligation to deliver shares of Common Stock under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

(g) Privileges of Stock Ownership. Except as otherwise set forth herein, a Holder shall have no rights as a stockholder of the Company with respect to any shares issuable or issued in connection with the Award until the date of the receipt by the Company of all amounts payable in connection with exercise of the Award, performance by the Holder of all obligations thereunder, and the Company issues a stock certificate representing the appropriate number of shares. Status as an Eligible Person shall not be construed as a commitment that any Incentive Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) Effective Date and Duration of Plan; Amendment and Termination of Plan. The Plan shall become effective upon its approval by the Company’s stockholders. Unless terminated by the Board prior to such time, the Plan shall continue in effect until the 10th anniversary of the date the Plan was adopted, whereupon the Plan shall terminate automatically. The Board may, insofar as permitted by law, from time to time suspend or terminate the Plan. No Awards may be granted during any suspension of this Plan or after its termination. Any Award outstanding after the termination of the Plan shall remain in effect until such Award has been exercised or expires in accordance with its terms and the terms of the Plan. The Board may, insofar as permitted by law, from time to time revise or amend the Plan in any respect except that no such amendment shall adversely affect any rights or obligations of the Holder under any outstanding Award previously granted under the Plan without the consent of the Holder. Amendments shall be subject to stockholder approval to the extent such approval is required to comply with the listing requirements imposed by any exchange or trading system upon which the Company’s securities trade or applicable law.

(i) Amendment of Awards. The Administrator may make any modifications in the terms and conditions of an outstanding Incentive Award, provided that (i) the resultant provisions are permissible under the Plan and (ii) the consent of the Holder shall be obtained if the amendment will adversely affect his or her rights under the Award. However, the outstanding Options may not be repriced without stockholder approval.

(j) Nonassignability. No Incentive Stock Option granted under the Plan shall be assignable or transferable except by will or by the laws of descent and distribution. No other Awards granted under the Plan shall be assignable or transferable except (i) by will or by the laws of descent and distribution, (ii) to one or more of the Recipient’s family members (as such term is defined in the instructions to Form S-8) or (iii) upon dissolution of marriage pursuant to a qualified domestic relations order. During the lifetime of a Recipient, an Award granted to him or her shall be exercisable only by the Holder or his or her guardian or legal representative.

(k) Other Compensation Plans. The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, and the existence of the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for Eligible Persons.

(l) Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

(m) Participation by Foreign Employees. Notwithstanding anything to the contrary herein, the Administrator may, in order to fulfill the purposes of the Plan, structure grants of Incentive Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

ARTICLE II

INCENTIVE AWARDS

2.01 Grants of Incentive Awards.

Subject to the express provisions of this Plan, the Administrator may from time to time in its discretion select from the class of Eligible Persons those individuals to whom Incentive Awards may be granted pursuant to its authority as set forth in Section 1.04(b). Each Incentive Award shall be subject to the terms and conditions of the Plan and such other terms and conditions established by the Administrator as are not inconsistent with the provisions of the Plan.

2.02 Options.

(a) Nature of Options. The Administrator may grant Incentive Stock Options and Nonqualified Stock Options under the Plan. However, Incentive Stock Options may only be granted to Employees of the Company or its Related Corporations.

(b) Option Price. The Exercise Price per share for each Option (other than a Nonemployee Director’s Option) shall be determined by the Administrator at the date such Option is granted and shall not be less than the Fair Market Value of a share of Common Stock (or other securities, as applicable) on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value of a share of Common Stock (or other securities, as applicable). Notwithstanding the foregoing, however, in no event shall the Exercise Price be less than the par value of the shares of Common Stock.

(c) Option Period and Vesting. Options (other than Nonemployee Directors’ Options) hereunder shall vest and may be exercised as determined by the Administrator, except that exercise of such Options after termination of the Recipient’s Service shall be subject to Section 2.02(g). Each Option granted hereunder (other than a Nonemployee Directors Option) and all rights or obligations thereunder shall expire on such date as shall be determined by the Administrator, but not later than ten years after the date the Option is granted and shall be subject to earlier termination as herein provided.

(d) Exercise of Options. Except as otherwise provided herein, an Option may become exercisable, in whole or in part, on the date or dates specified by the Administrator (or, in the case of Nonemployee Directors’ Options, the Plan) at the time the Option is granted and thereafter shall remain exercisable until the expiration or earlier termination of the Option. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. An Option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the Holder, together with payment of the Exercise Price made in accordance with Section 2.02(e). Upon proper exercise, the Company shall deliver to the person entitled to exercise the Option or his or her designee a certificate or certificates for the shares of stock for which the Option is exercised.

(e) Form of Exercise Price. The aggregate Exercise Price shall be immediately due and payable upon the exercise of an Option and shall, subject to the provisions of the Award Document, be payable in one or more of the following: (i) by delivery of legal tender of the United States, (ii) by delivery of shares of Common Stock held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes, and/or (iii) through a sale and remittance procedure pursuant to which the Holder shall concurrently provide irrevocable instructions to (A) a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (B) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Any shares of Company stock or other non-cash consideration assigned and delivered to the Company in payment or partial payment of the Exercise Price will be valued at Fair Market Value on the exercise date.

(f) Limitation on Exercise of Incentive Stock Options. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Options granted to any Recipient under the Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the Code during any one calendar year shall not exceed $100,000. Any Options granted as Incentive Stock Options pursuant to the Plan in excess of such limitation shall be treated as Nonqualified Stock Options. Options are to be taken into account in the order in which they were awarded.

(g) Termination of Service.

(i) Termination for Cause. Except as otherwise provided by the Administrator, in the event of a Just Cause Dismissal of a Recipient, all of the outstanding Options granted to such Recipient shall expire and become unexercisable as of the date of such Just Cause Dismissal.

(ii) Termination Other Than for Cause. Subject to subsection (i) above and except as otherwise provided by the Administrator, in the event of a Recipient’s termination of Service from the Company or its Related Corporations due to:

(A) any reason other than Just Cause Dismissal, death, or Permanent Disability, or normal retirement, the outstanding Options granted to such Recipient, whether or not vested, shall expire and become unexercisable as of the earlier of (1) the date such Options would expire in accordance with their terms if the Recipient had remained in Service or (2) three calendar months after the date the Recipient’s Service terminated in the case of Incentive Stock Options, or six months after the Recipient’s Service terminated, in the case of Nonqualified Stock Options.

(B) death or Permanent Disability, the outstanding Options granted to such Recipient, whether or not vested, shall expire and become unexercisable as of the earlier of (1) the date such Options would expire in accordance with their terms if the Recipient had remained in Service or twelve months after the date of termination.

(C) normal retirement, the outstanding Options granted to such Recipient, whether or not vested, shall expire and become unexercisable as of the earlier of (A) the date such Options expire in accordance with their terms or (B) twenty-four months after the date of retirement.

(iii) Termination of Director Service. In the event that a Director shall cease to be a Nonemployee Director, all outstanding Options granted to such Recipient shall be exercisable, to the extent already vested and exercisable on the date such Recipient ceases to be a Nonemployee Director and regardless of the reason the Recipient ceases to be a Nonemployee Director until the fifth anniversary of the date such Director ceases to be a Nonemployee Director; provided that the Administrator may extend such post-termination period to up to the expiration date of the Option.

2.03 Performance Awards.

(a) Grant of Performance Award. The Administrator may grant Performance Awards under the Plan and shall determine the performance criteria (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and timing of payment of Performance Awards.

(b) Payment of Award; Limitation. Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Holder in cash or in shares of Common Stock valued at Fair Market Value or a combination of Common Stock and cash, as the Administrator in its discretion may determine. Notwithstanding any other provision of this Plan, no Eligible Person shall be paid Performance Awards with a value in excess of $1,000,000 in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to the Performance Award hereunder to qualify as Performance-Based Compensation.

(c) Expiration of Performance Award. If any Recipient’s Service is terminated for any reason other than normal retirement, death or Permanent Disability prior to the time a Performance Award or any portion thereof becomes payable, all of the Holder’s rights under the unpaid portion of the Performance Award shall expire unless otherwise determined by the Administrator. In the event of termination of Service by reason of death, Permanent Disability or normal retirement, the Administrator, in its discretion, may determine what portions, if any, of the Performance Award should be paid to the Holder.

2.04 Restricted Stock.

(a) Award of Restricted Stock. The Administrator may issue Restricted Stock under the Plan. The Administrator shall determine the Purchase Price (if any), the forms of payment of the Purchase Price (which shall be either cash or past services), the restrictions upon the Restricted Stock, and when such restrictions shall lapse (provided that the restriction period shall be at least one year for performance-based grants and three years for non-performance-based grants).

(b) Requirements of Restricted Stock. All shares of Restricted Stock granted or sold pursuant to the Plan will be subject to the following conditions:

(i) No Transfer. The shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

(ii) Certificates. The Administrator may require that the certificates representing shares of Restricted Stock granted or sold to a Holder pursuant to the Plan remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

(iii) Restrictive Legends. Each certificate representing shares of Restricted Stock granted or sold to a Holder pursuant to the Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Administrator in its discretion deems necessary or appropriate to enforce such restrictions; and

(iv) Other Restrictions. The Administrator may impose such other conditions on Restricted Stock as the Administrator may deem advisable including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange or upon which such Restricted Stock or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

(c) Rights of Holder. Subject to the provisions of Section 2.04(b) and any additional restrictions imposed by the Administrator, the Holder will have all rights of a stockholder with respect to the Restricted Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

(d) Termination of Service. Unless the Administrator in its discretion determines otherwise, upon a Recipient’s termination of Service for any reason, all of the Restricted Stock issued to the Recipient that remains subject to restrictions imposed pursuant to the Plan on the date of such termination of Service may be repurchased by the Company at the Purchase Price (if any).

(e) Adjustments. Any new, substituted or additional securities or other property which Holder may have the right to receive with respect to the Holder’s shares of Restricted Stock by reason of a merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock dividend, stock split, reverse stock split, exchange of shares or other change affecting the outstanding Common Stock without the Company’s receipt of consideration shall be issued subject to the same vesting requirements applicable to the Holder’s shares of Restricted Stock and shall be treated as if they had been acquired on the same date as such shares.

2.05 Stock Appreciation Rights.

(a) Granting of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights, either related or unrelated to Options, under the Plan.

(b) Stock Appreciation Rights Related to Options.

(i) A Stock Appreciation Right granted in connection with an Option granted under this Plan will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 2.05(b)(iii). Such Option will, to the extent surrendered, then cease to be exercisable.

(ii) A Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that, the related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(iii) Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Exercise Price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (ii) the number of shares as to which such Stock Appreciation Right is exercised.

(c) Stock Appreciation Rights Unrelated to Options. The Administrator may grant Stock Appreciation Rights unrelated to Options to Eligible Persons. Section 2.05(b)(iii) shall be used to determine the amount payable at exercise under such Stock Appreciation Right, except that in lieu of the Exercise Price specified in the related Option the initial base amount specified in the Incentive Award shall be used.

(d) Limits. Notwithstanding the foregoing, the Administrator, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right under the Plan.

(e) Payments. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right, in cash or in a combination of cash and shares of Common Stock as the Administrator deems advisable. If permitted by the Administrator, the Holder may elect to receive cash in full or partial settlement of a Stock Appreciation Right. If the Administrator decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(f) Termination of Service. Section 2.02(g) will govern the treatment of Stock Appreciation Rights upon the termination of a Recipient’s Service.

2.06 Stock Payments.

The Administrator may issue Stock Payments under the Plan for all or any portion of the compensation (other than base salary) or other payment that would otherwise become payable by the Company to the Eligible Person in cash.

2.07 Dividend Equivalents.

The Administrator may grant Dividend Equivalents to any Recipient who has received an Option, Stock Appreciation Right, or other Incentive Award denominated in shares of Common Stock. Such Dividend Equivalents shall be effective and shall entitle the Recipients thereof to payments during the “Applicable Dividend Period,” which shall be (a) the period between the date the Dividend Equivalent is granted and the date the related Option, Stock Appreciation Right, or other Incentive Award is exercised, terminates, or is converted to Common Stock, or (b) such other time as the Administrator may specify in the Award Document. Dividend Equivalents may be paid in cash, Common Stock, or other Incentive Awards; the amount of Dividend Equivalents paid other than in cash shall be determined by the Administrator by application of such formula as the Administrator may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent. Dividend Equivalents shall be computed as of each dividend record date and shall be payable to Recipients thereof at such time as the Administrator may determine. Notwithstanding the foregoing, if it is intended that an Incentive Award qualify as Performance-Based Compensation and the amount of the compensation the Eligible Person could receive under the award is based solely on an increase in value of the underlying stock after the date of grant or award (i.e., the grant, vesting, or exercisability of the award is not conditioned upon the attainment of a preestablished, objective performance goal described in Section 1.01(x)), then the payment of any Dividend Equivalents related to the Award shall not be made contingent on the exercise of the Award.

ARTICLE III

NONEMPLOYEE DIRECTOR’S OPTIONS

3.01 Grants of Initial Awards.

Each Nonemployee Director shall, upon first becoming a Nonemployee Director, receive a one-time grant of an Award on such terms as may be determined from time to time by the Administrator. Awards granted under this Section 3.01 vest in accordance with Section 3.04(a) hereof and are “Initial Awards” for purposes hereof.

3.02 Grants of Additional Awards.

On the date of the annual meeting of stockholders of the Company next following a Nonemployee Director becoming such, and on the date of each subsequent annual meeting of stockholders of the Company, in each case if the Nonemployee Director has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting or is continuing as a director without being re-elected due to the classification of the Board, such Nonemployee Director shall automatically receive an Award on such terms as may be determined from time to time by the Administrator Awards granted under this Section 3.02 vest in accordance with Section 3.04(b) hereof and are “Additional Awards” for purposes hereof. Notwithstanding the foregoing to the contrary, the first grant of Additional Awards shall be made to eligible Nonemployee Directors on the date of the 2010 annual meeting of stockholders.

3.03 Exercise Price.

The Exercise Price for Nonemployee Directors’ Options shall be payable as set forth in Section 2.02(e).

3.04 Vesting and Exercise.

(a) Initial Awards shall vest and become exercisable with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the dates of each of the first three anniversaries of the date of grant provided the Recipient has remained a Nonemployee Director for the entire period from the date of grant to such date.

(b) Additional Awards shall vest and become exercisable upon the earlier of (i) the first anniversary of the grant date or (ii) immediately prior to the annual meeting of stockholders of the Company next following the grant date, provided the Recipient has remained a Nonemployee Director for the entire period from the date of grant to such earlier date.

(c) Notwithstanding the foregoing, however, Initial Awards and Additional Awards that have not vested and become exercisable at the time the Recipient ceases to be a Nonemployee Director shall expire.

3.05 Term of Options and Effect of Termination.

No Nonemployee Directors’ Option shall be exercisable after the expiration of ten years from the date of its grant. In the event that the Recipient of a Nonemployee Director’s Option shall cease to be a Nonemployee

Director, all outstanding Nonemployee Directors’ Options granted to such Recipient shall be exercisable, to the extent already vested and exercisable on the date such Recipient ceases to be a Nonemployee Director and regardless of the reason the Recipient ceases to be a Nonemployee Director until the fifth anniversary of the date such Director ceases to be a Nonemployee Director; provided that the Administrator may extend such post-termination period to the expiration date of the Option.

ARTICLE IV

RECAPITALIZATIONS AND REORGANIZATIONS

4.01 Corporate Transactions.

(a) Options. Unless the Administrator provides otherwise in the Award Document or another written agreement, in the event of a Change in Control, the Administrator shall provide that all Options (other than Non-employee Director Options) either (i) vest in full immediately preceding the Change in Control and terminate upon the Change in Control, (ii) are assumed or continued in effect in connection with the Change in Control transaction, (iii) are cashed out for an amount equal to the deal consideration per share less the Exercise Price or (iv) are substituted for similar awards of the surviving corporation. Each Option that is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Recipient in consummation of such Change in Control had the Recipient been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (A) the Exercise Price payable per share under each outstanding Option, provided the aggregate Exercise Price payable for such securities shall remain the same, (B) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (C) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances pursuant to the Plan per calendar year and (D) the number and/or class of securities subject to Nonemployee Director’s Options. To the extent the holders of Common Stock receive cash consideration in whole or part for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding Options, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

(b) Nonemployee Directors’ Options. Immediately prior to a Change of Control, all outstanding Nonemployee Directors’ Options shall vest in full.

(c) Other Incentive Awards. The Administrator may specify the effect that a Change in Control has on an Incentive Award (other than an Option) outstanding at the time such a Change in Control occurs either in the applicable Award Document or by subsequent modification of the Award.

4.02 No Restraint.

The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all of any part of its business or assets.

FORM OF OPTION GRANT

Notice of Grant of Stock Options and Option Agreement	La Jolla Pharmaceutical Company ID: 33-0361285 4370 La Jolla Village Drive, Suite 400 San Diego, CA 92122 (858) 452-6600

Name:	Option Number:

Address:	Plan: 2010

ID:

Effective                 , you have been granted a(n) Incentive Stock Option to buy                 shares of La Jolla Pharmaceutical Company (the Company) stock at $             per share.

The total option price of the shares granted is $            .

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s 2010 Equity Incentive Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

La Jolla Pharmaceutical Company	Date

Name	Date

APPENDIX B

Comparison of Rights

The following summary compares certain material rights of stockholders and the duties of directors and officers in LJPC Delaware versus LJPC California. This comparison is based on the charter documents of the two companies, as well as relevant portions of the California Corporations Code (“CCC”) and the Delaware General Corporation Law (“DGCL”).

Change in Number of Directors

The LJPC Delaware Bylaws establish a range of three to nine directors and provides for a classified board of three classes of directors. Under the CCC, the size of the board must be at least nine directors for the board to be classified. Because LJPC Delaware currently has only two directors, following the reincorporation, the California Bylaws will establish a range of three to five directors and LJPC California would be expected to initially have a board with two directors. The DGCL permits the board of directors alone to change the authorized number of directors by amendment to the bylaws or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors may be made only by an amendment to such certificate, which would require a vote of stockholders. Under the CCC, a board of directors may fix the exact number of directors within a stated range set forth in either the articles of incorporation or bylaws, so long as that stated range has been approved by the stockholders.

Cumulative Voting

Stockholders of LJPC Delaware do not have the right to cumulate votes in the election of directors. Stockholders of LJPC California, however, will have the right to cumulate votes in the election of directors until the common stock of LJPC California is listed on the New York Stock Exchange, NYSE Amex, the NASDAQ Global Market or the NASDAQ Capital Market.

Filling Vacancies on the Board of Directors

Under the DGCL, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. LJPC Delaware’s Certificate of Incorporation and Bylaws provide that vacancies shall only be filled by the board (unless there are no directors, in which case vacancies shall be filled by the stockholders).

Under the CCC, the board may fill vacancies on the board of directors (other than a vacancy created by removal of a director). If the number of directors is less than a quorum, a vacancy may be filled by (i) the unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice, or (iii) a sole remaining director. The board may fill a vacancy created by removal of a director only if authorized by a corporation’s articles of incorporation or by a bylaw approved by the corporation’s stockholders. LJPC California’s Articles of Incorporation and Bylaws will not authorize directors to fill vacancies created by removal of a director.

Stockholder Proposal Notice Provisions

There is no specific statutory provision under either the DGCL or the CCC relating to advance notice of director nominations and stockholder proposals. The bylaws for both LJPC Delaware and LJPC California require a stockholder’s notice to be delivered to, or mailed and received at, the Company’s principal executive office not less than 90 days nor more than 120 days prior to a scheduled annual meeting, provided that if less than 95 days’ notice or prior public disclosure of the date of the meeting is given or made, then notice shall be required to be given no later than close of business the seventh day following the earlier of the date of first public announcement and the date on which such notice of the scheduled meeting was mailed.

Stockholder Power to Call Special Stockholders’ Meeting

Stockholders of LJPC Delaware do not have the ability to call special meetings. A special meeting of stockholders for LJPC California may be called by the board of directors, the Chairman of the Board, the President, or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting.

Dividends and Repurchase of Shares

The DGCL only permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

Under the CCC, a corporation may not make any distribution (including dividends, whether in cash or other property, and including repurchases of its shares) unless either (1) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, (2) immediately after giving effect to such distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets, as defined, would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such tests are applied to California corporations on a consolidated basis. Under the CCC, there are certain exceptions to the foregoing rules for repurchases of shares in connection with certain rescission actions and certain repurchases pursuant to employee stock plans.

Classified Board of Directors

LJPC Delaware has a classified board that is divided into three classes, with directors in each class serving staggered three-year terms. LJPC California will not have a classified board.

Action by Written Consent of the Stockholders

Stockholders of LJPC Delaware do not have the ability to act by written consent. Stockholders of LJPC California will have the ability to act by written consent.

Removal of Directors

Under the DGCL, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed, with or without cause, by a majority stockholder vote. In the case of a Delaware corporation having a classified board, a director may only be removed for cause, unless the certificate of incorporation otherwise provides. The LJPC Delaware charter does not grant stockholders the right to remove directors without cause.

Under the CCC, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. The LJPC California Bylaws will provide that any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed (unless the entire board of directors is removed) if the votes cast against removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of his most recent election were then being elected.

Interested Director Transactions

Under both the CCC and DGCL, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that certain conditions are met, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure. With certain exceptions, the conditions are similar under the CCC and DGCL. Under the CCC and DGCL, (1) either the stockholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of board approval in California, the contract or transaction must also be “just and reasonable” to the corporation, or (2) the contract or transaction must have been “just and reasonable” (in California) or “fair” (in Delaware) as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, to shift the burden of proof on the validity of the contract by stockholder approval, the interested director would not be entitled to vote his or her shares at a stockholder meeting with respect to any action regarding such contract or transaction. To shift the burden of proof on the validity of the contract by board approval, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought to shift the burden of proof on the validity of the contract, the contract or transaction must be approved by a majority of the disinterested directors (even if the disinterested directors represent less than a quorum). Currently, there are no known related party transactions with the Company that could not be so approved under California law but could be so approved under Delaware law.

Stockholder Approval of Certain Business Combinations

Under Section 203 of the DGCL, certain business combinations with interested stockholders of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. This provision of the DGCL is intended to serve as an anti-takeover device. There is no analogous provision under the CCC.

Bylaw Amendments

Bylaws may generally be amended by the board of directors under both the LJPC Delaware Bylaws and the LJPC California Bylaws. Where stockholder approval is required, both the LJPC Delaware Bylaws and the LJPC California Bylaws require a majority vote to amend the bylaws.

Charter Amendments

The charter may generally be amended by the board of directors under both the LJPC Delaware and LJPC California charters. Where stockholder approval is required, both the LJPC Delaware and LJPC California charters require a majority vote to amend the charter, except with respect to provisions of the charter relating to election of directors and amendment of the charter, which requires the affirmative vote of holders of seventy-five percent (75%) or more of the total voting power of all outstanding shares of voting stock.

Indemnification and Limitation of Liability

The DGCL and the CCC have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt provisions in their charters and bylaws eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty of care. However, both states limit the availability of indemnification for breaches of the duty of loyalty (i.e., self-dealing transactions) and for certain other actions, as described below. Both LJPC Delaware and LJPC California provide in their charter documents that the directors, officers, employees and agents shall be exculpated to the fullest extent permitted under applicable law.

Liability limits

Under the DGCL, a director’s monetary liability may not be eliminated or limited for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) unlawful payment of dividends or unlawful stock purchases or redemption in violation of the DGCL, or (4) any transaction from which the director derived an improper personal benefit. In effect, under the DGCL, a director could not be held liable for monetary damages to the Company for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director so long as such gross negligence or lack of due care does not involve bad faith or a breach of his or her duty of loyalty to the Company. Under the DGCL, such limitation of liability provision does not affect the availability of non-monetary remedies such as injunctive relief or rescission.

Under the CCC, a director’s monetary liability may not be eliminate or limited for: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (3) any transaction from which a director derived an improper personal benefit, (4) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, (6) interested transactions between the corporation and a director in which a director has a material financial interest, or (7) liability for improper distributions, loans or guarantees.

Indemnification

Indemnification is permitted by both California and Delaware law, provided that the requisite standard of conduct is met. California law requires indemnification when the individual has successfully defended the action on the merits, whereas Delaware law requires indemnification relating to a successful defense on the merits or otherwise.

California law generally permits indemnification of expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with a derivative or third-party action, provided there is a determination by (a) majority vote of a quorum of disinterested directors, (b) independent legal counsel in a written opinion if such a quorum of directors is not obtainable (c) stockholders, with the shares owned by the person to be indemnified not being entitled to vote thereon, if any, or (d) the court in which the proceeding is or was pending upon application made by the corporation, agent or other person rendering services in connection with the defense, whether or not the application by such person is opposed by the corporation, that the person seeking indemnification has satisfied the applicable standard of conduct.

With respect to derivative actions, however, no indemnification may be provided under California law for amounts paid in settling or otherwise disposing of a pending action or expenses incurred in defending a pending action that is settled or otherwise disposed of, or with respect to the defense of any person adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its stockholders without court approval. In addition, California law requires indemnification only when the individual being indemnified was successful on the merits in defending any action, claim, issue or matter.

By contrast, Delaware law generally permits indemnification of expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with a derivative or third-party action, provided that there is a determination by (a) a majority vote of disinterested directors (even though less than a quorum), (b) a committee comprised of and established by such disinterested directors (even though less than a quorum), (c) independent legal counsel in a written opinion if there are no such directors or such directors so direct, or (d) the stockholders that the person seeking indemnification has satisfied the applicable standard of conduct. Without requisite court approval, however, no indemnification may be made in the defense of any derivative action in which the person is found to be liable in the performance of his or her duty to the corporation.

Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation’s purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation’s articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions that make mandatory the permissive indemnification provided by California law. The LJPC California charter permits indemnification beyond that expressly mandated by California law and limit director monetary liability to the extent permitted by California law. Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute.

By contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy. The LJPC Delaware Bylaws generally require indemnification to the maximum extent permissible under applicable law.

LJPC Delaware has entered into indemnification agreements with its directors and officers that provide indemnification to the fullest extent permitted by Delaware law. If the reincorporation is approved, the Company’s directors and officers would be covered by indemnification agreements with LJPC California. The California indemnification agreements provide indemnification to the fullest extent permitted by current California law and future California law that expands the permissible scope of indemnification.

The indemnification and limitation of liability provisions of Delaware law, and not California law, will apply to actions of the directors and officers of LJPC Delaware occurring prior to the proposed reincorporation.

Inspection of Stockholders’ List

Both California and Delaware law allow any stockholder to inspect the stockholders’ list for a purpose reasonably related to such person’s interest as a stockholder. Delaware law does not provide for any such absolute right of inspection. In addition, California law provides for an absolute right to inspect and copy the corporation’s stockholders’ list by a person or persons holding 5% or more of a corporation’s voting shares, or any stockholder or stockholders holding 1% or more of such shares who have contested the election of directors. Stockholders have rights under federal proxy solicitation regulations to either obtain a copy of the stockholders’ list or have the corporation mail proxy materials. These rights would be unaffected by the Reincorporation.

Approval of Certain Corporate Transactions

Under both California and Delaware law, with certain exceptions, any merger, consolidation or sale of all or substantially all assets must be approved by the board of directors and by a majority of the outstanding shares entitled to vote. Under California law, similar board and stockholder approval is also required in connection with certain additional acquisition transactions. See “Appraisal Rights” and “Voting and Appraisal Rights in Certain Reorganizations” below.

Appraisal Rights

Under both California and Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights, pursuant to which such stockholder may receive cash in the amount of the fair market value of the shares held by such stockholder in lieu of the consideration such stockholder would otherwise receive in the transaction. Under Delaware law, such appraisal rights are not available to (1) stockholders with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation, shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, cash in lieu of fractional shares, or any combination of the foregoing, or (2) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met. Because the common stock of LJPC Delaware is not listed on a national exchange or held of record by more than 2,000 stockholders, appraisal rights are available to stockholders of LJPC Delaware under Delaware law with respect to the reincorporation.

The limitations on the availability of appraisal rights under California law are somewhat different from those under Delaware law. Stockholders of a California corporation whose shares are listed on a national securities exchange or the NASDAQ Global Market generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Also, under California law, stockholders of a corporation involved in a reorganization are not entitled to dissenters’ rights if the corporation, or its stockholders immediately before the reorganization, or both, will own immediately after the reorganization more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

Voting and Appraisal Rights in Certain Reorganizations

Delaware law does not provide stockholders of a corporation with appraisal rights when the corporation acquires another business through the issuance of its stock (1) in exchange for the assets of the business to be acquired, (2) in exchange for the outstanding stock of the corporation to be acquired, or (3) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation. California law treats these kinds of acquisitions in the same manner as a direct merger of the acquiring corporation with the corporation to be acquired. See “Appraisal Rights.”

Dissolution

Under California law, stockholders holding 50% or more of the total voting power may authorize a corporation’s dissolution, with or without the approval of the corporation’s board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initially approved by the board of directors may it be approved by a simple majority of the corporation’s outstanding stock. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority-voting requirement in connection with dissolutions.

Stockholder Derivative Suits

California law provides that a stockholder bringing a derivative action on behalf of a corporation need not have been a stockholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter came to be owned by him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff stockholder to furnish a security bond. Delaware does not have a similar bond requirement.

APPENDIX C

ARTICLES OF INCORPORATION

OF

LA JOLLA PHARMACEUTICAL COMPANY

ARTICLE I – NAME

The name of the corporation is La Jolla Pharmaceutical Company (the “Corporation”).

ARTICLE II – AGENT

The name of the Corporation’s initial agent for service of process in the State of California is                 .

ARTICLE III – PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of California (“CGCL”), other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE IV – CAPITALIZATION

(a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 6,008,000,000 shares, consisting of 6,000,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”) and 8,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”). Included in this Article IV is the Certificate of Determination attached hereto as Exhibit A and incorporated herein by reference.

(b) Preferred Stock. Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers relative to other classes of Preferred Stock, if any, or Common Stock, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation, and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by applicable law, to adopt any such resolution or resolutions. The Board of Directors (within the limits and restrictions of any resolutions adopted originally fixing the number of shares of any series) may increase or decrease the number of shares of that series; provided, that no such decrease shall reduce the number of shares of such series to a number less than the number of shares of such series then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into shares of such series.

(c) Voting. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote; provided, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to these Articles of Incorporation (including, but not limited to, any certificate of determination relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to these Articles of Incorporation (including, but not limited to, any certificate of determination relating to any series of Preferred Stock) or pursuant to the CGCL.

ARTICLE V – BOARD OF DIRECTORS

(a) Number of Directors; Vacancies and Newly Created Directorships. The number of directors constituting the Board of Directors shall be not fewer than three and not more than five, each of whom shall be a natural person. All elections of directors shall be determined by a plurality of the votes cast. The number of directors initially shall be three. Subject to the previous sentence and to the special rights of the holders of any class or series of stock to elect directors, the precise number of directors shall be fixed exclusively pursuant to a resolution adopted by the Board of Directors. Newly-created directorships shall be filled exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the remaining directors then in office, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual, regular or special meeting of the shareholders.

(b) Shareholders of the Corporation shall not be entitled to cumulate their votes at any election of directors at any time during which the Corporation qualifies as a “listed corporation” (as defined in Section 301.5(d) of the CGCL).

ARTICLE VI – LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION

(a) Limitation of Director Liability. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law (as in existence on the date hereof or as may hereafter be amended). No amendment to, or modification or repeal of, this Article VI(a) shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

(b) Indemnification. The Corporation is authorized, whether by bylaw, agreement or otherwise, to provide the indemnification of agents (as defined in Section 317 of the California Corporations Code) in excess of that otherwise permitted by Section 317 of the California Corporations Code for those agents of the Corporation for any breach of duty to the Corporation and its shareholders, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code).

(c) Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans), against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

(d) Non-Exclusivity of Rights. The indemnification provided by this Article VI is not exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or shareholders or otherwise, and shall inure to the benefit of the heirs and legal representatives of such Indemnitee.

(e) Fulfillment of Standard of Conduct. Any Indemnitee shall be deemed to have met the standard of conduct required for such indemnification unless the contrary has been established by a final, non-appealable judgment by a court of competent jurisdiction.

ARTICLE VII – MEETINGS OF SHAREHOLDERS

(a) Special Meetings of Shareholders. Subject to the rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of shareholders of the Corporation may be called only by (a) the Chairman of the Board of Directors, (b) the President, (c) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, or (d) the holders of 10% of the total votes entitled to be cast by the holders of all the outstanding capital stock of the Corporation entitled to vote generally in an election of directors.

(b) Election of Directors by Written Ballot. Election of directors need not be by written ballot.

ARTICLE VIII – AMENDMENTS TO THE

ARTICLES OF INCORPORATION AND BYLAWS

The Corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation; provided, however, that any amendment of Article V or this Article VIII will require an affirmative vote of the holders of seventy-five percent (75%) or more of the total voting power of all outstanding shares of voting stock of the Corporation.

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation subject to the power of the shareholders of the Corporation to alter, amend or repeal the Bylaws.

[remainder of page intentionally left blank – signature page follows]

IN WITNESS WHEREOF, the undersigned has caused these Articles of Incorporation to be executed by the officer below this     day of             ,         .

LA JOLLA PHARMACEUTICAL COMPANY

By:
Name: , Incorporator

Exhibit A

CERTIFICATE OF DETERMINATION

of

SERIES C-12 CONVERTIBLE PREFERRED STOCK, SERIES C-22 CONVERTIBLE PREFERRED

STOCK, SERIES D-12

CONVERTIBLE PREFERRED STOCK AND SERIES D-22 CONVERTIBLE PREFERRED STOCK

of

LA JOLLA PHARMACEUTICAL COMPANY

Pursuant to Section 401 of the

California General Corporation Law

The undersigned, being the President and Secretary of La Jolla Pharmaceutical Company (the “Corporation”), a corporation organized and existing under the laws of the State of California, in accordance with the provisions of 401 of the California General Corporation Law (“CGCL”), does hereby certify that:

Pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, in accordance with CGCL Section 401, duly adopted the following resolution on             , 2012, which authorizes four series of the Corporation’s previously authorized Preferred Stock, par value $0.0001 per share (the “Preferred Stock”):

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Articles of Incorporation of the Corporation, the Board of Directors hereby establishes a Series C-12 Convertible Preferred Stock, Series C-22 Convertible Preferred Stock, Series D-12 Convertible Preferred Stock and Series D-22 Convertible Preferred Stock of the Corporation, each with par value $0.0001 per share, and hereby states the number of shares and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of each such series of shares as follows:

I. DESIGNATION AND AMOUNT

The designation of the first new series, which consists of 11,000 shares of Preferred Stock, is the Series C-12 Convertible Preferred Stock (the “Series C-12 Preferred Stock”). The designation of the second new series, which consists of 22,000 shares of Preferred Stock, is the Series C-22 Convertible Preferred Stock (the “Series C-22 Preferred Stock” and together with the Series C-12 Preferred Stock, the “Series C Preferred Stock”). The designation of the third new series, which consists of 5,134 shares of Preferred Stock, is the Series D-12 Convertible Preferred Stock (the “Series D-12 Preferred Stock”). The designation of the fourth new series, which consists of 10,868 shares of Preferred Stock, is the Series D-22 Convertible Preferred Stock (the “Series D-22 Preferred Stock” and, together with the Series C Preferred Stock and Series D-12 Preferred Stock, the “New Preferred Stock”).

II. CERTAIN DEFINITIONS

For purposes of this Certificate of Determination, the following terms shall have the following meanings:

A. “Asset Purchase Agreement” means the Asset Purchase Agreement, dated as of January 19, 2012, by and between La Jolla Pharmaceutical Company, a Delaware corporation, and the seller named therein, as the same may be amended from time to time.

B. “Change of Control” means the following, provided, however, that in no event shall a Strategic Transaction that is approved by the Requisite Holders also be deemed to constitute a Change of Control:

(i) the consolidation, merger or other business combination of the Corporation with or into another entity (other than a consolidation, merger or other business combination in which holders of the Corporation’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, in substantially the same proportion as immediately preceding the transaction, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities);

(ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation (including, without limitation, any such action effected by the Corporation or any subsidiary of the Corporation by merger, consolidation or otherwise) of all or substantially all of the intellectual property or assets of the Corporation and its subsidiaries, taken as a whole, or the sale or disposition (including, without limitation, any such action effected by the Corporation or any subsidiary of the Corporation by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries; or

(iii) the consolidation, merger or other business combination of the Corporation with or into another entity that results in the cancellation of shares of any one or more series of New Preferred Stock or that results in the conversion of shares of any one or more series of New Preferred Stock into: (1) shares of any other class or series of capital stock of the Corporation; (2) securities of the Corporation or any other person (or the right to receive any such securities); (3) any property (including, without limitation, cash and the right to receive cash or other property); or (4) any combination of the foregoing.

C. “Closing Date” means 11:59 p.m. on the date of the closing under the Securities Purchase Agreement dated May 24, 2010 by and among La Jolla Pharmaceutical Company, a Delaware corporation, and the purchasers named therein, as the same may be amended from time to time (the “Securities Purchase Agreement”).

D. “Closing Sales Price” means, on any particular date: (i) the last trading price per share of the Common Stock on such date during regular trading hours on the principal Trading Market on which the Common Stock is then listed as reported by Bloomberg Financial L.P (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to the Requisite Holders, if Bloomberg Financial L.P. is not then reporting closing sales prices of the Common Stock) (collectively, “Bloomberg”), or if there is no such price on such date, then the last trading price during regular trading hours on such Trading Market on the date nearest preceding such date as reported by Bloomberg; or (ii) if the Common Stock is not listed then on a Trading Market, the last trading price for a share of Common Stock in the over-the-counter market during regular trading hours, as reported in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices at the close of business on such date; or (iii) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes on such date, as determined in good faith by the Holder; or (iv) if the Common Stock is not then publicly traded, the fair market value of a share of Common Stock as determined by the Corporation and reasonably acceptable to the Requisite Holders.

E. “Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

F. “Common Stock Equivalents” means any securities of the Corporation or of any subsidiary of the Corporation that would entitle the holder thereof to acquire, directly or indirectly, at any time, Common Stock or any security of any subsidiary of the Corporation, including, without limitation, any debt, preferred stock, right, option, warrant or other agreement, document or instrument that is at any time convertible into, exercisable for or exchangeable for, or otherwise entitles the holder thereof to receive, directly or indirectly, Common Stock or any security of any subsidiary of the Corporation.

G. “Conversion Date” means, for any Optional Conversion (as defined in Article IV.A.), the date specified in the notice of conversion in the form attached hereto (the “Notice of Conversion”), so long as a copy of the Notice of Conversion is delivered via electronic mail resulting in notice to the Corporation before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so e-mailed before such time, then the Conversion Date shall be the date the holder e-mails the Notice of Conversion to the Corporation.

H. “Conversion Price” means the price obtained by dividing $1,000 by 213,083, and shall be subject to adjustment as set forth in Article X below.

I. “Face Amount” means, with respect to the New Preferred Stock, $1,000.00 per share, as adjusted (i) for stock splits, stock dividends, combinations, recapitalizations, reclassifications or the like and (ii) with respect to any given share or shares of New Preferred Stock, to account for any accretion in the Face Amount as a result of accrued but unpaid dividends or any other increase provided for in this Certificate of Determination.

J. “Measurement Date” means for purposes of any issuance of securities, the date of issuance thereof.

K. “Net Cash” means (i) the sum of the Corporation’s unrestricted, consolidated (x) cash, (y) cash equivalents and (z) short term investments, available for sale; less (ii) the amount of the Corporation’s liabilities that may be settled in cash, including any off-balance sheet obligations that may be settled in cash.

L. “Original Issue Date” means, with respect to each share of Series C-12 Preferred Stock or Series C-22 Preferred Stock, the date of issuance of such share.

M. “Other Stock” means (i) any class or series of preferred stock or other capital stock of the Corporation, other than Common Stock, Common Stock Equivalents and New Preferred Stock and (ii) any securities of the Corporation or of any subsidiary of the Corporation that would entitle the holder thereof to acquire, directly or indirectly, at any time any capital stock listed in clause (i), including, without limitation, any debt, preferred stock, right, option, warrant or other agreement, document or instrument that is at any time convertible into, exercisable for or exchangeable for, or otherwise entitles the holder thereof to receive, directly or indirectly, any capital stock listed in clause (i).

N. Unless otherwise expressly provided in this Certificate of Determination, each reference to a “person” refers to any individual, entity or association, including, without limitation, any corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, and trust, business trust or other organization, whether or not a legal entity, or a government or agency or any political subdivision thereof.

O. “Requisite Holders” means the holders of at least 80% of the then outstanding shares of New Preferred Stock and any shares of New Preferred Stock issuable upon exercise of any Warrants, voting together as one class. Any shares of New Preferred Stock issuable upon exercise of any Warrants shall be included in the Requisite Holders calculation even if such Warrant has not been exercised at the time of the calculation.

P. “Strategic Transaction” means: (i) any joint venture, partnership, development agreement, research agreement, marketing agreement or license agreement, in each case relating to any drug or drug candidate, medical device or diagnostic; (ii) any disposition of any material asset of the Corporation or any subsidiary, in each case whether by sale, lease, license, exchange, transfer or otherwise; or (iii) any material acquisition of any stock or assets of a third party by the Corporation or any subsidiary.

Q. “Trading Day” means, except as set forth below, a day on which the Corporation’s securities are traded on a Trading Market; provided, however, that in the event that the Corporation’s securities are not traded on a Trading Market, then Trading Day shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by law or other government action to close. Notwithstanding the foregoing, the following shall not be deemed Trading Days:

•	December 24 to January 2;

•	The Fridays immediately before Memorial Day and immediately before Labor Day;

•	The weekday immediately before and the weekday immediately after Independence Day, provided that if Independence Day is on a Wednesday, then the two following weekdays;

•	Columbus Day; or

•	The Friday immediately after Thanksgiving.

R. “Trading Market” means the OTC Bulletin Board or the Pink Sheets, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the New York Stock Exchange (“NYSE”) or the NYSE Amex, or any successor markets thereto.

S. “VWCP” means, for any specified period of consecutive Trading Days, the quotient of: (i) the sum of the individual products, calculated for each Trading Day within such period, of (A) the Closing Sales Price for such Trading Day in such specified period (as reported by Bloomberg) multiplied by (B) the trading volume for the Common Stock for such Trading Day in such specified period as reported by the Trading Market (as reported by Bloomberg), National Quotation Bureau Incorporated or other reporting organization or agency, as applicable, and (ii) the total aggregate trading volume for the Common Stock for all Trading Days in such specified period, as reported by the Trading Market (as reported by Bloomberg), National Quotation Bureau Incorporated or other reporting organization or agency, as applicable.

T. “Warrants” means the Cashless Warrants, Cash Warrants and Subsequent Cashless Warrants (each as defined in the Securities Purchase Agreement).

U. “Week” means a consecutive seven (7) calendar day period.

III. DIVIDENDS

A. Except as set forth below, holders of Series C-12 Preferred Stock and Series C-22 Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative mandatory dividends at the rate per share of 15% of the Face Amount per annum, payable semi-annually on November 25 and May 25 beginning on the first such date after the applicable Original Issue Date (each such date, a “Dividend Payment Date”) (if any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day). Such dividends shall be payable in such number of additional shares of Series C-12 Preferred Stock with respect to the Series C-12 Preferred Stock and Series C-22 Preferred Stock with respect to the Series C-22 Preferred Stock, in each case determined by dividing the amount of the cumulative dividends by the Face Amount; provided, however, that if funds are not legally available for the payment of dividends on the Series C-12 Preferred Stock or Series C-22 Preferred Stock, such dividends shall, effective on the close of business on a Dividend Payment Date with respect to an unpaid dividend, accrete to, and increase, the Face Amount of the Series C-12 Preferred Stock or Series C-22 Preferred Stock, respectively. Dividends on the Series C-12 Preferred Stock and Series C-22 Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30-day periods, shall accrue daily commencing on the applicable Original Issue Date, and, subject to the preceding sentence, shall be deemed to accrue from such applicable Original Issue Date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The record date for determining the holders of Series C-12 Preferred Stock and Series C-22 Preferred Stock entitled to dividends pursuant to this paragraph shall be the fifth (5th) Trading Day before the Dividend Payment Date. If any such cumulative dividends would result in the issuance of a fractional share of Series C-12 Preferred Stock or Series C-22 Preferred Stock, the Corporation shall issue a fractional share therefor, rounded to the nearest 1/1000th of a share. For the avoidance of doubt, (i) for purposes of any conversion or redemption of shares of Series C-12 Preferred Stock and Series C-22 Preferred Stock, any amount accreted to the Face Amount of such shares pursuant to this paragraph as of such conversion or redemption shall not be deemed accrued but unpaid dividends and (ii) in the event of a conversion or redemption that occurs between Dividend Payment Dates, dividends shall be deemed to accrue through the date of such conversion or redemption, even if such accrual is less than a full semi-annual dividend period.

B. Shares of Series D-12 Preferred Stock and Series D-22 Preferred Stock shall not entitle the holder thereof to receive any dividends.

IV. CONVERSION

A. Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Paragraph C of this Article IV, each holder of shares of New Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of New Preferred Stock into a number of fully paid and non-assessable shares of Common Stock determined in accordance with the following formula:

Face Amount

Conversion Price

Following the effectiveness of any Optional Conversion, the shares of Series C-12 Preferred Stock or Series C-22 Preferred Stock, as applicable, so converted shall also entitle the former holder of such shares to receive, on the Dividend Payment Date next following such conversion, a number of shares of Series C-12 Preferred Stock or Series C-22 Preferred Stock, respectively, equal to the unpaid dividends that accrued on the shares so converted through the date of such conversion, divided by the Face Amount.

B. Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall deliver via electronic mail a copy of the fully executed Notice of Conversion (in the form attached hereto) to the Corporation (Attention: Secretary). Such notice shall be delivered to conversions@ljpc.com or such other address as the Corporation may, from time to time, provide to the holders upon delivery of a written notice. Upon receipt by the Corporation of a copy of a Notice of Conversion from a holder, the Corporation shall promptly send, via facsimile or electronic mail, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion.

(i) Delivery of Common Stock Upon Conversion. The Corporation (itself, or through its transfer agent) shall, no later than the second Trading Day following the Conversion Date (the “Delivery Period”), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the holder or its nominee a certificate representing that number of shares of Common Stock issuable upon conversion of such shares of New Preferred Stock being converted. Notwithstanding the foregoing, if the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or any other program that provides for the electronic delivery of Common Stock, the Corporation shall cause its transfer agent, by the end of the Delivery Period, to electronically transmit the Common Stock (not in physical stock certificate form) issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system or with any such equivalent program.

(ii) Taxes. The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the New Preferred Stock.

(iii) No Fractional Shares. If any conversion of New Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be payable in cash based upon the Closing Sales Price on the Trading Day immediately preceding the Conversion Date and the number of shares of Common Stock issuable upon conversion of the New Preferred Stock shall be the next lower whole number of shares.

(iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, and such dispute is not promptly resolved by discussion between the relevant holder and the Corporation, the Corporation shall submit the disputed calculations to an independent outside accountant within three Trading Days of receipt of the Notice of Conversion. The accountant, at the Corporation’s sole expense, shall promptly audit the calculations and notify the Corporation and the holder of the results no later than three Trading Days from the date it receives the disputed calculations. The accountant’s calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

C. Limitations on Conversions. The conversion of shares of New Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

(i) Timing and Volume Limitations. Each holder of shares of New Preferred Stock (each a “Holder”) shall be eligible for an Optional Conversion on any day of a Monday through Sunday calendar week (each a “Conversion Week”) to the extent that, together with all prior conversions of such Holder’s New Preferred Stock, if any, the total shares of the New Preferred Stock that has been converted by such Holder during such Conversion Week (rounded to the nearest 1/1,000th of a share) does not exceed the product of (x) the Face Amount of the Outstanding New Preferred Stock (as defined below) held by such Holder, multiplied by (y) the Conversion Cap for such calendar week. In determining the “Conversion Cap” for any Conversion Week, if the quotient of (A) the VWCP (as adjusted to reflect any stock splits, stock dividends or similar recapitalizations occurring on or before the Conversion Date) for the three consecutive Trading Days during the previous Monday through Sunday calendar week ending on the last Trading Day prior to the applicable Conversion Week, divided by (B) the applicable Conversion Price of the New Preferred Stock on the first Trading Day of such Conversion Week is: (1) less than one, then the Conversion Cap shall be 0%; (2) greater than or equal to one and less than two, then the Conversion Cap shall be 0.21%; (3) greater than or equal to two and less than three, then the Conversion Cap shall be 0.42%; (4) greater than or equal to three and less than four, then the Conversion Cap shall be 0.84%; (5) greater than or equal to four and less than five, then the Conversion Cap shall be 1.25%; (6) greater than or equal to five and less than six, then the Conversion Cap shall be 1.67%; (7) greater than or equal to six and less than seven, then the Conversion Cap shall be 2.09%; (8) greater than or equal to seven and less than eight, then the Conversion Cap shall be 2.51%; (9) greater than or equal to eight and less than nine, then the Conversion Cap shall be 2.93%; (10) greater than or equal to nine and less than ten, then the Conversion Cap shall be 3.34%; or (11) greater than or equal to ten, then the Conversion Cap shall be 3.76%. For purposes of this Article IV.C.(i), “Outstanding New Preferred Stock” means all of the Company’s Series C-12 Preferred Stock, including the Series C-12 Preferred Stock that has been issued by way of payment of dividends in kind pursuant to Article III, issued and outstanding immediately following the Closing (as defined in the Asset Purchase Agreement). Notwithstanding anything to the contrary in this Article IV.C.(i), any holder of New Preferred Stock shall have the right to convert all or any portion of its shares of New Preferred Stock into shares of Common Stock immediately prior to a Change of Control. The foregoing conversion limits shall apply to the New Preferred Stock on an aggregate basis; to the extent that ownership of the New Preferred Stock is divided among multiple holders, the conversion limits shall be apportioned, on a weekly basis, among the holders on a pro rata basis by dividing the Outstanding New Preferred Stock among the holders of New Preferred Stock based on their relative holdings of the New Preferred Stock.

(ii) Additional Restrictions on Conversion or Transfer. Notwithstanding anything in this Certificate of Determination to the contrary, at no time may the Corporation issue or sell shares of Common Stock (including transfers by the Corporation of treasury stock) to a holder of New Preferred Stock, and in no event shall any holder of shares of New Preferred Stock have the right to convert shares of New Preferred Stock into shares of Common Stock, in each such case (x) to the extent that such issuance or sale or right to effect such conversion would result in the holder or any of its affiliates together beneficially owning more than 9.999% of the then issued and outstanding shares of Common Stock or (y) if such holder or any of its affiliates together beneficially own more than 9.999% of the then issued and outstanding Common Stock immediately prior to such purported issuance, sale, transfer or conversion. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 13D-G thereunder. The restriction contained in this subparagraph may not be waived. Any purported issuance, sale, transfer or conversion effected in violation of this paragraph shall be null and void. Certificates representing shares of New Preferred Stock shall have imprinted, typed, stamped or otherwise affixed thereon a legend in substantially the following form:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND CONVERSION RESTRICTIONS AND MAY BE TRANSFERRED OR CONVERTED ONLY AS PERMITTED BY THE TERMS OF THE CERTIFICATE OF DETERMINATION SETTING FORTH THE RIGHTS, POWERS AND PREFERENCES OF SUCH PREFERRED STOCK, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE UPON A REQUEST THEREFOR SUBMITTED TO THE SECRETARY.

V. RESERVATION OF SHARES OF COMMON STOCK

A. If the authorized and unissued number of shares of Common Stock (the “Reserved Amount”) for any three consecutive Trading Days shall be less than a number sufficient to provide for the conversion in full, at the then current Conversion Price thereof, without taking into account the conversion limitations set forth in Article IV.C.(i) and without taking into account the conversion limitations set forth in Article IV.C.(ii), of all of the New Preferred Stock then outstanding, (the “Required Reserve Amount”), then the Corporation shall immediately notify the holders of New Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking shareholder approval to increase the number of shares of Common Stock that the Corporation is authorized to issue) to increase the Reserved Amount to at least the Required Reserve Amount. Nothing contained in this Article V.A. shall limit any other rights or remedies of the holders of the New Preferred Stock hereunder or under applicable law.

VI. FAILURE TO SATISFY CONVERSIONS

A. Conversion Defaults. If, at any time, (x) a holder of shares of New Preferred Stock submits a Notice of Conversion and the Corporation fails for any reason (including without limitation because such issuance would exceed such holder’s allocated portion of the Reserved Amount, but not including because of the limitations set forth in Article IV.C.) to deliver in strict accordance with the terms hereof, on or prior to the last Trading Day of the Delivery Period for such conversion, such number of shares of Common Stock to which such holder is entitled upon such conversion, or (y) the Corporation provides written notice to any holder of New Preferred Stock (or makes a public announcement via press release) at any time of its intention not to issue shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Determination (each of (x) and (y) being a “Conversion Default”), then, in either such case, if such Conversion Default is not cured within five Trading Days of its initial occurrence, each holder of Series C Preferred Stock may elect, by delivery of a notice (the “Conversion Default Notice”) to the Corporation, to have such holder’s outstanding shares of Series C Preferred Stock redeemed to the fullest extent permitted by law. Any such redemption shall be made pursuant to the process and in the amount described in Sections A through C of Article VII (deeming the Conversion Default Notice delivered pursuant to this Article VI.A to be a “Redemption Trigger Notice” for such purpose and deeming the Conversion Default pursuant to this Article VI.A to be a “Redemption Event” for such purpose).

B. Buy-In Cure. Without limiting the other rights or remedies of the holders (including, but not limited to, the right to redemption under Article VI.A. or Article VII), unless the Corporation has notified the applicable holder in writing prior to the delivery by such holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) the Corporation fails to timely deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of New Preferred Stock and (ii) thereafter, such holder purchases (in an open market transaction or otherwise) shares of Common Stock (the “Cover Shares”) to make delivery in satisfaction of a sale by such holder of the shares of Common Stock (the “Sold Shares”) that such holder anticipated receiving upon such conversion (a “Buy-In”), at the election of the holder as a redemption to the fullest extent permitted by law, the Corporation shall pay such holder (in addition to any other remedies available to the holder) the amount equal to such holder’s total purchase price (including brokerage commissions, if any) for the Cover Shares and, upon making such payment, the Corporation’s conversion obligations shall be deemed satisfied and the New Preferred Stock that was tendered pursuant to the Notice of Conversion shall thereupon be cancelled and the holder shall not have any further right or remedy against the Corporation with respect to such shares of New Preferred Stock that were tendered pursuant to the Notice of Conversion. A holder shall provide the Corporation written notification and supporting documentation indicating any amounts payable to such holder pursuant to this Article VI.B. The Corporation shall make any payments required pursuant to this Article VI.B in accordance with and subject to the provisions of Article XIII.E.

VII. SERIES C PREFERRED STOCK REDEMPTION RIGHTS

A. Redemption Events. In the event (each of the events described below after expiration of the applicable cure period (if any) being a “Redemption Event”) that any of the following occur without the prior approval (by vote or written consent, as provided by the CGCL) of the Requisite Holders, but only if such approval expressly specifies that the Requisite Holders signing the consent are consenting for purposes of this Article VII:

(i) the Corporation shall fail to observe or perform any covenant, condition or agreement contained in this Certificate of Determination or any of the Transaction Documents (as defined in the Securities Purchase Agreement) (including, without limitation, the failure to obtain approval (by vote or written consent, as provided by the CGCL) of the Requisite Holders under Article XII, but excluding those covenants referred to below in paragraphs (iii) and (iv)), which failure is not cured within eight Trading Days after receiving notice of such default sent by a holder of New Preferred Stock;

(ii) the failure of the Common Stock to be listed on a Trading Market for a period of 20 consecutive Trading Days;

(iii) the Corporation provides written notice (or otherwise indicates in writing) to any holder of New Preferred Stock, or states by way of public announcement distributed via a press release, at any time, of its intention not to issue shares of Common Stock to any holder of New Preferred Stock upon conversion in accordance with the terms of this Certificate of Determination (other than due to the circumstances contemplated by Article V, for which the holders shall have the remedies set forth in such Article), which notice or announcement is not rescinded within five Trading Days and provided that the Requisite Holders elect in writing to designate such event as a Redemption Event;

(iv) the Corporation shall fail to timely deliver the shares of Common Stock as and when required herein for any reason (not including because of the limitations set forth in Article IV.C.), which failure is not cured within ten Trading Days and provided that the Requisite Holders elect in writing to designate such event as a Redemption Event;

(v) any material representation or warranty made by the Corporation or any of its subsidiaries in the Securities Purchase Agreement shall prove to have been materially false or incorrect or breached in a material respect, in each case as of the date made, provided that the Corporation receives written notice of the breach or alleged falsity from any holder of Series C Preferred Stock within one year from the consummation of a Strategic Transaction and such breach or alleged falsity is not cured within five Trading Days of the receipt of such written notice;

(vi) the Corporation or any of its subsidiaries shall: (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (b) make a general assignment for the benefit of its creditors; (c) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (d) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (e) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (f) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (g) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(vii) a proceeding or case shall be commenced in respect of the Corporation or any of its subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Corporation or any of its subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of 30 days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Corporation or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Corporation and shall continue undismissed, or unstayed and in effect for a period of 60 days;

(viii) the Corporation consummates a “going private” transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Exchange Act;

(ix) there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the Common Stock restricting the trading of such Common Stock for a period of 20 consecutive Trading Days;

(x) there shall be a determination by the SEC or the Corporation such that the Corporation’s representations, warranties or covenants set forth in Section 2.1(hh) of the Securities Purchase Agreement are breached or inaccurate, which breach or inaccuracy is not cured within five Trading Days of such determination; or

(xi) the Corporation consummates a Change of Control;

then, upon (i) the occurrence of any such Redemption Event, and (ii) the affirmative election delivered to the Corporation by the Requisite Holders to permit a redemption in accordance with this paragraph (the “Redemption Trigger Notice”), each holder of shares of Series C Preferred Stock shall thereafter have the option by delivery of a notice (the “Redemption Event Notice”) to the Corporation prior to the Redemption Date (defined below) to require the Corporation to redeem for cash, to the fullest extent permitted by law, all of the then outstanding shares of Series C Preferred Stock held of record by such holder for an amount per share equal to the Redemption Event Amount in effect at the time of the redemption hereunder. Upon the Corporation’s receipt of any Redemption Trigger Notice hereunder, the Corporation shall immediately (and in any event within one Trading Day following such receipt) deliver a written notice (a “Redemption Announcement”) to all holders of Series C Preferred Stock stating the date upon which the Corporation received such Redemption Trigger Notice. The Corporation shall not redeem any shares of Series C Preferred Stock during the three Trading Day period following the delivery of a required Redemption Announcement hereunder. At any time and from time to time during such three Trading Day period, each holder of Series C Preferred Stock may request (either orally or in writing) information from the Corporation with respect to the instant redemption (including, but not limited to, the aggregate number of shares of Series C Preferred Stock covered by Redemption Event Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting holder. On the fifth Trading Day following the date of the delivery of the Redemption Trigger Notice (the “Redemption Date”), the Corporation shall, to the fullest extent permitted by law, redeem all shares of Series C Preferred Stock subject to all Redemption Event Notices received by the Corporation prior to such date. For the avoidance of doubt, the occurrence of a Redemption Event shall not preclude the occurrence of one or more subsequent Redemption Events.

B. Definition of Redemption Event Amount. The “Redemption Event Amount” with respect to a share of Series C Preferred Stock means an amount equal to the greater of (i) the Face Amount plus all accrued and unpaid dividends on such share of Series C Preferred Stock and (ii) an amount determined by the following formula:

    (V / CP) x M

where:

“V” means the Face Amount plus all accrued and unpaid dividends on such share of Series C Preferred Stock;

“CP” means the Conversion Price in effect on the date on which the Corporation receives the Redemption Event Notice; and

“M” means the Closing Sales Price on the date on which the Corporation receives the Redemption Trigger Notice.

C. Twelve Month Redemption. On, and only on, the date that is one (1) year following the Closing (as defined in the Asset Purchase Agreement) (the “12-Month Anniversary”), 2,900 shares of the Corporation’s Series C-12 Preferred Stock (or the total number of shares of Series C-12 Preferred Stock then issued and outstanding, if less than 2,900 shares, such amount being the “Redemption Shares”) will be redeemable, to the fullest extent permitted by law, for a cash amount equal to their aggregate Face Amount (the “12-Month Redemption”), but only upon the affirmative election delivered to the Corporation by the Requisite Holders no later than five Trading Days prior to the 12-Month Anniversary (the “12-Month Redemption Notice”). If the 12-Month Redemption Notice is received by the Corporation, then the Corporation shall redeem the Redemption Shares on a pro rata basis among all holders of the Redemption Shares. Such redemption shall occur on the 12-Month Anniversary, provided that, if the 12-Month Anniversary is not a Trading Day, the redemption will be effected on the first Trading Day after the 12-Month Anniversary.

D. Redemption Defaults. If the Corporation fails to pay any holder the Redemption Event Amount or any other redemption amount owed to such holder pursuant to this Certificate of Determination (including without limitation the amounts owed as a result of the 12-Month Redemption) with respect to any share of Series C Preferred Stock within five Trading Days after its receipt of a Redemption Event Notice or 12-Month Redemption Notice, then the holder of Series C Preferred Stock entitled to redemption shall be entitled to an additional amount of cash equal to interest on the applicable Redemption Event Amount or other redemption amount (excluding the interest payable pursuant to this paragraph) at a per annum rate equal to the lower of 18% and the highest interest rate permitted by applicable law from the date on which the Corporation receives the Redemption Event Notice (or, in the case of the 12-Month Redemption, from the date that is one (1) year following the Closing) until the date of payment of the applicable Redemption Event Amount or other redemption amount hereunder. Such interest shall be deemed a cash payment to be made, to the fullest extent permitted by law, upon redemption of the Series C Preferred Stock. In the event the Corporation is not permitted by applicable law to redeem all of the shares of Series C Preferred Stock submitted for redemption, the Corporation shall use all funds legally available to redeem shares of Series C Preferred Stock from each holder pro rata, based on the total number of shares of Series C Preferred Stock outstanding at the time of redemption included by such holder in the Redemption Event Notice or the 12-Month Redemption Notice delivered prior to the date upon which such redemption is to be effected relative to the total number of shares of Series C Preferred Stock outstanding at the time of redemption included in all of the Redemption Event Notices or the 12-Month Redemption Notice delivered prior to the date upon which such redemption is to be effected, and shall redeem all the remaining shares to have been redeemed as soon as practicable after the Corporation is permitted to effect such redemption by applicable law. The Corporation shall use its best efforts to create sufficient liquidity and to perform its obligation to pay all amounts owed as redemption to holders of Series C Preferred Stock on the date on which redemption is to occur, or, if the Corporation is prohibited by applicable law from paying the redemption on such date, as soon as possible after such scheduled date of redemption, and shall, to the extent required to enable it to satisfy such obligation, take such actions, including but not limited to the following actions, as shall be required to enable it to satisfy such obligation (but subject to the consent rights set forth in Article XI, Article XII, Article XIII and the other provisions of this Certificate of Determination): (A) the issuance and sale of any notes, bonds or other debt securities; (B) the issuance and sale of (I) any notes or debt securities containing equity features (including any notes or debt securities convertible into or exchangeable for equity securities of the Corporation) or (II) any equity securities of the Corporation (or any securities convertible into or exchangeable for any equity securities of the Corporation) or rights to acquire any equity securities of the Corporation; (C) the sale of any or all assets of the Corporation; (D) the merger or consolidation of the Corporation with any other entity; or (E) the liquidation of the Corporation and the winding up of its business and affairs. The Corporation hereby further agrees that, unless prohibited by law, in determining whether the Corporation can pay the amounts owed as a redemption pursuant to this Certificate of Determination and in accordance with applicable law, the Corporation’s assets will be valued at the highest possible value, without regard to the impact of such redemption on the Corporation’s business, including its ability to continue as a going concern.

E. Redemption Right Waivers.

(i) Any and all Redemption Events that may have occurred prior to the consummation of a Strategic Transaction and for which a Redemption Trigger Notice has not been delivered to the Corporation shall be deemed irrevocably waived if the Requisite Holders approve a Strategic Transaction.

(ii) Unless the Corporation and the Requisite Holders agree in writing to a longer period of time, if a Redemption Event Notice is not tendered to the Corporation within two years from the date of the occurrence of a particular Redemption Event, then the resulting redemption rights under this Article VII, solely with respect to that particular Redemption Event, shall be irrevocably waived.

(iii) Any redemption rights arising under this Article VII that are waived either by operation of Article VII.D or upon the written approval of the Requisite Holders shall be binding on all holders of Series C Preferred Stock.

VIII. RANK

All shares of the New Preferred Stock shall rank (i) senior to (a) the Corporation’s Common Stock; (b) the Common Stock Equivalents (other than Senior Securities) in existence as of the Closing Date; and (c) any Common Stock Equivalents (other than Senior Securities) and any Other Stock (other than Senior Securities) issued after the Closing Date (unless, with the consent of the Requisite Holders obtained in accordance with Article XII hereof, such Common Stock Equivalents or Other Stock specifically, by their terms, rank senior to or pari passu with the New Preferred Stock) (collectively with the Common Stock and the Common Stock Equivalents in existence as of the Closing Date, “Junior Securities”); (ii) pari passu with any Common Stock Equivalents (other than Senior Securities) and Other Stock (other than Senior Securities) issued after the Closing Date (with the written consent of the Requisite Holders obtained in accordance with Article XII hereof) specifically ranking, by their terms, on parity with the New Preferred Stock (the “Pari Passu Securities”); and (iii) junior to any Common Stock Equivalents or Other Stock issued after the Closing Date (with the written consent of the Requisite Holders obtained in accordance with Article XII hereof) specifically ranking, by their terms, senior to the New Preferred Stock (collectively, the “Senior Securities”), in each case as to dividends or distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. Each share of New Preferred Stock shall rank pari passu with each other share of New Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

IX. LIQUIDATION PREFERENCE

A. If (i) the Corporation shall: (1) commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law; (2) consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property; or (3) make an assignment for the benefit of its creditors; (ii) a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days; or (iii) the Corporation sells or transfers all or substantially all of its assets in one transaction or in a series of related transactions and, on account of any such event as set forth in clauses (i), (ii) or (iii), the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities pursuant to the rights, preferences and privileges thereof) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of New Preferred Stock shall have received the Liquidation Preference with respect to each share then outstanding. If, upon the occurrence of a Liquidation Event, the assets and funds legally available for distribution among the holders of the New Preferred Stock and holders of Pari Passu Securities, if any, shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the New Preferred Stock and the Pari Passu Securities, if any, shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

B. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

C. The “Liquidation Preference” with respect to a share of New Preferred Stock means an amount equal to the Face Amount thereof plus all accrued and unpaid dividends on the New Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Liquidation Preference with respect to any Pari Passu Securities, if any, shall be as set forth in the Certificate of Determination filed in respect thereof.

X. ADJUSTMENTS TO THE CONVERSION PRICE

The Conversion Price shall be subject to adjustment from time to time as follows:

A. Stock Splits, Stock Dividends, Etc. If, at any time on or after the Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event (in each case, whether by merger or otherwise), then, after the date of record for such event, the Conversion Price shall be proportionately reduced. If the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event (in each case, whether by merger or otherwise), then, after the date of record for such event, the Conversion Price shall be proportionately increased. In any such event described in this paragraph, the Corporation shall notify the Corporation’s transfer agent of such change on or before the effective date thereof.

B. Adjustment Due to Merger, Consolidation, Etc. With respect to each share of New Preferred Stock, if, at any time after the Closing Date, there shall be (i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (but not of such share of New Preferred Stock), other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a transaction causing an adjustment pursuant to Article X.A.; (ii) any Change of Control or any merger, conversion, consolidation or other business combination, in each case pursuant to which the Common Stock (but not such share of New Preferred Stock) is converted into or exchanged for capital stock or other securities of the Corporation or any subsidiary of the Corporation or any other person (or the right to receive any such stock or securities) or into any property (including, without limitation, cash and the right to receive cash or other property) or any combination of the foregoing; or (iii) any share exchange pursuant to which all of the outstanding shares of Common Stock (but not such share of New Preferred Stock) are converted into or exchanged for capital stock or other securities of the Corporation or any subsidiary of the Corporation or any other person (or the right to receive any such securities) or into any property (including, without limitation, cash and the right to receive cash or other property) or into any combination of the foregoing (each of (i) — (iii) above being a “Corporate Change”), then the holder of such share of New Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change if such share of New Preferred Stock had been converted into Common Stock immediately prior to such Corporate Change without taking into account the limitations on conversion set forth in Article IV. The Corporation shall not effect any Corporate Change unless: (i) each holder of New Preferred Stock has received written notice of such transaction at least 20 days prior thereto, but in no event later than 10 days prior to the record date for the determination of shareholders entitled to vote with respect thereto; (ii) the Requisite Holders approve (by vote or written consent, as provided by the CGCL) such transaction in writing or at a meeting; and (iii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument (in form and substance reasonable satisfactory to the Requisite Holders) the obligations of this Certificate of Determination. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of New Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive recapitalizations, changes, conversions, combinations, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

C. Adjustment Due to Distribution. If, at any time after the Closing Date, the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock other than a dividend for which an adjustment is provided under Section A. or Section D. of this Article X.), by way of return of capital or otherwise (including, without limitation, any dividend or distribution to the Corporation’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the holders of New Preferred Stock shall be entitled, upon any conversion of shares of New Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. If the Distribution involves rights, warrants, or options and the right to exercise or convert such right, warrant or option would expire in accordance with its terms prior to the conversion of the New Preferred Stock, then the terms of such right, warrant or option shall provide that such exercise or convertibility right shall remain in effect until 10 days after the date the holder of New Preferred Stock receives such right, warrant or option pursuant to the conversion thereof.

D. Purchase Rights. If, at any time after the Closing Date, the Corporation issues any securities (“Purchase Rights”) that are convertible into or exercisable or exchangeable for or impart a right to purchase securities other than Common Stock or Common Stock Equivalents (whether of the Corporation or any subsidiary of the Corporation) pro rata to the record holders of any class of Common Stock, then the holders of New Preferred Stock will be entitled to acquire (at the same time the holders of Common Stock receive such Purchase Rights), upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the New Preferred Stock (without giving effect to the limitations contained in Article IV) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

E. Adjustment Due to Dilutive Issuances.

(i) Dilutive Issuance. Except as otherwise provided in Paragraphs A, B and F of this Article X, if and whenever the Corporation issues or sells, or in accordance with Article X.E.(ii) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price on the Measurement Date for such shares of Common Stock (a “Dilutive Issuance”), then effective immediately upon the such Dilutive Issuance, the Conversion Price will be adjusted to equal the per share price at which such shares were issued, sold or deemed to have been issued or sold in such Dilutive Issuance, provided that such adjustment may be reversed as set forth below.

(ii) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under subparagraph (i), the following will be applicable:

(a) Issuance of Options. If the Corporation in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or Common Stock Equivalents (such warrants, rights and options to purchase Common Stock or Common Stock Equivalents are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options (and the price of any conversion of Common Stock Equivalents, if applicable) is less than the Conversion Price (in effect on the Measurement Date of such Options) (“Below Conversion Price Options”), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Conversion Price Options (assuming full exercise, conversion or exchange of Common Stock Equivalents, if applicable) will, as of the date of the issuance or grant of such Below Conversion Price Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Below Conversion Price Options” is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Below Conversion Price Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Below Conversion Price Options, plus, in the case of Common Stock Equivalents issuable upon the exercise of such Below Conversion Price Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Common Stock Equivalents first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Conversion Price Options (assuming full conversion of Common Stock Equivalents, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Conversion Price Options or upon the exercise, conversion or exchange of Common Stock Equivalents issuable upon exercise of such Below Conversion Price Options although the forfeiture or expiration of any such Below Conversion Price Options may result in a subsequent increase in the Conversion Price as set forth below.

(b) Issuance of Common Stock Equivalents. If the Corporation in any manner issues or sells any Common Stock Equivalents, whether or not immediately exercisable, convertible or exchangeable (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange of such Common Stock Equivalents is less than the Conversion Price (in effect on the Measurement Date for such Common Stock Equivalents), then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents will, as of the date of the issuance of such Common Stock Equivalents, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such exercise, conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange thereof at the time such Common Stock Equivalents first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Common Stock Equivalents, although the forfeiture or expiration of any such Common Stock Equivalent may result in a subsequent increase in the Conversion Price as set forth below.

(c) Expiration of Options or Common Stock Equivalents. If any Dilutive Issuance is deemed to have occurred as a result of the issuance of Below Conversion Price Options or the issuance of Common Stock Equivalents at a price per share below the Conversion Price (each, a “Dilutive Instrument”), and if the Dilutive Instrument expires, terminates or is otherwise forfeited without having been exercised, converted or exchanged in any manner whatsoever that has resulted in the issuance of any shares of Common Stock or Common Stock Equivalents, then in each case, the adjustment to the Conversion Price made upon the issuance of such Dilutive Instrument shall be reversed; provided, however, that any such reversal shall not impact any Conversion Price adjustment made as a result of any other Dilutive Issuance; and provided further, however, such reversal shall not impact the Conversion Price for any conversion of New Preferred Stock with respect to which conversion the Conversion Date is prior to such reversal.

(iii) Change in Option Price or Conversion Rate. If there is a change at any time in: (a) the amount of consideration payable to the Corporation upon the exercise of any Options; (b) the amount of consideration, if any, payable to the Corporation upon the exercise, conversion or exchange of any Common Stock Equivalents; or (c) the rate at which any Common Stock Equivalents are convertible into or exchangeable for Common Stock, such change shall be deemed to be a new issuance of such Option or Common Stock Equivalent as of the date of such change for purposes of this Article X.E., and the Conversion Price in effect at the time of such change will be readjusted in accordance with Paragraphs (i), (ii) or (iii) of this Article X.E., as applicable.

(iv) Calculation of Consideration Received. If any Common Stock, Options or Common Stock Equivalents are issued, granted or sold for cash, the consideration received therefor will be the amount received by the Corporation therefor, after deduction of all underwriting discounts or allowances in connection with such issuance, grant or sale. In case any Common Stock, Options or Common Stock Equivalents are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation will be the fair market value of such consideration as determined by a majority of the Board of Directors and the Requisite Holders, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the market price thereof as of the date of receipt; in the event that the Board of Directors and the Requisite Holders cannot agree on the value of such consideration, then the matter shall be promptly submitted to an independent accountant mutually agreed upon by the Board of Directors and the Requisite Holders, whose determination shall be binding, absent manifest error. In case any Common Stock, Options or Common Stock Equivalents are issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Common Stock Equivalents, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Options or Common Stock Equivalents are issued, granted or sold in conjunction with each other as part of a single transaction or in a series of related transactions, no deduction shall be made to the issuance price of any such securities to account for the fair value of any of the other securities issued, granted or sold in conjunction therewith or as part of the same transaction or series of related transactions. An adjustment pursuant to this Article X shall be made, if applicable, for each separate security issued, granted or sold as if such security was not issued, granted or sold in conjunction with any other security as part of a single transaction or in a series of related transactions.

(v) No adjustment shall be made pursuant to this Paragraph E (other than a reversal pursuant to subparagraph (ii)(c)) if such adjustment would result in an increase in the Conversion Price.

F. Adjustment of Conversion Price Upon Redemption Event. If, at any time on or after the Closing Date, a Redemption Event shall have occurred as a result of any of the events described in subparagraphs (i), (iii), (iv), (v), (x), (xi), (xiii) or (xiv) of Article VII.A., then the Conversion Price shall immediately and automatically be reduced to 10% of the Conversion Price in effect immediately prior to such Redemption Event.

G. Exceptions to Adjustment of Conversion Price. No adjustment to the Conversion Price will be made (i) except in the case of Article X.E.(iii), upon the conversion or exercise of any warrants, options or convertible securities issued and outstanding on the Closing Date that are set forth on Schedule 2.1(c) of the Securities Purchase Agreement in accordance with the terms of such securities as of such date; (ii) upon the grant or exercise of any stock or options to employees, directors or consultants of the Corporation which may hereafter be granted to or exercised by any employee, director or consultant under any stock option, employee stock purchase or similar benefit plan of the Corporation now existing or to be implemented in the future, so long as the issuance of such stock or options is approved (by vote or written consent, as provided by the CGCL) by a majority of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose; (iii) upon issuance or conversion of the New Preferred Stock or exercise of the Warrants, or (iv) upon the issuance of securities approved (by vote or written consent, as provided by the CGCL) by the Requisite Holders, which approval specifies that the issuance is intended to be exempt hereunder.

H. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article X amounting to a more than 5% change in such Conversion Price, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of New Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of New Preferred Stock, furnish to such holder a like certificate setting forth: (i) such adjustment or readjustment; (ii) the Conversion Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of New Preferred Stock.

I. Adjustment Following Reverse Stock Split. If, on the Conversion Price Adjustment Date (as defined below), the VWCP (as adjusted to reflect any stock splits, anti-dilution adjustments, stock dividends or similar recapitalizations occurring on or before the Conversion Price Adjustment Date) for the three (3) consecutive Trading Day period ending on the last Trading Day prior to the Conversion Price Adjustment Date (the “3-Day VWCP”) is less than the product of the Conversion Price then in effect multiplied by 10, as adjusted to reflect any stock splits, anti-dilution adjustments, stock dividends or similar recapitalizations occurring on or before the Conversion Price

Adjustment Date, then, effective as of the Conversion Price Adjustment Date, the Conversion Price shall be reduced to a price equal to ten percent (10%) of the 3-Day VWCP. The “Conversion Price Adjustment Date” shall mean the Saturday that is two (2) calendar weeks following the Saturday of the week the Reverse Split (defined below) is effected. The Company hereby agrees that it will not issue any press releases or file any periodic reports on Form 8-K under the Exchange Act, except where required by law, during the period beginning on the day after the effective date of the Reverse Split and ending on the Conversion Price Adjustment Date. The “Reverse Split” means a reverse stock split of the Corporation’s outstanding Common Stock at an exchange ratio of 1-for-100, and effected between two (2) and eight (8) weeks from the Closing (as defined in the Asset Purchase Agreement).

J. Adjustment Due to Delayed Reverse Split. If a reverse stock split of the Corporation’s outstanding Common Stock at an exchange ratio of 1-for-100 has not been effected by the date that is eight (8) weeks from the Closing (as defined in the Asset Purchase Agreement) (the “Reverse Split Deadline”), then on the next Saturday to occur after the Reverse Split Deadline, the Conversion Price of the New Preferred Stock shall be reduced to $0.0001 per share.

XI. VOTING RIGHTS

The holders of the New Preferred Stock have no voting power whatsoever, except as otherwise required by the CGCL in this Article XI and in Article XII below.

Notwithstanding the above, the Corporation shall provide each holder of New Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). If the Corporation takes a record of its shareholders for the purpose of determining shareholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least 10 days prior to the record date specified therein (or 20 days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

To the extent that under the CGCL the vote of the holders of the New Preferred Stock, voting together as a single class, is required to authorize a given action of the Corporation, the affirmative vote of the Requisite Holders (except as otherwise may be required under the CGCL) shall constitute the approval of such action by such class; provided, however, that if the CGCL requires only the separate vote of any one or more, but not all, of the series of New Preferred Stock, the affirmative vote of at least 80% of the voting power of such one or more series, voting together as a single class, shall constitute the approval of such action by the New Preferred Stock in lieu of the approval of the Requisite Holders. To the extent that under the CGCL holders of the New Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of New Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained in Article IV.C.(ii)) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. The Corporation shall not (i) combine the outstanding shares of any series of New Preferred Stock into a smaller number of shares of such series (whether by reclassification, merger, stock split or otherwise) or (ii) subdivide the outstanding shares of any series of New Preferred Stock into a greater number of shares of such series (whether by reclassification, merger, stock split, stock dividend or otherwise) without the approval (by vote or written consent, as provided by the CGCL) of the holders of at least 80% of the voting power of such series of New Preferred Stock to be combined or subdivided, voting as a separate class.

XII. PROTECTION PROVISIONS

So long as at least 1,000 shares of New Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) are outstanding, or after all of the Cash Warrants have been fully exercised, at least 3,000 shares of New Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) are outstanding, the Corporation shall not, and shall not allow any of its subsidiaries to, take any of the following actions (in each case whether by merger, consolidation, conversion or otherwise) without first obtaining the approval (by vote or written consent, as provided by the CGCL) of the Requisite Holders (and any of the following actions taken without such approval of the Requisite Holders shall be null and void ab initio and of no force and effect):

A. amend, alter, change or repeal the rights, powers, preferences or privileges of the New Preferred Stock so as to affect the New Preferred Stock adversely; provided, however, that if such amendment, alteration, change or repeal would affect adversely the rights, powers, preferences or privileges of any one or more series of New Preferred Stock but shall not so affect each series of New Preferred Stock, this subparagraph A shall require the approval (by vote or written consent, as provided by the CGCL) of the holders of at least 66- 2/3% of the voting power of the one or more series of New Preferred Stock adversely affected, voting together as a single class, in lieu of the approval of the Requisite Holders required by this subparagraph A;

B. amend, alter, change or repeal any provision of the Articles of Incorporation of the Corporation (including, for the avoidance of doubt, any certificate of determination (including this Certificate of Determination) filed pursuant to Section 401 of the CGCL);

C. redeem, purchase or otherwise acquire, or apply to or set aside any monies for the redemption, purchase or other acquisition of, or permit any subsidiary of the Corporation to redeem, purchase or otherwise acquire, or apply to or set aside any monies for the redemption, purchase or other acquisition of, or declare or pay any dividend or make any Distribution or other distribution on or with respect to, any capital stock, other than (i) under this Certificate of Determination with respect to the New Preferred Stock or (ii) in connection with the redemption of unvested shares of Common Stock issued pursuant to equity compensation plans or arrangements;

D. increase the par value of the Common Stock;

E. enter into a definitive agreement that, if consummated, would represent, or take any other corporate action that would represent, a Strategic Transaction;

F. enter into a definitive agreement that, if consummated, would result in, or take any other corporate action that would result in, a Change of Control, Corporate Change or Liquidation Event;

G. file a registration statement under the Securities Act of 1933, as amended (the “Act”), relating to the sale of any securities of the Corporation, other than registration statements filed on Form S-8 and any successor thereto;

H. (i) issue, sell, transfer from the Corporation or distribute any capital stock or other equity security of the Corporation or any subsidiary of the Corporation including, without limitation, Common Stock, Options, Purchase Rights or Common Stock Equivalents, whether for no consideration or for cash consideration, property, services or other exchange; (ii) issue, sell, transfer from the Corporation or distribute any promissory note or other instrument evidencing indebtedness for borrowed money, whether for no consideration or for cash consideration, property, services or other exchange; or (iii) incur indebtedness for borrowed money by the Corporation or any subsidiary of the Corporation, whether for no consideration or for cash consideration, property, services or other exchange;

I. take any action, including authorizing any expenditure or entering into any contract, to cause the Corporation’s Net Cash to fall below $2,900,000 until the date that is thirteen months from the date of the Asset Purchase Agreement.

Notwithstanding anything to the contrary contained herein, nothing in this Article XII, shall require the consent of the Requisite Holders for (i) issuances of shares of Common Stock or options to employees, officers, directors, or consultants of the Corporation pursuant to any stock option plan duly adopted by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employees directors established for such purpose, duly approved (by vote or written consent, as provided by the CGCL) by the Corporation’s shareholders and described in the Public Filings (as described in the Securities Purchase Agreement), provided that the number of shares of Common Stock authorized for issuance under such plan(s) shall have been (since the inception of such plan) and, from and after the date of such grant, shall be ratably adjusted concurrent with any stock split, reverse stock split or similar adjustment to the outstanding Common Stock of the Corporation; (ii) issuances of securities upon the exercise, exchange of or conversion of any Common Stock Equivalents issued and outstanding on the Closing Date and described in the Public Filings, provided that such securities have not been amended since the Closing Date (other than adjustments due to stock splits or recapitalization events) to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities; and (iii) the issuance of any Common Stock or Common Stock Equivalents under the terms of the Securities Purchase Agreement or the Warrants (including in connection with any adjustments to the conversion price of any such securities pursuant to their terms).

XIII. CORPORATE CAPACITY AND POWER

Without the prior written consent of the Requisite Holders, the Corporation shall not have the corporate capacity or power to take any action, including authorizing any expenditure or entering into any contract, to cause the Corporation’s Net Cash to fall below $2,900,000 until the date that is thirteen months from the date of the Asset Purchase Agreement, with any such prohibited action or expenditure being deemed ultra vires under the CGCL, and, if any such action is taken without the prior written consent of the Requisite Holders, then the Corporation and the Corporation’s shareholders shall have, among other rights and remedies arising under the CGCL or other applicable law, all rights and remedies set forth in Section 208(a) of the CGCL.

XIV. MISCELLANEOUS

A. Cancellation of New Preferred Stock. If any shares of New Preferred Stock are converted pursuant to Article IV or redeemed or repurchased by the Corporation, the Corporation shall take all actions necessary to cause the shares so converted or redeemed to be canceled and return to the status of authorized, but unissued preferred stock of no designated series, and such shares shall not be issuable by the Corporation as New Preferred Stock.

B. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any stock certificate(s) representing shares of New Preferred Stock (each a “Preferred Stock Certificate”) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert in full all shares of New Preferred Stock represented by such Preferred Stock Certificate(s).

C. Allocation of Reserved Amount. The Reserved Amount shall be allocated pro rata among the holders of New Preferred Stock based on the number of shares of New Preferred Stock issued to each holder and issuable to each holder upon exercise of all outstanding Warrants then held of record by such holder. Each increase to the Reserved Amount shall be allocated pro rata among the holders of New Preferred Stock based on the number of shares of New Preferred Stock held by each holder at the time of the increase Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any New Preferred Stock or Warrants shall be allocated to the remaining holders of shares of New Preferred Stock and Warrants, pro rata based on the number of shares of New Preferred Stock and the number of shares of New Preferred Stock underlying the Warrants then held of record by such holders.

D. Quarterly Statements of Available Shares. For each calendar quarter beginning in the Closing Date occurs and thereafter so long as any shares of New Preferred Stock are outstanding, the Corporation shall deliver (or cause its transfer agent to deliver) to each holder upon its written request a written report notifying such holder of any occurrence which prohibits the Corporation from issuing Common Stock upon any such conversion. The report shall also specify: (i) the total number of shares of New Preferred Stock outstanding as of the end of such quarter; (ii) the total number of shares of Common Stock issued upon all conversions of New Preferred Stock prior to the end of such quarter; (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the New Preferred Stock as of the end of such quarter; and (iv) the total number of shares of Common Stock which may thereafter be issued by the Corporation upon conversion of the New Preferred Stock before the Corporation would exceed the Reserved Amount. In addition, the Corporation shall provide (or cause its transfer agent to provide), as promptly as practicable delivery to the Corporation of a written request by any holder, any of the information enumerated in clauses (i) — (iv) of this Paragraph D as of the date of such request.

E. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a holder under this Certificate of Determination (upon redemption or otherwise), such cash payment shall be made to the holder within ten Trading Days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made and any supporting documentation reasonably requested by the Corporation to substantiate the holder’s claim to such cash payment or the amount thereof. If such payment is not delivered within such ten Trading Day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of 18% and the highest interest rate permitted by applicable law until such amount is paid in full to the holder. Such amount shall be deemed to be paid as a redemption to the fullest extent permitted by law on the shares of New Preferred Stock giving rise to such default.

F. Status as Shareholder. Upon submission of a Notice of Conversion by a holder of New Preferred Stock, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the holder’s rights as a holder of such converted shares of New Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Determination. Notwithstanding the foregoing, if a holder has not received all shares of Common Stock prior to the last Trading Day of the Delivery Period with respect to a conversion of New Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five Trading Days after the expiration of such Delivery Period) the holder shall regain the rights of a holder of New Preferred Stock with respect to such unconverted shares of New Preferred Stock and the Corporation shall, as soon as practicable, return any certificate representing such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies for the Corporation’s failure to convert New Preferred Stock.

G. Waiver. Notwithstanding any provision in this Certificate of Determination to the contrary, any provision contained herein and any right of the holders of New Preferred Stock granted hereunder may be waived as to all shares of New Preferred Stock (and the holders thereof) upon the written consent of the Requisite Holders, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage shall be required; provided, however, that if a waiver would affect adversely the rights, powers, preferences or privileges of any one or more series of New Preferred Stock but shall not so affect the rights, powers, preferences or privileges of each series of New Preferred Stock, this paragraph shall require the written consent of the holders of at least 66- 2/3% of the voting power (or such higher percentage required by applicable law) of such one or more series of New Preferred Stock adversely affected, voting together as a single class, in lieu of the written consent of the Requisite Holders required by this paragraph.

H. Reference to Other Agreements and Documents. When the terms of this Certificate of Determination refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the secretary of the Corporation shall maintain a copy of such agreement or document at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any shareholder who makes a request therefor. Unless otherwise provided in this Certificate of Determination, a reference to any specific agreement or other document shall be deemed a reference to such agreement or document as amended from time to time in accordance with the terms of such agreement or document.

I. Severability. If any term of any series of New Preferred Stock is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other terms of such series of New Preferred Stock as set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term of any series of New Preferred Stock will be deemed dependent upon any other such term unless so expressed in this Certificate of Determination.

J. Force Majeure. Notwithstanding any provision herein to the contrary, the failure of any party to timely satisfy obligations hereunder shall be excused to the extent that (i) such failure follows the occurrence of a Force Majeure Event (defined below), and (ii) such Force Majeure Event has materially adversely affected the ability of such party (or its agents, including banks, transfer agents, and clearinghouses) to perform hereunder. A failure to perform shall be excused only for so long as the Force Majeure Event continues to materially adversely affect such person’s ability to perform. For purposes of this Section, “Force Majeure Event” shall mean the occurrence of any of the following events: (a) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the SEC or FINRA; (b) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (c) an act of war, terrorism or hostility shall have occurred, or (d) a strike, fire, flood, earthquake, accident or other calamity or Act of God shall have occurred.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Certificate of Determination is executed on behalf of the Corporation this     day of             , 2012.

La Jolla Pharmaceutical Company

By:
Name:	George Tidmarsh
Title:	Chief Executive Officer, President and Secretary

NOTICE OF CONVERSION

(To be Executed by the Registered Holder

in order to Convert the [Series C-12] [Series C-22] [Series D-12] [Series D-22] Preferred Stock)

The undersigned hereby irrevocably elects to convert [insert number of shares to nearest 1/1000th] shares of [Series C-12] [Series C-22] [Series D-12] [Series D-22] Preferred Stock (the “Conversion”), represented by stock certificate No(s). (the “Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of La Jolla Pharmaceutical Company (the “Corporation”) according to the conditions of the Certificate of Determination of Series C-12 Convertible Preferred Stock, Series C-22 Convertible Preferred Stock, Series D-12 Convertible Preferred Stock and Series D-22 Convertible Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. Each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is         ) with DTC through its Deposit Withdrawal Agent Commission System (“DTC Transfer”).

The undersigned acknowledges that these securities are “restricted securities” under the Securities Act of 1933, as amended (the “Act”) and accordingly agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the [Series C-12] [Series C-22] [Series D-12] [Series D-22] Preferred Stock have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Act, or pursuant to an exemption from registration under the Act.

Date of Conversion:

Applicable Conversion Price:

Shares of Common Stock beneficially owned (determined in accordance with Section 13(d) of the Exchange
Act):

Signature:

Name:

Address:

APPENDIX D

LA JOLLA PHARMACEUTICAL COMPANY (the “Corporation”)

BYLAWS

SECTION 1 - OFFICES

Section 1.1 Principal Executive Office. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside the State of California, and the Corporation has one or more business offices in the State of California, the Board of Directors shall fix and designate a principal business office in the State of California. The location of the principal executive office and the principal business office in the State of California may be changed at any time by the Board of Directors.

SECTION 2 - SHAREHOLDERS

Section 2.1. Annual Meeting. An annual meeting of the shareholders for the election of directors to succeed those whose term expire and for the transaction of such other business as may properly come before the meeting shall be held between 30 and 150 days following the end of the fiscal year of the Corporation at the place, if any, within or without the State of California, on the date and at the time that the Board of Directors shall each year fix. Unless stated otherwise in the notice of the annual meeting of the shareholders of the Corporation, such annual meeting shall be at the principal office of the Corporation.

Section 2.2. Advance Notice of Nominations and Proposals of Business.

(a) Nominations of persons for election to the Board of Directors and proposals for business to be transacted by the shareholders at an annual meeting of shareholders may be made (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of record of the Corporation who (A) was a shareholder of record at the time of the giving of the notice contemplated in Section 2.2(b), (B) is entitled to vote at such meeting and (C) has complied with the notice procedures set forth in this Section 2.2. Clause (iii) of this Section 2.2 shall be the exclusive means for a shareholder to make nominations or propose other business (other than matters properly brought pursuant to applicable provisions of federal law, including the Securities Exchange Act of 1934 (as amended from time to time, the “Act”)) before an annual meeting of shareholders.

(b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 2.2(a), (i) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation with the information contemplated by Section 2.2(c), and (ii) the business must be a proper matter for shareholder action under the California General Corporation Law (the “CGCL”).

(c) To be timely, a shareholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation a date not less than 90 nor more than 120 days prior to the date of such annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 95 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, such written notice must be received by our Secretary not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting or the date on which such notice of the scheduled meeting was mailed. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of such notice. Such notice from a shareholder must state (i) as to each nominee that the shareholder proposes for election or reelection as a director, (A) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (B) the class and number of shares of the Corporation’s stock which are beneficially owned by the shareholder and a representation that such shareholder intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (D) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (E) the consent of each nominee to serve as a director of the Corporation if so elected; and (ii) as to each proposal that the shareholder seeks to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any shareholders known by such shareholder to be supporting such proposal; (C) the class and number of shares of the Corporation that are beneficially owned by the shareholder and by any other shareholder known by such shareholder to be supporting such matter on the date of such shareholder notice; and (D) any material interest of the shareholder in such business. In addition, the shareholder making such nomination or proposal shall promptly provide any other information reasonably requested by the Corporation. No person will be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.2(c) and, notwithstanding anything in these Bylaws to the contrary, no business may be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Section 2.2(c). This provision will not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business may be acted upon at such meeting unless stated, filed and received as provided herein.

(d) Subject to the articles of incorporation of the Corporation and applicable law, only persons nominated in accordance with procedures stated in this Section 2.2 shall be eligible for election as and to serve as a member of the Board of Directors and the only business that shall be conducted at an annual meeting of shareholders is the business that has been brought before the meeting in accordance with the procedures set forth in this Section 2.2. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any proposal has been made according to the procedures stated in this Section 2.2 and, if any nomination or proposal does not comply with this Section 2.2, unless otherwise required by law, the nomination or proposal shall be disregarded.

(e) For purposes of this Section 2.2, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Act.

(f) Notwithstanding the foregoing provisions of this Section 2.2, a shareholder shall also comply with all applicable requirements of the Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.2. Nothing in this Section 2.2 shall affect the rights, if any, of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable provisions of federal law, including the Act.

Section 2.3. Special Meetings; Notice.

Special meetings of the shareholders of the Corporation may be called only in the manner set forth in the articles of incorporation of the Corporation. Notice of every special meeting of the shareholders of the Corporation shall state the purpose of such meeting. Except as otherwise required by law, the business conducted at a special meeting of shareholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

Section 2.4. Notice of Meetings.

Notice of the place, if any, date and time of all meetings of shareholders of the Corporation, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed present and vote at such meeting, and, in the case of all special meetings of shareholders, the purpose of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which such meeting is to be held, to each shareholder entitled to notice of the meeting.

The Corporation may postpone or cancel any previously called annual or special meeting of shareholders of the Corporation by making a public announcement (as defined in Section 2.2(e)) of such postponement or cancellation prior to the meeting. When a previously called annual or special meeting is postponed to another time or place, if any, notice of the place (if any), date and time of the postponed meeting and the means of remote communications, if any, by which shareholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 2.4 unless such meeting is postponed not more than 60 days after initial notice of the meeting was provided in conformity with this Section 2.4.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; however, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which shareholders and proxy holders may be deemed present and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.

Section 2.5. Quorum.

At any meeting of the shareholders, the holders of shares of stock of the Corporation entitled to cast a majority of the total votes entitled to be cast by the holders of all outstanding capital stock of the Corporation, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by applicable law or the articles of incorporation of the Corporation. If a separate vote by one or more classes or series is required, the holders of shares entitled to cast a majority of the total votes entitled to be cast by the holders of the shares of the class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date and time.

Section 2.6. Action by Written Consent.

Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, as specified in Section 195 of the California Corporations Code, setting forth the action so taken, shall be provided by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that (i) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than a unanimous written consent shall be given as required by the California Corporations Code and (ii) directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided that the shareholders may elect a director to fill a vacancy, other than a vacancy created by removal, by the written consent of a majority of the outstanding shares entitled to vote.

Section 2.7. Organization.

The Chairman of the Board or, in his or her absence, the person whom the Board of Directors designates or, in the absence of that person or the failure of the Board of Directors to designate a person, the Chief Executive Officer of the Corporation or, in his or her absence, the person chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the shareholders of the Corporation and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be the person the chairman appoints.

Section 2.8. Conduct of Business.

The chairman of any meeting of shareholders of the Corporation shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion as he or she determines to be in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

Section 2.9. Proxies; Inspectors.

(a) At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by applicable law.

(b) Prior to a meeting of the shareholders of the Corporation, the Corporation shall appoint one or more inspectors to act at a meeting of shareholders of the Corporation and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by applicable law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before beginning the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors. The inspectors shall have the duties prescribed by applicable law.

Section 2.10. Voting.

Except as otherwise required by applicable law or by the articles of incorporation of the Corporation, all matters other than the election of directors shall be determined by a majority of the votes cast on the matter affirmatively or negatively. All elections of directors shall be determined by a plurality of the votes cast.

Section 2.11. Inspection of Corporate Records.

(a) The accounting books and records, the record of shareholders and minutes of proceedings of the shareholders and the Board of Directors and committees of the Board and any subsidiary of this Corporation shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts. Demand of inspection shall be made in writing upon the president and chief executive officer, secretary or assistant secretary of the Corporation.

(b) A shareholder or shareholders holding at least five percent, in the aggregate, of the outstanding voting shares of the Corporation or who hold(s) at least one percent of such voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission relating to the election of directors of the Corporation shall have (in person, or by agent or attorney) the right to do either or both of the following: (i) inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the Corporation, or (ii) to obtain from the transfer agent for the Corporation, upon written demand and upon the tender of the transfer agent’s usual charges, a list of the shareholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. Said list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

Section 2.12. Stock Options.

Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders, the Corporation shall not (a) grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant, unless (i) pursuant to the Corporation’s 1995 Employee Stock Purchase Plan or (ii) the discount is no more than 15% of fair market value at the time of grant, and then only with respect to non-qualified stock options and in lieu of a reasonable amount of salary and cash bonus, or (b) reduce the exercise price of any stock option granted under any existing or future stock option plan. This Bylaw may not be amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders.

SECTION 3 - BOARD OF DIRECTORS

Section 3.1. Qualifications of Directors.

Directors need not be shareholders to be qualified for election or service as a director of the Corporation.

Section 3.2. Removal; Resignation.

(a) The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

(b) Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed (unless the entire Board of Directors is removed) if the votes cast against removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of his most recent election were then being elected.

(c) Any reduction of the authorized number of directors does not remove any director prior to the expiration of his or her term of office.

(d) Any director may resign at any time upon notice given in writing, including by electronic transmission, to the Corporation.

Section 3.3. Newly Created Directorships and Vacancies.

Except for a vacancy created by the removal of a director and as otherwise required by law and subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, by a sole remaining director or by the shareholders of the Corporation. Directors so chosen shall hold office for a term expiring at the annual meeting of shareholders of the Corporation at which the term of office of the class to which they have been elected expires and until the director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director. Vacancies created by the removal of a director may be filled only by approval of the shareholders.

Section 3.4. Regular Meetings.

Regular meetings of the Board of Directors shall be held at the place (if any), on the date and at the time as shall have been established by the Board of Directors and publicized among all directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

Section 3.5. Special Meetings.

Special meetings of the Board of Directors may be called by the President or by two or more directors then in office and shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Notice of the place, if any, date and time of each special meeting shall be given to each director either (a) by mailing written notice thereof not less than five days before the meeting, or (b) by telephone, facsimile or electronic transmission providing notice thereof not less than twenty-four hours before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting of the Board of Directors.

Section 3.6. Quorum.

At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, if any, date or time, without further notice or waiver thereof.

Section 3.7. Participation in Meetings By Conference Telephone or Other Communications Equipment.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other director, and such participation shall constitute presence in person at the meeting.

Section 3.8. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in the order and manner that the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in the articles of incorporation of the Corporation or these bylaws or required by applicable law. The Board of Directors or any committee thereof may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.9. Compensation of Directors.

The Board of Directors shall be authorized to fix the compensation of directors. The directors of the Corporation shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and shall be reimbursed a fixed sum for attendance at each meeting of the Board of Directors, paid an annual retainer or paid other compensation, including equity compensation, as directors of the Corporation. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees shall be paid compensation for attending committee meetings and/or have their expenses, if any, of attendance of each meeting of such committee reimbursed.

SECTION 4 - COMMITTEES

Section 4.1. Committees of the Board of Directors.

The Board of Directors may designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees, appoint a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

SECTION 5 - OFFICERS

Section 5.1. Generally.

The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, and other officers as may from time to time be appointed by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The salaries of officers appointed by the Board of Directors shall be fixed from time to time by the Board of Directors or a committee thereof or by the officers as may be designated by resolution of the Board of Directors.

Section 5.2. President.

Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have the power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 5.3. Vice President.

Each Vice President shall have the powers and duties delegated to him or her by the Board of Directors or the President. One Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 5.4. Chief Financial Officer.

The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account to the Board of Directors of all such transactions and of the financial condition of the Corporation. The Chief Financial Officer shall also perform other duties as the Board of Directors may from time to time prescribe.

Section 5.5. Secretary.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.

Section 5.6. Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 5.7. Removal.

The Board of Directors may remove any officer of the Corporation at any time, with or without cause.

Section 5.8. Action with Respect to Securities of Other Companies.

Unless otherwise directed by the Board of Directors, the President, or any officer of the Corporation authorized by the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders or equityholders of, or with respect to any action of, shareholders or equityholders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entity.

SECTION 6 - STOCK

Section 6.1. Certificates of Stock.

Subject to any conditions imposed by California law, shares of the capital stock of the Corporation may be certificated or uncertificated, as provided in the CGCL. Stock certificates shall be signed by, or in the name of the Corporation by, (i) the Chairman or Vice Chairman of the Board (if any) or the President or a Vice President, and (ii) the Chief Financial Officer or the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares and the class or series of shares owned by such shareholder. Any signatures on a certificate may be by facsimile.

Section 6.2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation (within or without the State of California) or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 6.3. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to regulations as the Board of Directors may establish concerning proof of the loss, theft or destruction and concerning the giving of a satisfactory bond or indemnity.

Section 6.4. Regulations.

The issue, transfer, conversion and registration of certificates of stock of the Corporation shall be governed by other regulations as the Board of Directors may establish.

Section 6.5. Record Date.

(a) In order for the Corporation to determine the shareholders of the Corporation entitled to notice of any meeting of shareholders of the Corporation, the Board of Directors may, except as otherwise required by applicable law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of shareholders. If the Board of Directors so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders of the Corporation shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders of the Corporation shall apply to any postponement or adjournment of the meeting, provided, that the Board of Directors may fix a new record date for determination of the shareholders entitled to vote at a postponed or adjourned meeting, and in such case shall also fix the record date of the shareholders entitled to notice of such postponed or adjourned meeting at the same or on an earlier date as that fixed for determination of the shareholders entitled to vote at the postponed or adjourned meeting.

SECTION 7 - NOTICES

Section 7.1. Notices.

If mailed, notice to a shareholder of the Corporation shall be deemed given when deposited in the mail, postage prepaid, directed to a shareholder at such shareholder’s address as it appears on the records of the

Corporation. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders of the Corporation may be given by electronic transmission in the manner provided in Section 601 of the CGCL.

Section 7.2. Waivers.

A written waiver of any notice, signed by a shareholder or director, or a waiver by electronic transmission by such person or entity, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person or entity. Neither the business nor the purpose of any meeting need be specified in the waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 8 - MISCELLANEOUS

Section 8.1. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary.

Section 8.2. Reliance upon Books, Reports, and Records.

Each director and each member of any committee designated by the Board of Directors of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.

Section 8.3. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 8.4. Time Periods.

In applying any provision of these bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 8.5. Annual Reports.

So long as there are fewer than 100 holders of record of the Corporation’s shares, the annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing such reports or as affecting the rights of shareholders to obtain special financial statements as provided by the CGCL.

SECTION 9 - AMENDMENTS

New Bylaws may be adopted or these Bylaws may be amended or repealed by shareholders or, except for Section 2.11, by the directors.

SECTION 10 - INDEMNIFICATION

(a) For the purposes of this Section 10, “director” and “officer” mean any person who (i) is or was a director or officer, respectively, of the Corporation, (ii) is or was serving at the request of the Corporation as a director or officer, respectively, of another foreign or domestic corporation or other enterprise or (iii) was a director or officer, respectively, of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; “agent” means any person who (i) is or was a director or officer, (ii) is or was serving at the request of the Corporation as an employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or (iii) was an employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under subsections (d) or (e)(iv) below.

(b) The Corporation shall indemnify the directors and officers, and may indemnify upon resolution of the Board of Directors of the Corporation any agent, who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director, officer or agent, respectively, of the Corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

(c) The Corporation shall indemnify the directors and officers, and may indemnify upon resolution of the Board of Directors of the Corporation any agent, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or agent, respectively, of the Corporation against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith in a manner such person believed to be in the best interests of the Corporation and its shareholders. No indemnification shall be made under this Section 10(c):

(i) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person’s duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; or

(ii) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

(iii) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(d) To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in subsection (b) or (c) above, or in defense of any claim, issue or matter therein, said agent shall be indemnified against expenses actually and reasonably incurred by said agent in connection therewith.

(e) Except as provided in subsection (d) above, any indemnification under this Section 10 shall be made by the Corporation only if authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subsection (b) or (c) above, by any of the following:

(i) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(ii) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

(iii) Approval or ratification by the affirmative vote of a majority of the shares of the Corporation entitled to vote represented at a duly held meeting at which a quorum is present. For such purpose, the shares owned by the person to be indemnified shall not be entitled to vote thereon; or

(iv) The court in which such proceeding is or was pending, upon application made by the Corporation, the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by said agent, attorney or other person is opposed by the Corporation.

(f) Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Section 10.

(g) The indemnification provided in this Section 10 is not exclusive of any other rights which the agents of the Corporation may be entitled under any other provision of these bylaws, agreement, vote of shareholders or disinterested directors, the Articles of Incorporation of the Corporation, as amended from time to time, or otherwise, or pursuant to the laws of California. Such indemnification shall continue as to a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in this Section 10 shall affect any right to indemnification to which persons other than directors and officers of the Corporation, or any subsidiary thereof, may be entitled by contract or otherwise.

(h) No indemnification or advance shall be made under this Section 10, except as provided in subsections (d) or (e)(iii) above, in any circumstance where it appears:

(i) That it would be inconsistent with a provision of the Articles of Incorporation of the Corporation, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

(ii) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(i) Upon and in the event of a determination by the Board of Directors of the Corporation to purchase such insurance, the Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Section 10.

(j) Notwithstanding anything to the contrary in this Section 10, but subject to the limitations set forth in Sections 204(a)(11) and 317 of the California General Corporation Law, the directors and officers of the Corporation are hereby indemnified and held harmless from all liability arising from or related to a breach of duty to the Corporation or its shareholders.

APPENDIX E

PROPOSED FORM OF AGREEMENT AND PLAN OF MERGER

OF LA JOLLA PHARMACEUTICAL COMPANY, A DELAWARE CORPORATION

AND LA JOLLA PHARMACEUTICAL COMPANY, A CALIFORNIA CORPORATION

THIS AGREEMENT AND PLAN OF MERGER, dated as of May     , 2012, (the “Agreement”) is between La Jolla Pharmaceutical Company, a Delaware corporation (“LJPC Delaware”) and La Jolla Pharmaceutical Company, a Delaware corporation (“LJPC California”). LJPC Delaware and LJPC California are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

A. LJPC California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital stock of 6,008,000,000 shares, 6,000,000,000 of which are designated “Common Stock” and 8,000,000 of which are designated “Preferred Stock.” Of the 8,000,000 shares of Preferred Stock, 11,000 shares are designated as Series C-12 Preferred Stock, 22,000 shares are designated as Series C-22 Preferred Stock, 5,134 shares are designated as Series D-12 Preferred Stock and 10,868 shares are designated as Series D-22 Preferred Stock. As of May     , 2012,             shares of Common Stock were issued and outstanding, all of which were held by LJPC Delaware, no shares of Series C-12 Preferred Stock were issued and outstanding, no shares of Series C-22 Preferred Stock were issued and outstanding, no shares of Series D-12 Preferred Stock were issued and outstanding and no shares of Series D-22 Preferred Stock were issued and outstanding.

B. LJPC Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital stock of 6,008,000,000 shares, 6,000,000,000 of which are designated “Common Stock,” par value $0.0001 per share, and 8,000,000 of which are designated “Preferred Stock,” par value $0.0001 per share. Of the 8,000,000 shares of Preferred Stock, 11,000 shares are designated as Series C-12 Preferred Stock, 22,000 shares are designated as Series C-22 Preferred Stock, 5,134 shares are designated as Series D-12 Preferred Stock and 10,868 shares are designated as Series D-22 Preferred Stock. As of May     , 2012,             shares of Common Stock were issued and outstanding,             shares of Series C-12 Preferred Stock were issued and outstanding, no shares of Series C-22 Preferred Stock were issued and outstanding, no shares of Series D-12 Preferred Stock were issued and outstanding and no shares of Series D-22 Preferred Stock were issued and outstanding.

C. The Board of Directors of LJPC Delaware has determined that, for the purpose of effecting the reincorporation of LJPC Delaware in the State of California, it is advisable and in the best interests of LJPC Delaware that LJPC Delaware merge with and into LJPC California upon the terms and conditions herein provided.

D. The respective Boards of Directors of LJPC Delaware and LJPC California have approved this Agreement and have directed that this Agreement be submitted to a vote of their stockholders and sole stockholder, respectively, and executed by the undersigned officers.

E. LJPC California is a wholly-owned subsidiary of LJPC Delaware.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, LJPC California and LJPC Delaware hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I. MERGER

1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, LJPC Delaware shall be merged with and into LJPC California (the “Merger”), the separate existence of LJPC Delaware shall cease and LJPC California shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be La Jolla Pharmaceutical Company.

1.2	FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

a) This Agreement and the Merger shall have been adopted and approved by the board of directors and/or the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

c) An executed Certificate of Ownership and Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law and California General Corporation Law shall have been filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of California, respectively.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger.”

1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of LJPC Delaware shall cease and LJPC California, as the Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and LJPC Delaware’s Board of Directors, (iii) shall succeed, without other transfer or action on the part of any other party, to all of the assets, rights, powers and property of LJPC Delaware in the manner more fully set forth in Section 1107 of the California General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of LJPC California as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer or other action on the part of any other party, to all of the debts, liabilities and obligations of LJPC Delaware in the same manner as if LJPC California had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of LJPC California attached hereto as Exhibit 1 as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 BYLAWS. The Bylaws of LJPC California attached hereto as Exhibit 2 as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 DIRECTORS AND OFFICERS. The directors and officers of LJPC California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

III. MANNER OF CONVERSION OF STOCK

3.1 LJPC DELAWARE CAPITAL STOCK.

a) Upon the Effective Date of the Merger, each share of LJPC Delaware Common Stock, par value $0.001 per share, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

b) Upon the Effective Date of the Merger, each share of LJPC Delaware Series C-12 Preferred Stock, par value $0.001 per share, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Series C-12 Preferred Stock, par value $0.001 per share, of the Surviving Corporation.

3.2 LJPC DELAWARE DIRECTOR AND EMPLOYEE STOCK PROGRAMS.

a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume all of the rights and obligations of LJPC Delaware under its 1994 Stock Incentive Plan, 2004 Equity Incentive Plan and 2010 Equity Incentive Plan, each as amended through the date hereof (collectively, the “Option Plans”). Each outstanding and unexercised option to purchase LJPC Delaware Common Stock (an “Option”) under the Option Plans shall become, on the basis of one (1) share of the Surviving Corporation’s Common Stock for each share of LJPC Delaware Common Stock issuable pursuant to any such Option, an option to purchase the Surviving Corporation’s Common Stock on the same terms and conditions set forth in such option.

b) Upon the Effective Date of the Merger, the Surviving Corporation shall assume all of the rights and obligations of LJPC Delaware under its 1995 Employee Stock Purchase Plan, as amended through the date hereof (the “Purchase Plan”).

c) One (1) share of the Surviving Corporation’s Common Stock shall be reserved for issuance under the Option Plans and the Purchase Plan for each share of LJPC Delaware Common Stock so reserved immediately prior to the Effective Date of the Merger.

3.3 LJPC CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock of LJPC California issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by LJPC California, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

3.4 EXCHANGE OF CERTIFICATES.

a) Each outstanding uncertificated share of LJPC Delaware Common Stock prior to the Merger shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s Common Stock, into which such shares of LJPC Delaware Common Stock were converted in the Merger.

b) Each outstanding certificate representing shares of LJPC Delaware Preferred Stock prior to the Merger shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s Preferred Stock, into which such shares of LJPC Delaware Common Stock were converted in the Merger, and unless requested by the Surviving Corporation, no exchange of certificates shall be necessary. The Board of Directors of the Surviving Corporation shall have the discretion to request each holder of an outstanding certificate representing shares of LJPC Delaware Preferred Stock to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Preferred Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered,

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, unless and until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any rights with respect to and to receive dividends and other distributions upon the shares of Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

Each certificate representing Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of LJPC Delaware so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

If any certificate for shares of the Surviving Corporation’s stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

IV. GENERAL

4.1 COVENANTS OF LJPC CALIFORNIA. LJPC California covenants and agrees that it will, on or before the Effective Date of the Merger:

a) Take such actions as may be required by the California General Corporation Law to effect the Merger.

b) Take such actions as may be required by the Delaware General Corporation Law to effect the Merger.

4.2 FURTHER ASSURANCES. From time to time, as and when required by LJPC California or by its successors or assigns, there shall be executed and delivered on behalf of LJPC Delaware such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by LJPC California the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of LJPC Delaware and otherwise to carry out the purposes of this Agreement, and the officers and directors of LJPC California are fully authorized in the name and on behalf of LJPC Delaware or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either LJPC Delaware or of LJPC California, or of both, notwithstanding the approval of this Agreement by the stockholders of LJPC Delaware or by the sole stockholder of LJPC California, or by both.

4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware; provided, that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

4.5 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of California and, so far as applicable, the merger provisions of the Delaware General Corporation Law.

4.6 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

4.7 APPROVAL OF LJPC DELAWARE AS SOLE STOCKHOLDER OF LJPC CALIFORNIA. By its execution and delivery of this Agreement, LJPC Delaware, as sole stockholder of LJPC California, consents to, approves and adopts this Agreement and approves the Merger. LJPC Delaware agrees to execute such further instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement and the Merger as the sole stockholder of LJPC California.

IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of La Jolla Pharmaceutical Company, a Delaware Corporation, and La Jolla Pharmaceutical Company, a California Corporation is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

a Delaware corporation

By:

Name:

Title:

LA JOLLA PHARMACEUTICAL COMPANY

a California corporation

By:

Name:

Title:

APPENDIX F

Section 262 of the DGCL

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

LA JOLLA PHARMACEUTICAL COMPANY

ATTN: GEORGE F. TIDMARSH

4370 LA JOLLA VILLAGE DRIVE

SUITE 400

SAN DIEGO, CA 92122

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the following:

For

All

Withhold

All

For All

Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors

Nominees:

01	Saiid Zarrabian

02 George Tidmarsh

0 0 0

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

For Against Abstain

2. Ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.	To approve an amendment to the Company’s 2010 Equity Incentive Plan.

0 0 0

0 0 0

4.	To approve a change in the Company’s corporate domicile from Delaware to California.

0 0 0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

LA JOLLA PHARMACEUTICAL COMPANY

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George F. Tidmarsh proxy, and hereby authorizes him to represent and to vote as designated on the other side, all the shares of stock of La Jolla Pharmaceutical Company (the “Company”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on May 11, 2012 or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner you direct. If no direction is made, your proxy will be voted FOR the proposals described in the enclosed proxy statement and in the discretion of the proxy holders on all other matters that may come before the meeting.